EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77C:
  Submission of matters to a vote of  Security holders.

EXHIBIT B:
  Attachment to item 77I:
  Terms of new or amended securities

EXHIBIT C:
  Attachment to item 77Q1:
  Exhibits
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EXHIBIT A:

THE GABELLI GLOBAL MULTIMEDIA TRUST INC.
EXHIBIT TO ITEM 77C

	The Annual Meeting of Shareholders of The Gabelli Global
Multimedia Trust Inc. (the "Multimedia Trust") was held on May
12, 2003. The following proposals were submitted for a vote of the shareholders:

1.	(a) To elect two directors of the Multimedia Trust by
the common shares and preferred shares voting as a single class

	With respect to the proposal relating to the election of three directors of the Multimedia Trust by the common shares and preferred shares voting together as a single class, the following votes and percentages were recorded:

                                                     Percent Represented
                                       Withholding        at the Meeting
                          For           Authority        Voting in Favor
Karl Otto Pohl        13,298,777         233,329             98.28%
Anthony R. Pustorino  13,317,800         214,305             98.42%

(b) To elect one director of the Multimedia Trust by the preferred shares voting as a separate class

	With respect to the proposal relating to the election of one director of the Multimedia Trust by the preferred shares voting as a single class, the following vote and percentage was recorded:

                                                     Percent Represented
                                       Withholding        at the Meeting
                          For           Authority        Voting in Favor
James P. Conn           856,672            N/A               99.58%

	The remaining Directors in office are: Thomas Bratter, Anthony J. Colavita, Frank J. Fahrenkopf, Jr., Mario J. Gabelli,
Werner J. Roeder, MD and Salvatore J. Zizza.




EXHIBIT B:
THE GABELLI GLOBAL MULTIMEDIA TRUST INC. (the "Fund")
ITEM 77I

The Articles Supplementary establishing and fixing the rights and preferences of the 6.00% Series B Cumulative
Preferred Stock and Series C Auction Rate Cumulative
Preferred Stock is attached herewith as Exhibit 77(Q1).



EXHIBIT C:

THE GABELLI GLOBAL MULTIMEDIA TRUST INC. (the "Fund")
EXHIBIT TO ITEM 77Q1


ARTICLES SUPPLEMENTARY
CREATING AND FIXING THE RIGHTS OF
6.00% SERIES B CUMULATIVE PREFERRED STOCK OF
THE GABELLI GLOBAL MULTIMEDIA TRUST INC.


The Gabelli Global Multimedia Trust Inc., a Mary-land corporation, having its principal office in Balti-more City, Maryland (hereinafter called the "Corpora-tion"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:
		FIRST: The Board of Directors of the Corporation, at a meeting duly convened and held on February 19, 2003, pursuant to authority expressly vested in it by
Article V of the Charter of the Corporation, adopted resolutions designating 1,998,000 shares of authorized but unissued Preferred Stock of the Fund, par value
$.001 per share, as "6.00% Series B Cumulative Preferred
Stock" and authorizing the issuance of up to 1,000,000 shares of 6.00% Series B Cumulative Preferred Stock at such times as the Pricing Committee should determine.
		SECOND: The Pricing Committee, at a meeting duly convened and held on March 18, 2003, pursuant to authority granted it by the Board of Directors of the Corporation at its February 19, 2003 meeting, approved the issuance by the Corporation of 1,000,000 shares of 6.00% Series B Cumulative Preferred Stock.
		THIRD: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the 6.00% Series B Cumulative Preferred Stock, par value $.001 per share, as set by the Board of Directors are as follows:

ARTICLE I

DEFINITIONS

Unless the context or use indicates another or different meaning or intent, each of the following terms when used in these Articles Supplementary shall have the meaning ascribed to it below, whether such term is used in the singular or plural and regardless of tense:

"Accountant's Confirmation" means a letter from an
Independent Accountant delivered to Moody's with respect
to certain Basic Maintenance Reports substantially to
the effect that:
(a)	the Independent Accountant has read the Basic
Maintenance Report or Reports prepared by the
Administrator during the referenced calendar
year that are referred to in such letter;
(b)	with respect to the issue size compliance,
issuer diversification and industry
diversification calculations, such
calculations and the resulting Market Value of
the Moody's Eligible Assets included in the
Reports and the Adjusted Value of the Moody's
Eligible Assets included in the Reports are
numerically correct;
(c)	with respect to the excess or deficiency of
the Adjusted Value of the Moody's Eligible
Assets included in the Reports when compared
to the Basic Maintenance Amount calculated for
Moody's, the results of the calculation set
forth in the Reports have been recalculated
and are numerically correct;
(d)	with respect to the Moody's and S&P ratings on
corporate evidences of indebtedness,
convertible corporate evidences of
indebtedness and preferred stock listed in the
Reports, that information has been traced and
agrees with the information provided directly
or indirectly by the respective rating
agencies (in the event such information does
not agree or such information is not listed in
the accounting records of the Corporation, the
Independent Accountants will inquire of the
rating agencies what such information is and
provide a listing in their letter of such
differences, if any);
(e)	with respect to issuer name and coupon or
dividend rate listed in the Reports, that
information has been traced and agrees with
information listed in the accounting records
of the Corporation;
(f)	with respect to issue size listed in the
Reports, that information has been traced and
agrees with information provided by a Pricing
Service or such other services as Moody's may
authorize from time to time;
(g)	with respect to the prices (or alternative
permissible factors used in calculating the
Market Value as provided by these Articles
Supplementary) provided by the Administrator
of the Corporation's assets for purposes of
valuing securities in the portfolio, the
Independent Accountant has traced the price
used in the Reports to the price provided by
such Administrator (in accordance with the
procedures provided in these Articles
Supplementary) and verified that such infor-
mation agrees (in the event such information
does not agree, the Independent Accountants
will provide a listing in their letter of such
differences); and
(h)	with respect to the description of each
security included in the Reports, the
description of Moody's Eligible Assets has
been compared to the definition of Moody's
Eligible Assets contained in these Articles
Supplementary, and the description as
appearing in the Reports agrees with the
definition of Moody's Eligible Assets as
described in these Articles Supplementary.
Each such letter may state that:  (i) such
Independent Accountant has made no independent
verification of the accuracy of the description of the
investment securities listed in the Reports or the
Market Value of those securities nor has it performed
any procedures other than those specifically outlined
above for the purposes of issuing such letter; (ii)
unless otherwise stated in the letter, the procedures
specified therein were limited to a comparison of
numbers or a verification of specified computations
applicable to numbers appearing in the Reports and the
schedule(s) thereto; (iii) the foregoing procedures do
not constitute an examination in accordance with
generally accepted auditing standards and the Reports
contained in the letter do not extend to any of the
Corporation's financial statements taken as a whole;
(iv) such Independent Accountant does not express an
opinion as to whether such procedures would enable such
Independent Accountant to determine that the methods
followed in the preparation of the Reports would
correctly determine the Market Value or Discounted Value
of the investment portfolio; and (v) accordingly, such
Independent Accountant expresses no opinion as to the
information set forth in the Reports or in the
schedule(s) thereto and makes no representation as to
the sufficiency of the procedures performed for the
purposes of these Articles Supplementary.
Such letter shall also state that the Independent
Accountant is an "independent accountant" with respect
to the Corporation within the meaning of the Securities
Act of 1933, as amended, and the related published rules
and regulations thereunder.
"Adjusted Value" of each Moody's Eligible Asset
shall be computed as follows:
(a)	cash shall be valued at 100% of the face value
thereof; and
(b)	all other Moody's Eligible Assets shall be
valued at the Discounted Value thereof; and
(c)	each asset that is not a Moody's Eligible
Asset shall be valued at zero.
"Administrator" means the other party to the
Administration Agreement with the Corporation which
shall initially be Gabelli Funds, LLC.
"ADRs" means U.S. dollar-denominated American
Depository Receipts.
"Adviser" means Gabelli Funds, LLC, a New York
limited liability company, or such other person as shall
be serving as the investment adviser of the Corporation.
"Annual Valuation Date" means the Valuation Date
each calendar year so designated by the Corporation,
commencing in the calendar year 2003.
"Asset Coverage" means asset coverage, as
determined in accordance with Section 18(h) of the 1940
Act, of at least 200% with respect to all outstanding
senior securities of the Corporation which are stock,
including all Outstanding shares of Series B Preferred
Stock (or such other asset coverage as may in the future
be specified in or under the 1940 Act as the minimum
asset coverage for senior securities which are stock of
a closed-end investment company as a condition of
declaring dividends on its common stock), determined on
the basis of values calculated as of a time within 48
hours (not including Saturdays, Sundays or holidays)
next preceding the time of such determination.
"Basic Maintenance Amount" means, as of any Valua-
tion Date, the dollar amount equal to (a) the sum of (i)
the product of the number of shares of each class or
series of Preferred Stock Outstanding on such Valuation
Date multiplied by the Liquidation Preference per share;
(ii) to the extent not included in (i) the aggregate
amount of cash dividends (whether or not earned or de-
clared) that will have accumulated for each Outstanding
share of Preferred Stock from the most recent Dividend
Payment Date to which dividends have been paid or duly
provided for (or, in the event the Basic Maintenance
Amount is calculated on a date prior to the initial
Dividend Payment Date with respect to a class or series
of the Preferred Stock, then from the Date of Original
Issue) through the Valuation Date plus all dividends to
accumulate on the Preferred Stock then Outstanding
during the 70 days following such Valuation Date or, if
less, during the number of days following such Valuation
Date that shares of Preferred Stock called for
redemption are scheduled to remain Outstanding; (iii)
the Corporation's other liabilities due and payable as
of such Valuation Date (except that dividends and other
distributions payable by the Corporation on Common Stock
shall not be included as a liability) and such liabili-
ties projected to become due and payable by the
Corporation during the 90 days following such Valuation
Date (excluding liabilities for investments to be pur-
chased and for dividends and other distributions not
declared as of such Valuation Date); and (iv) any
current liabilities of the Corporation as of such
Valuation Date to the extent not reflected in (or
specifically excluded by) any of (a)(i) through (a)(iii)
(including, without limitation, and immediately upon
determination, any amounts due and payable by the
Corporation pursuant to reverse repurchase agreements
and any payables for assets purchased as of such
Valuation Date) less (b)(i) the Adjusted Value of any of
the Corporation's assets or (ii) the face value of any
of the Corporation's assets if, in the case of both
(b)(i) and (b)(ii), such assets are either cash or
evidences of indebtedness which mature prior to or on
the date of redemption or repurchase of shares of Pre-
ferred Stock or payment of another liability and are
either U.S. Government Obligations or evidences of in-
debtedness which have a rating assigned by Moody's of at
least Aaa, P-1, VMIG-1 or MIG-1 or by S&P of at least
AAA, SP-1+ or A-1+, and are irrevocably held by the
Corporation's custodian bank in a segregated account or
deposited by the Corporation with the Dividend-
Disbursing Agent for the payment of the amounts needed
to redeem or repurchase Preferred Stock subject to
redemption or repurchase or any of (a)(ii) through
(a)(iv); and provided that in the event the Corporation
has repurchased Preferred Stock and irrevocably
segregated or deposited assets as described above with
its custodian bank or the Dividend-Disbursing Agent for
the payment of the repurchase price the Corporation may
deduct 100% of the Liquidation Preference of such
Preferred Stock to be repurchased from (a) above.
Basic Maintenance Amount shall, for purposes of these
Articles Supplementary, have a correlative meaning with
respect to any other class or series of Preferred Stock.
"Basic Maintenance Amount Cure Date" means, with
respect to the Series B Preferred Stock, 10 Business
Days following a Valuation Date, such date being the
last day upon which the Corporation's failure to comply
with paragraph 5(a)(ii)(A) of Article II hereof could be
cured, and for the purposes of these Articles
Supplementary shall have a correlative meaning with
respect to any other class or series of Preferred Stock.
"Basic Maintenance Report" or "Report" means, with
respect to the Series B Preferred Stock, a report
prepared by the Administrator which sets forth, as of
the related Valuation Date, Moody's Eligible Assets
sufficient to meet or exceed the Basic Maintenance
Amount, the Market Value and Discounted Value thereof
(seriatim and in the aggregate), and the Basic Mainte-
nance Amount, and for the purposes of these Articles
Supplementary shall have a correlative meaning with
respect to any other class or series of Preferred Stock.
"Board of Directors" means the Board of Directors
of the Corporation or any duly authorized committee
thereof as permitted by applicable law.
"Business Day" means a day on which the New York
Stock Exchange is open for trading and that is neither a
Saturday, Sunday nor any other day on which banks in The
City of New York, New York are authorized by law to
close.
"Charter" means the Articles of Amendment and
Restatement of the Corporation, as amended, supplemented
(including these Articles Supplementary), as filed with
the State Department of Assessments and Taxation of the
State of Maryland.
"Common Stock" means the Common Stock, par value
$.001 per share, of the Corporation.
"Corporation" means The Gabelli Global Multimedia
Trust Inc., a Maryland corporation.
"Cure Date" shall have the meaning set forth in
paragraph 3(a)(i) of Article II hereof.
"Date of Original Issue" means April 1, 2003, and
for the purposes of these Articles Supplementary shall
have a correlative meaning with respect to any other
class or series of Preferred Stock.
"Deposit Assets" means cash, Short-Term Money
Market Instruments and U.S. Government Obligations.
Except for determining whether the Corporation has
Moody's Eligible Assets with an Adjusted Value equal to
or greater than the Basic Maintenance Amount, each
Deposit Asset shall be deemed to have a value equal to
its principal or face amount payable at maturity plus
any interest payable thereon after delivery of such
Deposit Asset but only if payable on or prior to the
applicable payment date in advance of which the relevant
deposit is made.
"Discounted Value" means, as applicable, (a) the
quotient of the Market Value of an Eligible Asset
divided by the applicable Discount Factor or (b) such
other formula for determining the discounted value of an
Eligible Asset as may be established by an applicable
Rating Agency, provided, in either case that with
respect to an Eligible Asset that is currently callable,
Discounted Value will be equal to the applicable
quotient or product as calculated above or the call
price, whichever is lower, and that with respect to an
Eligible Asset that is prepayable, Discounted Value will
be equal to the applicable quotient or product as
calculated above or the par value, whichever is lower
"Dividend-Disbursing Agent" means, with respect to
the Series B Preferred Stock, EquiServe Trust Company,
N.A. and its successors or any other dividend-disbursing
agent appointed by the Corporation and, with respect to
any other class or series of Preferred Stock, the Person
appointed by the Corporation as dividend-disbursing or
paying agent with respect to such class or series.
"Dividend Payment Date" means with respect to the
Series B Preferred Stock, any date on which dividends
declared by the Board of Directors thereon are payable
pursuant to the provisions of paragraph 1(a) of Article
II of these Articles Supplementary and shall for the
purposes of these Articles Supplementary have a
correlative meaning with respect to any other class or
series of Preferred Stock.
"Dividend Period" shall have the meaning set forth
in paragraph 1(a) of Article II hereof, and for the
purposes of these Articles Supplementary shall have a
correlative meaning with respect to any other class or
series of Preferred Stock.
"Independent Accountant" means a nationally recog-
nized accountant, or firm of accountants, that is with
respect to the Corporation an independent public accoun-
tant or firm of independent public accountants under the
Securities Act of 1933, as amended.
"Liquidation Preference" shall, with respect to the
Series B Preferred Stock, have the meaning set forth in
paragraph 2(a) of Article II hereof, and for the
purposes of these Articles Supplementary shall have a
correlative meaning with respect to any other class or
series of Preferred Stock.
"Market Value" means the amount determined by the
Corporation with respect to Moody's Eligible Assets in
accordance with valuation policies adopted from time to
time by the Board of Directors as being in compliance
with the requirements of the 1940 Act.
	Notwithstanding the foregoing, "Market Value" may,
at the option of the Corporation with respect to any of
its assets, mean the amount determined with respect to
specific Moody's Eligible Assets of the Corporation in
the manner set forth below:
(a)	as to any common or preferred stock which is a
Moody's Eligible Asset, (i) if the stock is
traded on a national securities exchange or
quoted on the Nasdaq System, the last sales
price reported on the Valuation Date or (ii)
if there was no reported sales price on the
Valuation Date, the lower of two bid prices
for such stock provided to the Administrator
by two recognized securities dealers with
minimum capitalizations of $25,000,000 (or
otherwise approved for such purpose by
Moody's) or by one such securities dealer and
any other source (provided that the
utilization of such source would not adversely
affect Moody's then-current rating of the
Series B Preferred Stock), at least one of
which shall be provided in writing or by
telecopy, telex, other electronic
transcription, computer obtained quotation
reducible to written form or similar means,
and in turn provided to the Corporation by any
such means by such Administrator, or, if two
bid prices cannot be obtained, such Moody's
Eligible Asset shall have a Market Value of
zero;
(b)	as to any U.S. Government Obligation, Short
Term Money Market Instrument (other than
demand deposits, federal funds, bankers'
acceptances and next Business Day repurchase
agreements) and commercial paper with a
maturity of greater than 60 days, the product
of (i) the principal amount (accreted
principal to the extent such instrument
accretes interest) of such instrument, and
(ii) the lower of the bid prices for the same
kind of instruments having, as nearly as
practicable, comparable interest rates and
maturities provided by two recognized
securities dealers having a minimum
capitalization of $25,000,000 (or otherwise
approved for such purpose by Moody's) or by
one such dealer and any other source (provided
that the utilization of such source would not
adversely affect Moody's then-current rating
of the Series B Preferred Stock) to the
Administrator, at least one of which shall be
provided in writing or by telecopy, telex,
other electronic transcription, computer
obtained quotation reducible to written form
or similar means, and in turn provided to the
Corporation by any such means by such
Administrator, or, if two bid prices cannot be
obtained, such Moody's Eligible Asset will
have a Market Value of zero;
(c)	as to cash, demand deposits, federal funds,
bankers' acceptances and next Business Day
repurchase agreements included in Short-Term
Money Market Instruments, the face value
thereof;
(d)	as to any U.S. Government Obligation, Short-
Term Money Market Instrument or commercial
paper with a maturity of 60 days or fewer,
amortized cost unless the Board of Directors
determines that such value does not constitute
fair value;
(e)	as to any other evidence of indebtedness which
is a Moody's Eligible Asset, (i) the product of (A) the unpaid principal balance of such indebtedness as of the Valuation Date and
(B)(1) if such indebtedness is traded on a national securities exchange or quoted on the Nasdaq System, the last sales price reported on the Valuation Date or (2) if there was no reported sales price on the Valuation Date or if such indebtedness is not traded on a national securities exchange or quoted on the Nasdaq System, the lower of two bid prices for such indebtedness provided by two recognized dealers with a minimum capitalization of $25,000,000 (or otherwise approved for such purpose by Moody's) or by one such dealer and any other source (provided that the utilization of such source would not adversely affect Moody's then-current rating of the Series B Preferred Stock) to the
Administrator, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by such Administrator, plus (ii) accrued interest on such indebtedness.
"Moody's" means Moody's Investors Service, Inc., or its successors at law. In the event that Moody's is no longer rating the Series B Preferred Stock at the request of the Corporation, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Corporation.
"Moody's Discount Factor" means, with respect to a Moody's Eligible Asset specified below, the following applicable number:

Type of Moody's Eligible Asset:

Moody's
Discount Factor:

Short Term Money Market Instruments
(other than U.S. Government Obliga-
tions set forth below) and other com-
mercial paper:
U.S. Treasury Securities with
final maturities that are less
than or equal to 60 days.......





1.00

Demand or time deposits, certifi-
cates of deposit and bankers' ac-
ceptances includible in Short Term
Money Market Instruments

1.00

Commercial paper rated P-1 by
Moody's maturing in 30 days or
less

1.00

Commercial paper rated P-1 by
Moody's maturing in more than 30
days but in 270 days or less

1.15

Commercial paper rated A-1+ by S&P
maturing in 270 days or less

1.25

Repurchase obligations includible
in Short Term Money Market Instru-
ments if term is less than 30 days
and counterparty is rated at least
A2

1.00

Other repurchase obligations

Discount Factor
applicable to
underlying
assets

U.S. Common Stocks and Common Stocks
of foreign issuers for which ADR's
are traded

3.00

Common Stocks of foreign issuers (in
existence for at least five years)
for which no ADR's are traded

4.00

Convertible Preferred Stocks

3.00

Preferred stocks:



Auction rate preferred stocks

3.50

Other preferred stocks issued by
issuers in the financial and in-
dustrial industries

1.62

Other preferred stocks issued by
issuers in the utilities industry

1.40

U.S. Government Obligations (other
than U.S. Treasury Securities Strips
set forth below) with remaining terms
to maturity of:



1 year or less

1.04

2 years or less

1.09

3 years or less

1.12

4 years or less

1.15

5 years or less

1.18

7 years of less

1.21

10 years or less

1.24

15 years or less

1.25

20 years or less

1.26

30 years or less

1.26

U.S. Treasury Securities Strips with
remaining terms to maturity of:



1 year or less

1.04

2 years or less

1.10

3 years or less

1.14

4 years or less

1.18

5 years or less

1.21

7 years or less

1.27

10 years or less

1.34

15 years or less

1.45

20 years or less

1.54

30 years or less

1.66

Corporate Debt:



Non-convertible corporate debt
rated at least Aaa3 with remaining
terms to maturity of:



1 year or less

1.10

2 years or less

1.13

3 years or less

1.18

4 years or less

1.21

5 years or less

1.23

7 years or less

1.27

10 years or less

1.30

15 years or less

1.31

20 years or less

1.32

30 years or less

1.33

Non-convertible corporate debt
rated at least Aa3 with remaining
terms to maturity of:



1 year or less

1.15

2 years of less

1.20

3 years or less

1.23

4 years or less

1.27

5 years or less

1.29

7 years or less

1.33

10 years or less

1.36

15 years or less

1.37

20 years or less

1.38

30 years or less

1.39

Non-convertible corporate debt
rated at least A3 with remaining
terms to maturity of:



1 year or less

1.20

2 years or less

1.26

3 years or less

1.29

4 years or less

1.33

5 years or less

1.35

7 years or less

1.39

10 years or less

1.42

15 years or less

1.43

20 years or less

1.45

30 years or less

1.45

Non-convertible corporate debt
rated at least Baa3 with remaining
terms of maturity of:



1 year or less

1.25

2 years or less

1.31

3 years or less

1.35

4 years or less

1.38

5 years or less

1.41

7 years or less

1.45

10 years or less

1.48

15 years or less

1.50

20 years or less

1.51

30 years or less

1.52

Non-convertible corporate debt
rated at least Ba3 with remaining
terms of maturity of:



1 year or less

1.36

2 years or less

1.42

3 years or less

1.46

4 years or less

1.50

5 years or less

1.53

7 years or less

1.57

10 years or less

1.61

15 years or less

1.62

20 years or less

1.64

30 years or less

1.64

Non-convertible corporate debt
rated at least B1 and B2 with
remaining terms of maturity of:



1 year or less

1.46

2 years or less

1.53

3 years or less

1.57

4 years or less

1.61

5 years or less

1.65

7 years or less

1.70

10 years or less

1.73

15 years or less

1.75

20 years or less

1.76

30 years or less

1.77

Convertible corporate debt securities
rated at least Aa3 issued by the fol-
lowing type of issuers:



Utility

1.62-1.67

Industrial

2.56-2.61

Financial

2.33-2.38

Transportation

3.32-3.37

Convertible corporate debt securities
rated at least A3 issued by the fol-
lowing type of issuers:



Utility

1.72

Industrial

2.66

Financial

2.43

Transportation

3.42

Convertible corporate debt securities
rated at least Baa3 issued by the
following type of issuers:



Utility

1.88

Industrial

2.82

Financial

2.59

Transportation

3.58

Convertible corporate debt securities
rated at least Ba3 issued by the fol-
lowing type of issuers:



Utility

1.95

Industrial

2.90

Financial

2.65

Transportation

3.65

Convertible corporate debt securities
rated at least B2 issued by the
following type of issuers:



Utility

1.99

Industrial

2.93

Financial

2.70

Transportation

3.69




"Moody's Eligible Assets" means:
(a)	cash (including, for this purpose, receivables
for investments sold to a counterparty whose
senior debt securities are rated at least Baa3
by Moody's or a counterparty approved by
Moody's and payable within five Business Days
following such Valuation Date and dividends
and interest receivable within 70 days on
investments);
(b)	Short-Term Money Market Instruments;
(c)	commercial paper that is not includible as a
Short-Term Money Market Instrument having on
the Valuation Date a rating from Moody's of at
least P-1 and maturing within 270 days;
(d)	preferred stocks (i) which either (A) are
issued by issuers whose senior debt securities
are rated at least Baa1 by Moody's or (B) are
rated at least Baa3 by Moody's or (C) in the
event an issuer's senior debt securities or
preferred stock is not rated by Moody's, which
either (1) are issued by an issuer whose
senior debt securities are rated at least A-
by S&P or (2) are rated at least A- by S&P and
for this purpose have been assigned a Moody's
equivalent rating of at least Baa3, (ii) of
issuers which have (or, in the case of issuers
which are special purpose corporations, whose
parent companies have) common stock listed on
the New York Stock Exchange, the American
Stock Exchange or the Nasdaq National Market
System, (iii) which have a minimum issue size
(when taken together with other of the
issuer's issues of similar tenor) of
$50,000,000, (iv) which have paid cash
dividends consistently during the preceding
three-year period (or, in the case of new
issues without a dividend history, are rated
at least A1 by Moody's or, if not rated by
Moody's, are rated at least AA- by S&P), (v)
which pay cumulative cash dividends in U.S.
dollars, (vi) which are not convertible into
any other class of stock and do not have
warrants attached, (vii) which are not issued
by issuers in the transportation industry and
(viii) in the case of auction rate preferred
stocks, which are rated at least Aa3 by
Moody's, or if not rated by Moody's, AAA by
S&P or are otherwise approved in writing by
Moody's and have never had a failed auction;
provided, however, that for this purpose the
aggregate Market Value of the Company's
holdings of any single issue of auction rate
preferred stock shall not be more than 1% of
the Corporation's total assets.
(e)	common stocks (i) (A) which are traded on a
nationally recognized stock exchange or in the
over-the-counter market, (B) if cash dividend
paying, pay cash dividends in U.S. dollars and
(C) which may be sold without restriction by
the Corporation; provided, however, that (y)
common stock which, while a Moody's Eligible
Asset owned by the Corporation, ceases paying
any regular cash dividend will no longer be
considered a Moody's Eligible Asset until 71
days after the date of the announcement of
such cessation, unless the issuer of the
common stock has senior debt securities rated
at least A3 by Moody's and (z) the aggregate
Market Value of the Corporation's holdings of
the common stock of any issuer in excess of 4%
in the case of utility common stock and 6% in
the case of non-utility common stock of the
aggregate Market Value of the Corporation's
holdings shall not be Moody's Eligible Assets,
(ii) which are securities denominated in any
currency other than the U.S. dollar or securi-
ties of issuers formed under the laws of
jurisdictions other than the United States,
its states and the District of Columbia for
which there are dollar-denominated ADRs or
their equivalents which are traded in the
United States on exchanges or over-the-counter
and are issued by banks formed under the laws
of the United States, its states or the
District of Columbia or (iii) which are
securities of issuers formed under the laws of
jurisdictions other than the United States
(and in existence for at least five years) for
which no ADRs are traded; provided, however,
that the aggregate Market Value of the
Corporation's holdings of securities denomi-
nated in currencies other than the U.S. dollar
and ADRs in excess of (A) 6% of the aggregate
Market Value of the outstanding shares of
common stock of such issuer thereof or (B) 10%
of the Market Value of the Corporation's
Moody's Eligible Assets with respect to
issuers formed under the laws of any single
such non-U.S. jurisdiction other than
Australia, Belgium, Canada, Denmark, Finland,
France, Germany, Ireland, Italy, Japan, the
Netherlands, New Zealand, Norway, Spain,
Sweden, Switzerland and the United Kingdom,
shall not be a Moody's Eligible Asset;
(f)	ADR securities, based on the following
guidelines: (i) Sponsored ADR program or (ii)
Level II or Level III ADRs.  Private placement
Rule 144A ADRs are not eligible for collateral
consideration.  Global GDR programs will be
evaluated on a case by case basis;
(g)	U.S. Government Obligations;
(h)	corporate evidences of indebtedness (i) which
may be sold without restriction by the
Corporation which are rated at least B3 (Caa
subordinate) by Moody's (or, in the event the
security is not rated by Moody's, the security
is rated at least BB- by S&P and which for
this purpose is assigned a Moody's equivalent
rating of one full rating category lower),
with such rating confirmed on each Valuation
Date, (ii) which have a minimum issue size of
at least (A) $100,000,000 if rated at least
Baa3 or (B) $50,000,000 if rated B or Ba3,
(iii) which are not convertible or
exchangeable into equity of the issuing
corporation and have a maturity of not more
than 30 years and (iv) for which, if rated
below Baa3 or not rated, the aggregate Market
Value of the Company's holdings do not exceed
10% of the aggregate Market Value of any
individual issue of corporate evidences of
indebtedness calculated at the time of
original issuance; and
(i)	convertible corporate evidences of
indebtedness (i) which are issued by issuers whose senior debt securities are rated at least B2 by Moody's (or, in the event an issuer's senior debt securities are not rated by Moody's, which are issued by issuers whose senior debt securities are rated at least BB by S&P and which for this purpose is assigned a Moody's equivalent rating of one full rating category lower), (ii) which are convertible into common stocks which are traded on the New
York Stock Exchange or the American Stock
Exchange or are quoted on the Nasdaq National
Market System and (iii) which, if cash
dividend paying, pay cash dividends in U.S.
dollars; provided, however, that once
convertible corporate evidences of
indebtedness have been converted into common stock, the common stock issued upon conversion must satisfy the criteria set forth in clause
(e) above and other relevant criteria set forth in this definition in order to be a Moody's Eligible Asset;
provided, however, that the Corporation's investments in auction rate preferred stocks described in clause (d) above shall be included in Moody's Eligible Assets only to the extent that the aggregate Market Value of such stocks does not exceed 10% of the aggregate Market Value of all of the Corporation's investments meeting the criteria set forth in clauses (a) through (g) above less the aggregate Market Value of those investments excluded from Moody's Eligible Assets pursuant to the paragraph appearing after clause (j) below; and

(j)	no assets which are subject to any lien or
irrevocably deposited by the Corporation for the payment of amounts needed to meet the obligations described in clauses (a)(i) through (a)(iv) of the definition of "Basic
Maintenance Amount" may be includible in Moody's Eligible Assets.
Notwithstanding anything to the contrary in the preceding clauses (a)-(j), the Corporation's investment in preferred stock, common stock, corporate evidences of indebtedness and convertible corporate evidences of indebtedness shall not be treated as Moody's Eligible
Assets except to the extent they satisfy the following diversification requirements (utilizing Moody's Industry and Sub-industry Categories) with respect to the Market
Value of the Corporation's holdings:
Issuer:

Moody's Rating(1)(2)

Non-Utility
Maximum Single
Issuer(3)(4)

Utility
Maximum Single
 Issuer(3)(4)

Aaa

	100%

	100%

Aa

	20%

	20%

A

	10%

	10%

CS/CB, Baa(5)

	6%

	4%

Ba

	4%

	4%

B1/B2

	3%

	3%

B3 (Caa subordinate)

	2%

	2%


Industry and State:


Moody's Rating(1)

Non-Utility
Maximum Single
Industry(3)
Utility
Maximum
Single Sub-
Industry(3)(6)
Utility
Maximum Single
  State(3)

Aaa

	100%

	100%

	100%

Aa

	60%

	60%

	20%

A

	40%

	50%

	10%(7)

CS/CB, Baa(5)

	20%

	50%

	7%(7)

Ba

	12%

	12%

	0%

B1/B2

	8%

	8%

	0%

B3 (Caa subordi-
nate)

	5%

	5%

	0%

______________

(1)	The equivalent Moody's rating must be lowered
one full rating category for preferred stocks, corporate evidences of indebtedness and convertible corporate evidences of indebtedness rated by S&P but not by Moody's.

(2)	Corporate evidences of indebtedness from
issues ranging $50,000,000 to $100,000,000 are
limited to 20% of Moody's Eligible Assets.

(3)	The referenced percentages represent maximum
cumulative totals only for the related Moody's rating category and each lower Moody's rating category.

(4)	Issuers subject to common ownership of 25% or
more are considered as one name.

(5)	CS/CB refers to common stock and convertible
corporate evidences of indebtedness, which are diversified independently from the rating level.

(6)	In the case of utility common stock, utility
preferred stock, utility evidences of
indebtedness and utility convertible evidences of indebtedness, the definition of industry refers to sub-industries (electric, water, hydro power, gas, diversified). Investments in other sub-industries are eligible only to the extent that the combined sum represents a percentage position of the Moody's Eligible
Assets less than or equal to the percentage limits in the diversification tables above.

(7)	Such percentage shall be 15% in the case of
utilities regulated by California, New York and Texas.


"Moody's Industry Classifications" means for the
purposes of determining Moody's Eligible Assets, each of
the following industry classifications (or such other
classifications as Moody's may from time to time approve
for application to the Series B Preferred Stock).
1.	Aerospace and Defense: Major
Contractor, Subsystems, Research,
Aircraft Manufacturing, Arms,
Ammunition.
2.	Automobile: Automobile Equipment,
Auto-Manufacturing, Auto Parts
Manufacturing, Personal Use Trailers,
Motor Homes, Dealers.
3.	Banking: Bank Holding, Savings and
Loans, Consumer Credit, Small Loan,
Agency, Factoring, Receivables.
4.	Beverage, Food and Tobacco: Beer and
Ale, Distillers, Wines and Liquors,
Distributors, Soft Drink Syrup,
Bottlers, Bakery, Mill Sugar, Canned
Foods, Corn Refiners, Dairy Products,
Meat Products, Poultry Products,
Snacks, Packaged Foods, Distributors,
Candy, Gum, Seafood, Frozen Food,
Cigarettes, Cigars, Leaf/Snuff,
Vegetable Oil.
5.	Buildings and Real Estate: Brick,
Cement, Climate Controls, Contracting,
Engineering, Construction, Hardware,
Forest Products (building-related
only), Plumbing, Roofing, Wallboard,
Real Estate, Real Estate Development,
REITs, Land Development.
6.	Chemicals, Plastics and Rubber:
Chemicals (non-agricultural),
Industrial Gases, Sulphur, Plastics,
Plastic Products, Abrasives, Coatings,
Paints, Varnish, Fabricating
Containers.
7.	Packaging and Glass: Glass,
Fiberglass, Containers made of: Glass,
Metal, Paper, Plastic, Wood or
Fiberglass.
8.	Personal and Non-Durable Consumer
Products (Manufacturing Only): Soaps,
Perfumes, Cosmetics, Toiletries,
Cleaning Supplies, School Supplies.
9.		Diversified/Conglomerate
Manufacturing.
10.	Diversified/Conglomerate Service.
11.   Diversified Natural Resources,
Precious Metals and Minerals:
Fabricating, Distribution.
12.	Ecological: Pollution Control, Waste
Removal, Waste Treatment and Waste
Disposal.
13.	Electronics: Computer Hardware,
Electric Equipment, Components,
Controllers, Motors, Household
Appliances, Information Service
Communication Systems, Radios, TVs,
Tape Machines, Speakers, Printers,
Drivers, Technology.
14.	Finance: Investment Brokerage,
Leasing, Syndication, Securities.
15.	Farming and Agriculture: Livestock,
Grains, Produce, Agriculture
Chemicals, Agricultural Equipment,
Fertilizers.
16.		Grocery: Grocery Stores, Convenience
Food Stores.
17.	Healthcare, Education and Childcare:
Ethical Drugs, Proprietary Drugs,
Research, Health Care Centers, Nursing
Homes, HMOs, Hospitals, Hospital
Supplies, Medical Equipment.
18.	Home and Office Furnishings,
Housewares, and Durable Consumer
Products: Carpets, Floor Coverings,
Furniture, Cooking, Ranges.
19.		Hotels, Motels, Inns and Gaming.
20.   Insurance: Life, Property and
Casualty, Broker, Agent, Surety.
21.	Leisure, Amusement, Motion Pictures,
Entertainment: Boating, Bowling,
Billiards, Musical Instruments,
Fishing, Photo Equipment, Records,
Tapes, Sports, Outdoor Equipment
(Camping), Tourism, Resorts, Games,
Toy Manufacturing, Motion Picture
Production Theaters, Motion Picture
Distribution.
22.   Machinery (Non-Agricultural, Non-
Construction, Non-Electronic):
Industrial, Machine Tools, Steam
Generators.
23.   Mining, Steel, Iron and Non-
Precious Metals: Coal, Copper, Lead,
Uranium, Zinc, Aluminum, Stainless
Steel, Integrated Steel, Ore
Production, Refractories, Steel Mill
Machinery, Mini-Mills, Fabricating,
Distribution and Sales of the
foregoing.
24.   Oil and Gas: Crude Producer,
Retailer, Well Supply, Service and
Drilling.
25.   Printing, Publishing, and
Broadcasting: Graphic Arts, Paper,
Paper Products, Business Forms,
Magazines, Books, Periodicals,
Newspapers, Textbooks, Radio, T.V.,
Cable Broadcasting Equipment.
26.   Cargo Transport: Rail, Shipping,
Railroads, Rail-car Builders, Ship
Builders, Containers, Container
Builders, Parts, Overnight Mail,
Trucking, Truck Manufacturing, Trailer
Manufacturing, Air Cargo, Transport.
27.   Retail Stores: Apparel, Toy,
Variety, Drugs, Department, Mail Order
Catalog, Showroom.
28.   Telecommunications: Local, Long
Distance, Independent, Telephone,
Telegraph, Satellite, Equipment,
Research, Cellular.
29.   Textiles and Leather: Producer,
Synthetic Fiber, Apparel Manufacturer,
Leather Shoes.
30.   Personal Transportation: Air, Bus,
Rail, Car Rental.
31.   Utilities: Electric, Water, Hydro
Power, Gas.
32.   Diversified Sovereigns: Semi-
sovereigns, Canadian Provinces, Supra-
national Agencies.
		The Corporation will use SIC codes in determining
which industry classification is applicable to a
particular investment in consultation with the
Independent Accountant and Moody's, to the extent the
Corporation considers necessary.
"1933 Act" means the Securities Act of 1933, as
amended, or any successor statute.
"1940 Act" means the Investment Company Act of
1940, as amended, or any successor statute.
"Notice of Redemption" shall have the meaning set
forth in paragraph 3(c)(i) of Article II hereof.
"Outstanding" means, as of any date, Preferred
Stock theretofore issued by the Corporation except:
(a)	any such share of Preferred Stock theretofore
cancelled by the Corporation or delivered to
the Corporation for cancellation;
(b)  	any such share of Preferred Stock other than
auction rate Preferred Stock as to which a
notice of redemption shall have been given and
for whose payment at the redemption thereof
Deposit Assets in the necessary amount are
held by the Corporation in trust for or were
paid by the Corporation to the holder of such
share pursuant to the Articles Supplementary
with respect thereto;
(c)  	in the case of auction rate Preferred Stock,
any such shares theretofore delivered to the
auction agent for cancellation or with respect
to which the Corporation has given notice of
redemption and irrevocably deposited with the
paying agent sufficient funds to redeem such
shares; and
(d)  	any such share in exchange for or in lieu of which other shares have been issued and delivered.
Notwithstanding the foregoing, (i) for purposes of
voting rights (including the determination of the number
of shares required to constitute a quorum), any shares
of Preferred Stock as to which any subsidiary of the
Corporation is the holder will be disregarded and deemed
not Outstanding, and (ii) in connection with any auction
of shares of auction rate Preferred Stock as to which
the Corporation or any Person known to the auction agent
to be a subsidiary of the Corporation is the holder will
be disregarded and not deemed Outstanding.
"Person" means and includes an individual, a
partnership, the Corporation, a trust, a corporation, a
limited liability company, an unincorporated
association, a joint venture or other entity or a
government or any agency or political subdivision
thereof.
"Preferred Stock" means the preferred stock, par
value $.001 per share, of the Corporation, and includes
the Series B Preferred Stock.
"Pricing Service" means any of the following:
Bloomberg Financial Service, Bridge Information
Services, Data Resources Inc., FT Interactive,
International Securities Market Association, Merrill
Lynch Securities Pricing Service, Muller Data Corp.,
Reuters, S&P/J.J. Kenny, Telerate, Trepp Pricing and
Wood Gundy.
"Redemption Price" has the meaning set forth in
paragraph 3(a) of Article II hereof, and for the
purposes of these Articles Supplementary shall have a
correlative meaning with respect to any other class or
series of Preferred Stock.
"S&P" means Standard & Poor's Ratings Services, or
its successors at law.
"Series B Preferred Stock" means the 6.00% Series B
Cumulative Preferred Stock, par value $.001 per share,
of the Corporation.
"Series B Asset Coverage Cure Date" means, with
respect to the failure by the Corporation to maintain
Asset Coverage (as required by paragraph 5(a)(i) of
Article II hereof) as of the last Business Day of each
March, June, September and December of each year, 60
days following such Business Day.
	"Short-Term Money Market Instruments" means the
following types of instruments if, on the date of
purchase or other acquisition thereof by the
Corporation, the remaining term to maturity thereof is
not in excess of 180 days:
(i)	commercial paper rated A-1 if such commercial
paper matures in 30 days or A-1+ if such
commercial paper matures in over 30 days;
(ii)	demand or time deposits in, and banker's
acceptances and certificates of deposit of (A)
a depository institution or trust company
incorporated under the laws of the United
States of America or any state thereof or the
District of Columbia or (B) a United States
branch office or agency of a foreign
depository institution (provided that such
branch office or agency is subject to banking
regulation under the laws of the United
States, any state thereof or the District of
Columbia);
(iii)	overnight funds; and
 (iv)	U.S. Government Obligations.
"U.S. Government Obligations" means direct obligations of the United States or by its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.
"Valuation Date" means the last Business Day of each month, or such other date as the Corporation and Moody's may agree to for purposes of determining the Basic Maintenance Amount.
"Voting Period" shall have the meaning set forth in paragraph 4(b) of Article II hereof.


ARTICLE II

SERIES B PREFERRED STOCK

1. Dividends.
(a) Holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends at the rate of 6.00% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months) of the Liquidation Preference on the Series B Preferred Stock and no more, payable quarterly on March 26th, June 26th, September 26th and December 26th in each year (each a "Dividend Payment Date") commencing June 26, 2003 (or, if any such day is not a Business Day, then on the next succeeding Business Day) to holders of record of Series
B Preferred Stock as they appear on the stock register of the Corporation at the close of business on the fifth preceding Business Day in preference to dividends on shares of Common Stock and any other capital stock of the Corporation ranking junior to the Series B Preferred
Stock in payment of dividends. Dividends on shares of Series B Preferred Stock shall accumulate from the date on which such shares are originally issued; provided, however, that with respect to any shares of Series B
Preferred Stock issued within 30 days of the Date of Original Issue, dividends on such shares shall accumulate from such Date of Original Issue. Each period beginning on and including a Dividend Payment Date (or the Date of Original Issue, in the case of the first dividend period after issuance of such shares) and ending on but excluding the next succeeding Dividend
Payment Date is referred to herein as a "Dividend
Period."  Dividends on account of arrears for any past
Dividend Period or in connection with the redemption of Series B Preferred Stock may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date not exceeding 30 days preceding the payment date thereof as shall be fixed by the Board of Directors.
(b) No full dividends shall be declared or paid on shares of Series B Preferred Stock for any Dividend
Period or part thereof unless full cumulative dividends due through the most recent Dividend Payment Dates therefor for all series of Preferred Stock of the Corporation ranking on a parity with the Series B
Preferred Stock as to the payment of dividends have been or contemporaneously are declared and paid through the most recent Dividend Payment Dates therefor. If full cumulative dividends due have not been paid on all Outstanding shares of such Preferred Stock, any dividends being paid on such shares of Preferred Stock
(including the Series B Preferred Stock) will be paid as nearly pro rata as possible in proportion to the respective amounts of dividends accumulated but unpaid on each such series of Preferred Stock on the relevant
Dividend Payment Date.  No holders of shares of Series B
Preferred Stock shall be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends as provided in this paragraph
1(b)(i) on shares of Series B Preferred Stock. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payments on any shares of Series B Preferred Stock that may be in arrears.
 (ii) For so long as shares of Series B
Preferred Stock are Outstanding, the Corporation shall not pay any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common
Stock or other stock, if any, ranking junior to the Series B Preferred Stock as to dividends and upon liquidation) in respect of the Common Stock or any other stock of the Corporation ranking junior to the Series B
Preferred Stock as to dividends and upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of Common Stock or any other stock of the Corporation ranking junior to the Series B Preferred Stock as to dividends and upon liquidation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series B
Preferred Stock as to dividends and upon liquidation), unless, in each case, (A) immediately thereafter, the aggregate Adjusted Value of the Corporation's Moody's
Eligible Assets shall equal or exceed the Basic Mainte-nance Amount and the Corporation shall have Asset
Coverage, (B) all cumulative dividends on all shares of Series B Preferred Stock due on or prior to the date of the transaction have been declared and paid (or shall have been declared and sufficient funds for the payment thereof deposited with the applicable Dividend-
Disbursing Agent) and (C) the Corporation has redeemed the full number of shares of Series B Preferred Stock to be redeemed mandatorily pursuant to any provision contained herein for mandatory redemption.
 (iii) Any dividend payment made on the shares of Series B Preferred Stock shall first be credited against the dividends accumulated with respect to the earliest Dividend Period for which dividends have not been paid.
(c) Not later than the Business Day immediately preceding each Dividend Payment Date, the Corporation shall deposit with the Dividend-Disbursing Agent Deposit
Assets having an initial combined value sufficient to pay the dividends that are payable on such Dividend
Payment Date, which Deposit Assets shall mature on or prior to such Dividend Payment Date. The Corporation may direct the Dividend-Disbursing Agent with respect to the investment of any such Deposit Assets, provided that such investment consists exclusively of Deposit Assets and provided further that the proceeds of any such investment will be available at the opening of business on such Dividend Payment Date.
2. Liquidation Rights.
(a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of shares of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, after satisfying claims of creditors but before any distribution or payment shall be made in respect of the Common Stock or any other stock of the Corporation ranking junior to the Series B
Preferred Stock as to liquidation payments, a liquidation distribution in the amount of $25.00 per share (the "Liquidation Preference"), plus an amount equal to all unpaid dividends accumulated to and including the date fixed for such distribution or payment (whether or not earned or declared by the Corpo-ration, but excluding interest thereon), and such holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.
(b) If, upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution among the holders of all Outstanding shares of Series B Preferred Stock, and any other
Outstanding shares of a class or series of Preferred
Stock of the Corporation ranking on a parity with the Series B Preferred Stock as to payment upon liquidation, shall be insufficient to permit the payment in full to such holders of Series B Preferred Stock of the Liquidation Preference plus accumulated and unpaid dividends and the amounts due upon liquidation with respect to such other Preferred Stock, then such avail-able assets shall be distributed among the holders of shares of Series B Preferred Stock and such other
Preferred Stock ratably in proportion to the respective preferential amounts to which they are entitled. Unless and until the Liquidation Preference plus accumulated and unpaid dividends has been paid in full to the hold-ers of shares of Series B Preferred Stock, no dividends or distributions will be made to holders of the Common
Stock or any other stock of the Corporation ranking junior to the Series B Preferred Stock as to liquida-tion.

3. Redemption.
Shares of the Series B Preferred Stock shall be redeemed by the Corporation as provided below:
(a) Mandatory Redemptions.
If the Corporation is required to redeem any shares of Preferred Stock (which may include Series B Preferred
Stock) pursuant to paragraphs 5(b) or 5(c) of Article II hereof, then the Corporation shall, to the extent permitted by the 1940 Act and Maryland law, by the close of business on such Series B Asset Coverage Cure Date or
Basic Maintenance Amount Cure Date (herein collectively referred to as a "Cure Date"), as the case may be, fix a redemption date and proceed to redeem shares as set forth in paragraph 3(c) hereof. On such redemption date, the Corporation shall redeem, out of funds legally available therefor, the number of shares of Preferred
Stock, which, to the extent permitted by the 1940 Act and Maryland law, at the option of the Corporation may include any proportion of Series B Preferred Stock or any other series of Preferred Stock, equal to the minimum number of shares the redemption of which, if such redemption had occurred immediately prior to the opening of business on such Cure Date, would have resulted in the Corporation having Asset Coverage or an Adjusted Value of its Moody's Eligible Assets equal to or greater than the Basic Maintenance Amount, as the case may be, immediately prior to the opening of business on such Cure Date or, if Asset Coverage or an Adjusted Value of its Eligible Assets equal to or great-er than the Basic Maintenance Amount, as the case may be, cannot be so restored, all of the Outstanding shares of Series B Preferred Stock, at a price equal to $25.00 per share plus accumulated but unpaid dividends (whether or not earned or declared by the Corporation) through the date of redemption (the "Redemption Price"). In the event that shares of Preferred Stock are redeemed pursuant to paragraphs 5(b) or 5(c) of Article II hereof, the Corporation may, but is not required to, redeem a sufficient number of shares of Series B
Preferred Stock pursuant to this paragraph 3(a) which, when aggregated with other shares of Preferred Stock redeemed by the Corporation, permits the Corporation to have with respect to the shares of Preferred Stock
(including the Series B Preferred Stock) remaining
Outstanding after such redemption (i) Asset Coverage of as much as 220% and (ii) Moody's Eligible Assets with Adjusted Value of as great as 110% of the Basic Mainte-nance Amount. In the event that all of the shares of Series B Preferred Stock then Outstanding are required to be redeemed pursuant to paragraph 5 of Article II hereof, the Corporation shall redeem such shares at the Redemption Price and proceed to do so as set forth in paragraph 3(c) hereof.


(b) Optional Redemptions.
Prior to April 1, 2008, the shares of Series B
Preferred Stock are not subject to optional redemption
by the Corporation unless such redemption is necessary,
in the judgment of the Board of Directors, to maintain
the Corporation's status as a regulated investment
company under Subchapter M of the Internal Revenue Code
of 1986, as amended.  Commencing April 1,  2008 and
thereafter, and prior thereto to the extent necessary to
maintain the Corporation's status as a regulated
investment company under Subchapter M of the Internal
Revenue Code of 1986, as amended, to the extent
permitted by the 1940 Act and Maryland law, the Corpo-
ration may at any time upon Notice of Redemption redeem
the Series B Preferred Stock in whole or in part at the
Redemption Price per share, which notice shall specify a
redemption date of not fewer than 15 days nor more than
40 days after the date of such notice.
(c) Procedures for Redemption.
 (i) If the Corporation shall determine or
be required to redeem shares of Series B Preferred Stock
pursuant to this paragraph 3, it shall mail a written
notice of redemption ("Notice of Redemption") with re-
spect to such redemption by first class mail, postage
prepaid, to each holder of the shares to be redeemed at
such holder's address as the same appears on the stock
books of the Corporation on the close of business on
such date as the Board of Directors may determine, which
date shall not be earlier than the second Business Day
prior to the date upon which such Notice of Redemption
is mailed to the holders of Series B Preferred Stock.
Each such Notice of Redemption shall state:  (A) the
redemption date as established by the Board of
Directors; (B) the number of shares of Series B
Preferred Stock to be redeemed; (C) the CUSIP number(s)
of such shares; (D) the Redemption Price; (E) the place
or places where the certificate(s) for such shares
(properly endorsed or assigned for transfer, if the
Board of Directors shall so require and the Notice of
Redemption shall so state) are to be surrendered for
payment in respect of such redemption; (F) that
dividends on the shares to be redeemed will cease to
accrue on such redemption date; (G) the provisions of
this paragraph 3 under which such redemption is made;
and (H) in the case of a redemption pursuant to
paragraph 3(a)(i), any conditions precedent to such
redemption.  If fewer than all shares of Series B
Preferred Stock held by any holder are to be redeemed,
the Notice of Redemption mailed to such holder also
shall specify the number or percentage of shares to be
redeemed from such holder.  No defect in the Notice of
Redemption or the mailing thereof shall affect the
validity of the redemption proceedings, except as
required by applicable law.
 (ii) If the Corporation shall give a Notice
of Redemption, then by the close of business on the
Business Day preceding the redemption date specified in
the Notice of Redemption (so long as any conditions
precedent to such redemption have been met) or, if the
Dividend-Disbursing Agent so agrees, another date not
later than the redemption date, the Corporation shall
(A) deposit with the Dividend-Disbursing Agent Deposit
Assets that shall mature on or prior to such redemption
date having an initial combined value sufficient to
effect the redemption of the shares of Series B
Preferred Stock to be redeemed and (B) give the
Dividend-Disbursing Agent irrevocable instructions and
authority to pay the Redemption Price to the holders of
the shares of Series B Preferred Stock called for
redemption on the redemption date.  The Corporation may
direct the Dividend-Disbursing Agent with respect to the
investment of any Deposit Assets so deposited provided
that the proceeds of any such investment will be avail-
able at the opening of business on such redemption date.
Upon the date of such deposit (unless the Corporation
shall default in making payment of the Redemption
Price), all rights of the holders of the shares of
Series B Preferred Stock so called for redemption shall
cease and terminate except the right of the holders
thereof to receive the Redemption Price thereof and such
shares shall no longer be deemed Outstanding for any
purpose.  The Corporation shall be entitled to receive,
promptly after the date fixed for redemption any cash in
excess of the aggregate Redemption Price of the shares
of Series B Preferred Stock called for redemption on
such date and any remaining Deposit Assets.  Any assets
so deposited that are unclaimed at the end of two years
from such redemption date shall, to the extent permitted
by law, be repaid to the Corporation, after which the
holders of the shares of Series B Preferred Stock so
called for redemption shall look only to the Corporation
for payment of the Redemption Price thereof.  The
Corporation shall be entitled to receive, from time to
time after the date fixed for redemption, any interest
on the Deposit Assets so deposited.
 (iii) On or after the redemption date, each
holder of shares of Series B Preferred Stock that are
subject to redemption shall surrender the certificate
evidencing such shares to the Corporation at the place
designated in the Notice of Redemption and shall then be
entitled to receive the cash Redemption Price, without
interest.
 (iv) In the case of any redemption of less
than all of the shares of Series B Preferred Stock
pursuant to these Articles Supplementary, such
redemption shall be made pro rata from each holder of
shares of Series B Preferred Stock in accordance with
the respective number of shares held by each such holder
on the record date for such redemption.
 (v) Notwithstanding the other provisions of
this paragraph 3, the Corporation shall not redeem
shares of Series B Preferred Stock unless all accumu-
lated and unpaid dividends on all Outstanding shares of
Series B Preferred Stock and other Preferred Stock
ranking on a parity with the Series B Preferred Stock
with respect to dividends for all applicable past
Dividend Periods (whether or not earned or declared by
the Corporation) shall have been or are
contemporaneously paid or declared and Deposit Assets
for the payment of such dividends shall have been
deposited with the Dividend-Disbursing Agent as set
forth in paragraph 1(c) of Article II hereof, provided,
however, that the foregoing shall not prevent the
purchase or acquisition of outstanding shares of
Preferred Stock pursuant to the successful completion of
an otherwise lawful purchase or exchange offer made on
the same terms to holders of all Outstanding shares of
Series B Preferred Stock.
If the Corporation shall not have funds legally
available for the redemption of, or is otherwise unable
to redeem, all the shares of the Series B Preferred
Stock or other Preferred Stock designated to be redeemed
on any redemption date, the Corporation shall redeem on
such redemption date the number of shares of Series B
Preferred Stock and other Preferred Stock so designated
as it shall have legally available funds, or is
otherwise able, to redeem ratably on the basis of the
Redemption Price from each holder whose shares are to be
redeemed, and the remainder of the shares of the Series
B Preferred Stock and other Preferred Stock designated
to be redeemed shall be redeemed on the earliest
practicable date on which the Corporation shall have
funds legally available for the redemption of, or is
otherwise able to redeem, such shares upon Notice of
Redemption.
4. Voting Rights.
(a) General.
Except as otherwise provided by law or as specified
in the Charter, each holder of shares of Series B
Preferred Stock and any other Preferred Stock shall be
entitled to one vote for each share held on each matter
submitted to a vote of stockholders of the Corporation,
and the holders of Outstanding shares of Preferred
Stock, including Series B Preferred Stock, and of shares
of Common Stock shall vote together as a single class;
provided, however, that at any meeting of the
stockholders of the Corporation held for the election of
directors, the holders of Outstanding shares of
Preferred Stock, including Series B Preferred Stock,
shall be entitled, as a class, to the exclusion of the
holders of all other securities and classes of capital
stock of the Corporation, to elect a number of
Corporation's directors, such that following the
election of directors at the meeting of the
stockholders, the Corporation's Board of Directors shall
contain two directors elected by the holders of the
Outstanding shares of Preferred Stock, including the
Series B Preferred Stock. Subject to paragraph 4(b) of
Article II hereof, the holders of outstanding shares of
capital stock of the Corporation, including the holders
of Outstanding shares of Preferred Stock, including the
Series B Preferred Stock, voting as a single class,
shall elect the balance of the directors.
(b) Right to Elect Majority of Board of Directors.
During any period in which any one or more of the
conditions described below shall exist (such period
being referred to herein as a "Voting Period"), the
number of directors constituting the Board of Directors
shall be automatically increased by the smallest number
that, when added to the two directors elected
exclusively by the holders of shares of Preferred Stock
pursuant to paragraph 4(a) above, would constitute a
majority of the Board of Directors as so increased by
such smallest number; and the holders of shares of Pre-
ferred Stock shall be entitled, voting separately as one
class (to the exclusion of the holders of all other
securities and classes of capital stock of the Corpora-
tion), to elect such smallest number of additional
directors, together with the two directors that such
holders are in any event entitled to elect pursuant to
paragraph 4(a) above.  The Corporation and the Board of
Directors shall take all necessary action, including
amending the Corporation's bylaws, to effect an increase
in the number of directors as described in the preceding
sentence.  A Voting Period shall commence:
 (i)  if at any time accumulated dividends
(whether or not earned or declared, and whether or not
funds are then legally available in an amount sufficient
therefor) on the Outstanding shares of Series B
Preferred Stock equal to at least two full years'
dividends shall be due and unpaid and sufficient cash or
specified securities shall not have been deposited with
the Dividend-Disbursing Agent for the payment of such
accumulated dividends; or
 (ii)  if at any time holders of any other
shares of Preferred Stock are entitled to elect a
majority of the directors of the Corporation under the
1940 Act or Articles Supplementary creating such shares.
Upon the termination of a Voting Period, the voting
rights described in this paragraph 4(b) shall cease,
subject always, however, to the reverting of such voting
rights in the holders of Preferred Stock upon the
further occurrence of any of the events described in
this paragraph 4(b).
(c) Right to Vote with Respect to Certain Other
Matters.
So long as any shares of Series B Preferred Stock
are Outstanding, the Corporation shall not, without the
affirmative vote of the holders of a majority (as
defined in the 1940 Act) of the shares of Preferred
Stock Outstanding at the time, voting separately as one
class, amend, alter or repeal the provisions of the
Charter, whether by merger, consolidation or otherwise,
so as to materially adversely affect any of the contract
rights expressly set forth in the Charter with respect
to holders of shares of Series B Preferred Stock or any
other Preferred Stock.  To the extent permitted under
the 1940 Act, in the event shares of more than one
series of Preferred Stock are Outstanding, the Corpo-
ration shall not effect any of the actions set forth in
the preceding sentence which materially adversely
affects the contract rights expressly set forth in the
Charter with respect to a holder of shares of a series
of Preferred Stock differently than those of a holder of
shares of any other series of Preferred Stock without
the affirmative vote of the holders of at least a
majority of the shares of Preferred Stock of each series
materially adversely affected and Outstanding at such
time (each such materially adversely affected series
voting separately as a class to the extent its rights
are affected differently).  The Corporation shall notify
Moody's ten Business Days prior to any such vote
described above.  Unless a higher percentage is provided
for under the Charter or applicable law, the affirmative
vote of the holders of a majority of the Outstanding
shares of Preferred Stock, including Series B Preferred
Stock, voting together as a single class, will be
required to approve any plan of reorganization adversely
affecting such shares or any action requiring a vote of
security holders under Section 13(a) of the 1940 Act.
For purposes of this paragraph 4(c), the phrase "vote of
the holders of a majority of the Outstanding shares of
Preferred Stock" (or any like phrase) shall mean, in
accordance with Section 2(a)(42) of the 1940 Act, the
vote, at the annual or a special meeting of the
stockholders of the Corporation duly called (i) of 67
percent or more of the shares of Preferred Stock present
at such meeting, if the holders of more than 50 percent
of the Outstanding shares of Preferred Stock are present
or represented by proxy; or (ii) of more than 50 percent
of the Outstanding shares of Preferred Stock, whichever
is less.  The class vote of holders of shares of Pre-
ferred Stock described above will in each case be in
addition to a separate vote of the requisite percentage
of shares of Common Stock and shares of Preferred Stock,
including Series B Preferred Stock, voting together as a
single class, necessary to authorize the action in
question.  An increase in the number of authorized
shares of Preferred Stock pursuant to the Charter or the
issuance of additional shares of any series of Preferred
Stock (including Series B Preferred Stock) pursuant to
the Charter shall not in and of itself be considered to
adversely affect the contract rights of the holders of
Series B Preferred Stock.  The provisions of this
paragraph 4(c) are subject to the provisions of
Paragraph 6 of Article II hereof.
(d) Voting Procedures.
 (i)  As soon as practicable after the
accrual of any right of the holders of shares of Pre-
ferred Stock to elect additional directors as described
in paragraph 4(b) above, the Corporation shall call a
special meeting of such holders and instruct the
Dividend-Disbursing Agent to mail a notice of such spe-
cial meeting to such holders, such meeting to be held
not less than 10 nor more than 20 days after the date of
mailing of such notice.  If the Corporation fails to
send such notice to the Dividend-Disbursing Agent or if
the Corporation does not call such a special meeting, it
may be called by any such holder on like notice.  The
record date for determining the holders entitled to
notice of and to vote at such special meeting shall be
the close of business on the day on which such notice is
mailed or such other date as the Board of Directors
shall determine.  At any such special meeting and at
each meeting held during a Voting Period, such holders
of Preferred Stock, voting together as a class (to the
exclusion of the holders of all other securities and
classes of capital stock of the Corporation), shall be
entitled to elect the number of directors prescribed in
paragraph 4(b) above on a one-vote-per-share basis.  At
any such meeting or adjournment thereof in the absence
of a quorum, a majority of such holders present in
person or by proxy shall have the power to adjourn the
meeting without notice, other than by an announcement at
the meeting, to a date not more than 120 days after the
original record date.
 (ii)  For purposes of determining any rights
of the holders of Series B Preferred Stock to vote on
any matter or the number of shares required to
constitute a quorum, whether such right is created by
these Articles Supplementary, by the other provisions of
the Charter, by statute or otherwise, a share of Series
B Preferred Stock which is not Outstanding shall not be
counted.
 (iii)  The terms of office of all persons who
are directors of the Corporation at the time of a
special meeting of holders of Preferred Stock, including
Series B Preferred Stock, to elect directors shall
continue, notwithstanding the election at such meeting
by such holders of the number of directors that they are
entitled to elect, and the persons so elected by such
holders, together with the two incumbent directors
elected by the holders of Preferred Stock, including
Series B Preferred Stock, and the remaining incumbent
directors elected by the holders of the Common Stock and
Preferred Stock, shall constitute the duly elected
directors of the Corporation.
 (iv)  Upon the expiration of a Voting
Period, the terms of office of the additional directors
elected by the holders of Preferred Stock pursuant to
paragraph 4(b) above shall expire at the earliest time
permitted by law, and the remaining directors shall
constitute the directors of the Corporation and the
voting rights of such holders of Preferred Stock,
including Series B Preferred Stock, to elect additional
directors pursuant to paragraph 4(b) above shall cease,
subject to the provisions of the last sentence of para-
graph 4(b).  Upon the expiration of the terms of the
directors elected by the holders of Preferred Stock
pursuant to paragraph 4(b) above, the number of
directors shall be automatically reduced to the number
and composition of directors on the Board immediately
preceding such Voting Period.
(e) Exclusive Remedy.
Unless otherwise required by law, the holders of
shares of Series B Preferred Stock shall not have any
rights or preferences other than those specifically set
forth herein.  The holders of shares of Series B
Preferred Stock shall have no preemptive rights or
rights to cumulative voting.  In the event that the
Corporation fails to pay any dividends on the shares of
Series B Preferred Stock, the exclusive remedy of the
holders shall be the right to vote for directors
pursuant to the provisions of this paragraph 4.
(f) Notification to Moody's.
In the event a vote of holders of Series B
Preferred Stock is required pursuant to the provisions
of Section 13(a) of the 1940 Act, as long as the Series
B Preferred Stock is rated by Moody's at the
Corporation's request, the Corporation shall, not later
than ten Business Days prior to the date on which such
vote is to be taken, notify Moody's that such vote is to
be taken and the nature of the action with respect to
which such vote is to be taken and, not later than ten
Business Days after the date on which such vote is
taken, notify Moody's of the result of such vote.
5. Coverage Tests.
(a) Determination of Compliance.
For so long as any shares of Series B Preferred
Stock are Outstanding, the Corporation shall make the
following determinations:
 (i)  Asset Coverage.  The Corporation shall
have Asset Coverage as of the last Business Day of each
March, June, September and December of each year in
which any share of Series B Preferred Stock is Out-
standing.
 (ii)  Basic Maintenance Amount Requirement.
(A) For so long as any shares of Series
B Preferred Stock are Outstanding and are rated by
Moody's at the Corporation's request, the Corporation
shall maintain, on each Valuation Date, Moody's Eligible
Assets having an Adjusted Value at least equal to the
Basic Maintenance Amount, each as of such Valuation
Date.  Upon any failure to maintain Moody's Eligible
Assets having an Adjusted Value at least equal to the
Basic Maintenance Amount, the Corporation shall use all
commercially reasonable efforts to retain Moody's
Eligible Assets having an Adjusted Value at least equal
to the Basic Maintenance Amount on or prior to the Basic
Maintenance Amount Cure Date, by altering the
composition of its portfolio or otherwise.
(B) The Administrator shall prepare a
Basic Maintenance Report relating to each Valuation
Date.  On or before 5:00 P.M., New York City time, on
the fifth Business Day after the first Valuation Date
following the Date of Original Issue of the Series B
Preferred Stock and after each (1) Annual Valuation
Date, (2) Valuation Date on which the Corporation fails
to satisfy the requirements of paragraph 5(a)(ii)(A)
above, (3) Basic Maintenance Amount Cure Date following
a Valuation Date on which the Corporation fails to
satisfy the requirements of paragraph 5(a)(ii)(A) above
and (4) Valuation Date and any immediately succeeding
Business Day on which the Adjusted Value of the
Corporation's Moody's Eligible Assets exceeds the Basic
Maintenance Amount by 5% or less, the Corporation shall
complete and deliver to Moody's a Basic Maintenance
Report, which will be deemed to have been delivered to
Moody's if Moody's receives a copy or telecopy, telex or
other electronic transcription or transmission of the
Basic Maintenance Report and on the same day the
Corporation mails to Moody's for delivery on the next
Business Day the Basic Maintenance Report.  A failure by
the Corporation to deliver a Basic Maintenance Report
under this paragraph 5(a)(ii)(B) shall be deemed to be
delivery of a Basic Maintenance Report indicating an
Adjusted Value of the Corporation's Moody's Eligible
Assets less than the Basic Maintenance Amount, as of the
relevant Valuation Date.
(C) Within ten Business Days after the
date of delivery to Moody's of a Basic Maintenance
Report in accordance with paragraph 5(a)(ii)(B) above
relating to an Annual Valuation Date, the Corporation
shall deliver to Moody's an Accountant's Confirmation
relating to such Basic Maintenance Report that was
prepared by the Corporation during the quarter ending on
such Annual Valuation Date.  Also, within ten Business
Days after the date of delivery to Moody's of a Basic
Maintenance Report in accordance with paragraph
5(a)(ii)(B) above relating to a Valuation Date on which
the Corporation fails to satisfy the requirements of
paragraph 5(a)(ii)(A) and any Basic Maintenance Amount
Cure Date, the Corporation shall deliver to Moody's an
Accountant's Confirmation relating to such Basic Mainte-
nance Report.
(D) In the event the Adjusted Value of
the Corporation's Moody's Eligible Assets shown in any
Basic Maintenance Report prepared pursuant to paragraph
5(a)(ii)(B) above is less than the applicable Basic
Maintenance Amount, the Corporation shall have until the
Basic Maintenance Amount Cure Date to achieve an
Adjusted Value of the Corporation's Moody's Eligible
Assets at least equal to the Basic Maintenance Amount,
and upon such achievement (and not later than such Basic
Maintenance Amount Cure Date) the Corporation shall
inform Moody's of such achievement in writing by
delivery of a revised Basic Maintenance Report showing
an Adjusted Value of the Corporation's Moody's Eligible
Assets at least equal to the Basic Maintenance Amount as
of the date of such revised Basic Maintenance Report.
(E) On or before 5:00 P.M., New York
City time, on no later than the fifth Business Day after
the next Valuation Date following each date on which the
Corporation has repurchased more than 1% of its Common
Stock since the most recent date of delivery of a Basic
Maintenance Report, the Corporation shall complete and
deliver to Moody's a Basic Maintenance Report.  A Basic
Maintenance Report delivered as provided in paragraph
5(a)(ii)(B) above also shall be deemed to have been
delivered pursuant to this paragraph 5(a)(ii)(E).
(b) Failure to Meet Asset Coverage.
If the Corporation fails to have Asset Coverage as
provided in paragraph 5(a)(i) hereof and such failure is
not cured as of the related Series B Asset Coverage Cure
Date, (i) the Corporation shall give a Notice of Redemp-
tion as described in paragraph 3 of Article II hereof
with respect to the redemption of a sufficient number of
shares of Preferred Stock, which at the Corporation's
determination (to the extent permitted by the 1940 Act
and Maryland law) may include any proportion of Series B
Preferred Stock, to enable it to meet the requirements
of paragraph 5(a)(i) above, and, at the Corporation's
discretion, such additional number of shares of Series B
Preferred Stock or other Preferred Stock in order that
the Corporation have Asset Coverage with respect to the
shares of Series B Preferred Stock and any other Pre-
ferred Stock remaining Outstanding after such redemption
as great as 220%, and (ii) deposit with the Dividend-
Disbursing Agent Deposit Securities having an initial
combined value sufficient to effect the redemption of
the shares of Series B Preferred Stock or other
Preferred Stock to be redeemed, as contemplated by
paragraph 3(a) of Article II hereof.
(c) Failure to Maintain Moody's Eligible Assets
having an Adjusted Value at Least Equal to the Basic
Maintenance Amount.
If the Corporation fails to have Moody's Eligible
Assets having an Adjusted Value at least equal to the
Basic Maintenance Amount as provided in paragraph
5(a)(ii)(A) above and such failure is not cured, the
Corporation shall, on or prior to the Basic Maintenance
Amount Cure Date, (i) give a Notice of Redemption as de-
scribed in paragraph 3 of Article II hereof with respect
to the redemption of a sufficient number of shares of
Series B Preferred Stock or other Preferred Stock to
enable it to meet the requirements of paragraph
5(a)(ii)(A) above, and, at the Corporation's discretion,
such additional number of shares of Series B Preferred
Stock or other Preferred Stock in order that the Corpo-
ration have Adjusted Assets with respect to the remain-
ing shares of Series B Preferred Stock and any other
Preferred Stock remaining Outstanding after such redemp-
tion as great as 110% of the Basic Maintenance Amount,
and (ii) deposit with the Dividend-Disbursing Agent
Deposit Assets having an initial combined value suffi-
cient to effect the redemption of the shares of Series B
Preferred Stock or other Preferred Stock to be redeemed,
as contemplated by paragraph 3(a) of Article II hereof.
(d) Status of Shares Called for Redemption.
For purposes of determining whether the
requirements of paragraphs 5(a)(i) and 5(a)(ii)(A)
hereof are satisfied, (i) no share of the Series B
Preferred Stock shall be deemed to be Outstanding for
purposes of any computation if, prior to or concurrently
with such determination, sufficient Deposit Assets to
pay the full Redemption Price for such share shall have
been deposited in trust with the Dividend-Disbursing
Agent (or applicable paying agent) and the requisite
Notice of Redemption shall have been given, and (ii)
such Deposit Assets deposited with the Dividend-
Disbursing Agent (or paying agent) shall not be includ-
ed.
6. Certain Other Restrictions.
(a) For so long as the Series B Preferred Stock is
rated by Moody's at the request of the Corporation, the
Corporation will not, and will cause the Adviser not to,
(i) knowingly and willfully purchase or sell any asset
for the specific purpose of causing, and with the actual
knowledge that the effect of such purchase or sale will
be to cause, the Corporation to have Moody's Eligible
Assets having an Adjusted Value as of the date of such
purchase or sale to be less than the Basic Maintenance
Amount as of such date, (ii) in the event that, as of
the immediately preceding Valuation Date, the Adjusted
Value of the Corporation's Moody's Eligible Assets
exceeded the Basic Maintenance Amount by 5% or less,
alter the composition of the Corporation's assets in a
manner reasonably expected to reduce the Adjusted Value
of the Corporation's Moody's Eligible Assets, unless the
Corporation shall have confirmed that, after giving
effect to such alteration, the Adjusted Value of the
Corporation's Moody's Eligible Assets exceeded the Basic
Maintenance Amount or (iii) declare or pay any dividend
or other distribution on any shares of Common Stock or
repurchase any shares of Common Stock, unless the Corpo-
ration shall have confirmed that, after giving effect to
such declaration, other distribution or repurchase, the
Corporation continued to satisfy the requirements of
paragraph 5(a)(ii)(A) of Article II hereof.
(b) For so long as the Series B Preferred Stock is
rated by Moody's at the request of the Corporation,
unless the Corporation shall have received written
confirmation from Moody's, the Corporation may engage in
the lending of its portfolio securities only in an
amount of up to 5% of the Corporation's total assets,
provided that the Corporation receives cash collateral
for such loaned securities which is maintained at all
times in an amount equal to at least 100% of the current
market value of the loaned securities and, if invested,
is invested only in Short-Term Money Market Investments
or in money market mutual funds meeting the requirements
of Rule 2a-7 under the 1940 Act that maintain a constant
$1.00 per share net asset value and treat the loaned
securities rather than the collateral as the assets of
the Corporation for purposes of determining compliance
with Article 5 hereof.
(c) For so long as the Series B Preferred Stock is
rated by Moody's at the request of the Corporation, the
Corporation shall not consolidate the Corporation with,
merge the Corporation into, sell or otherwise transfer
all or substantially all of the Corporation's assets to
another Person or adopt a plan of liquidation of the
Corporation, in each case without providing prior
written notification to Moody's.
7. 	Limitation on Incurrence of Additional Indebted-
ness and Issuance of Additional Preferred Stock
(a) So long as any shares of Series B Preferred
Stock are Outstanding the Corporation may issue and sell one or more series of a class of senior securities of the Corporation representing indebtedness under Section
18 of the 1940 Act and/or otherwise create or incur indebtedness, provided that immediately after giving effect to the incurrence of such indebtedness and to its receipt and application of the proceeds thereof, the Corporation shall have an "asset coverage" for all senior securities representing indebtedness, as defined in Section 18(h) of the 1940 Act, of at least 300% of the amount of all indebtedness of the Corporation then
Outstanding and no such additional indebtedness shall have any preference or priority over any other indebted-ness of the Corporation upon the distribution of the assets of the Corporation or in respect of the payment of interest. Any possible liability resulting from lending and/or borrowing portfolio securities, entering into reverse repurchase agreements, entering into futures contracts and writing options, to the extent such transactions are made in accordance with the investment restrictions of the Corporation then in ef-fect, shall not be considered to be indebtedness limited by this paragraph 7(a).
(b) So long as any shares of Series B Preferred
Stock are Outstanding, the Corporation may issue and sell shares of one or more other series of Preferred
Stock constituting a series of a class of senior securi-ties of the Corporation representing stock under Section
18 of the 1940 Act in addition to the shares of Series B
Preferred Stock, provided that (i) the Corporation shall, immediately after giving effect to the issuance of such additional Preferred Stock and to its receipt and application of the proceeds thereof, including, without limitation, to the redemption of Preferred Stock for which a Redemption Notice has been mailed prior to such issuance, have an "asset coverage" for all senior securities which are stock, as defined in Section 18(h) of the 1940 Act, of at least 200% of the sum of the liquidation preference of the shares of Series B
Preferred Stock and all other Preferred Stock of the Corporation then Outstanding, and (ii) no such additional Preferred Stock shall have any preference or priority over any other Preferred Stock of the Corpo-ration upon the distribution of the assets of the Corporation or in respect of the payment of dividends.

ARTICLE III
ABILITY OF BOARD OF DIRECTORS TO MODIFY THE ARTICLES
SUPPLEMENTARY

The calculation of Adjusted Value, Basic Main-tenance Amount and the elements of each of them and the definitions of such terms and elements may be modified by action of the Board of Directors without further action by the stockholders if the Board of Directors determines that such modification is necessary to prevent a reduction in rating of the shares of Preferred
Stock by Moody's or is in the best interests of the holders of shares of Common Stock and is not adverse to the holders of Preferred Stock in view of advice to the Corporation by Moody's that such modification would not adversely affect its then-current rating of the shares of Series B Preferred Stock. To the extent the
Corporation is unable to obtain an opinion of counsel to the effect that operation of the foregoing sentence is enforceable in the circumstances then obtaining, the calculation of Adjusted Value, Basic Maintenance Amount and the elements of each of them and the definitions of such terms and the elements thereof shall be adjusted from time to time without further action by the Board of Directors and the stockholders only to reflect changes made thereto independently by Moody's (if Moody's is then rating the Series B Preferred Stock at the request of the Corporation) if Moody's has advised the Corpora-tion in writing separately (a) of such adjustments and
(b) that the revised calculation definition would not cause Moody's to reduce or withdraw its then-current rating of the shares of Series B Preferred Stock. The adjustments contemplated by the preceding sentence shall be made effective upon the time the Corporation receives the notice from Moody's to the effect specified in clause (b) of the preceding sentence. Any such modification may be rescinded or further modified by action of the Board of Directors and the stockholders.
Notwithstanding the provisions of the preceding paragraph, to the extent permitted by law, the Board of Directors, without the vote of the holders of the Series
B Preferred Stock or any other capital stock of the Corporation, may amend the provisions of these Articles
Supplementary to resolve any inconsistency or ambiguity or to remedy any formal defect so long as the amendment does not materially adversely affect any of the contract rights of holders of shares of the Series B Preferred
Stock or any other capital stock of the Corporation or adversely affect the then-current rating on the Series B
Preferred Stock by Moody's.

IN WITNESS WHEREOF, The Gabelli Global Multimedia
Trust Inc. has caused these presents to be signed in its name and on its behalf by a duly authorized officer, and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Corpo-ration further acknowledge said instrument to be the corporate act of the Corporation, and state that to the best of their knowledge, information and belief under penalty of perjury the matters and facts herein set forth with respect to approval are true in all material respects, all on March 27, 2003.

By   /s/ Bruce Alpert
  Name:  Bruce Alpert
  Title:	    President


Attest:

  /s/ James E. McKee
Name:	James E. McKee
Title:	Secretary



[PAGE BREAK]



THE GABELLI GLOBAL MULTIMEDIA TRUST INC. (the "Fund")
EXHIBIT TO ITEM 77Q1


ARTICLES SUPPLEMENTARY
CREATING AND FIXING THE RIGHTS OF
SERIES C AUCTION RATE CUMULATIVE PREFERRED STOCK OF
THE GLOBAL MULTIMEDIA TRUST INC.

		The Gabelli Global Multimedia Trust Inc., a
Maryland corporation having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

		FIRST:  The Board of Directors of the
Corporation, at a meeting duly convened and held on February 19, 2003, pursuant to authority expressly vested in it by Article V of the Charter of the Corporation, adopted resolutions designating 2,000 shares of authorized but unissued Preferred Stock of the Fund, par value $.001 per share, as "Series C Auction
Rate Preferred Stock" and authorizing the issuance of up to 1,000 shares of Series C Auction Rate Preferred Stock at such times as the Pricing Committee should determine.

		SECOND: The Pricing Committee, at a meeting duly convened and held on March 18, 2003, pursuant to authority granted it by the Board of Directors of the Corporation at its February 19, 2003 meeting, approved the issuance by the Corporation of 1,000 shares of Series C Auction Rate Preferred Stock.

		THIRD:  The preferences, rights, voting
powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Series C Auction Rate Cumulative Preferred Stock, par value $.001 per share, as set by the Board of Directors are as follows:

DESIGNATION

		Series C Preferred Stock: A series of 2,000 preferred shares, par value $0.001 per share, liquidation preference $25,000 per share, is hereby designated "Series C Auction Rate Cumulative Preferred Stock" (the "Series C Preferred Stock"). Each share of Series C Preferred Stock may be issued on a date to be determined by the Board of Directors of the Corporation; have an initial dividend rate per annum, an initial
Dividend Period and an initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Directors of the Corporation; and have such other preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Charter applicable to Preferred Stock of the Corporation, as are set forth in these Articles Supplementary. The Series C Preferred Stock shall constitute a separate series of Preferred Stock.

		As used in these Articles Supplementary, unless the context requires otherwise, each capitalized term shall have the meaning ascribed to it in paragraph
13 of Article I and paragraph 1 of Article II of these Articles Supplementary.

Article I:  Series C Preferred Stock Terms

1.	Number of Shares; Ranking.

		(a)	The initial number of authorized shares
constituting the Series C Preferred Stock to be issued is 1,000. No fractional shares of Series C Preferred
Stock shall be issued.

		(b)	Shares of Series C Preferred Stock which
at any time have been redeemed or purchased by the Corporation shall, after such redemption or purchase, have the status of authorized but unissued shares of Preferred Stock.

		(c)	The Series C Preferred Stock shall rank
on a parity with any other series of Preferred Stock as to the payment of dividends to which such stock is entitled.

		(d)	No Holder of Series C Preferred Stock
shall have, solely by reason of being such a holder, any preemptive or other right to acquire, purchase or subscribe for any shares of any Preferred Stock or Common Stock or other securities of the Corporation which it may hereafter issue or sell.

2.	Dividends.

		(a)	The Holders of Series C Preferred Stock
shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends on their shares of Series C Preferred Stock at the dividend rate determined by the Board of Directors in the manner described under "Designation" above during the period from and after the date on which such shares are originally issued and including the last day of the initial Dividend Period and, thereafter, at the rate, determined as set forth in paragraph 2(c), and no more, payable on the respective dates determined as set forth in paragraph 2(b). Dividends on the Outstanding shares of Series C Preferred Stock shall accumulate from the date on which such shares are originally issued.

		(b)	(i)  Dividends shall be payable when, as
and if declared by the Board of Directors following the initial Dividend Payment Date, subject to paragraph
2(b)(ii), on the Series C Preferred Stock as follows:

			(A)	with respect to any Dividend Period
of one year or less, on the first Business Day following the last day of such Dividend Period; provided, however, if the Dividend Period is more than 91 days then on the 91st, 181st and 271st days within such period, if applicable, and on the first Business Day following the last day of such Dividend Period; and

			(B)	with respect to any Dividend Period
of more than one year, on a quarterly basis on each March 26th, June 26th, September 26th and December 26th within such Dividend Period and on the first Business
Day following the last day of such Dividend Period.

			(ii)	If a day for payment of dividends
resulting from the application of paragraph 2(b)(i) above is not a Business Day, then the Dividend Payment
Date shall be the first Business Day following such day for payment of dividends.

			(iii)	The Corporation shall pay to
the Paying Agent not later than 12:00 noon, New York
City time, on the Business Day immediately preceding each Dividend Payment Date for Series C Preferred Stock, an aggregate amount of immediately available funds equal to the dividends to be paid to all Holders of such Series C Preferred Stock on such Dividend Payment Date.
The Corporation shall not be required to establish any reserves for the payment of dividends.

			(iv)	All moneys paid to the Paying Agent
for the payment of dividends shall be held in trust for the payment of such dividends by the Paying Agent for the benefit of the Holders specified in paragraph
2(b)(v). Unless instructed by the Corporation in writing the Paying Agent will hold such moneys uninvested. Any moneys paid to the Paying Agent in accordance with the foregoing but not applied by the Paying Agent to the payment of dividends, including interest earned, if any, on such moneys, will, to the extent permitted by law, be repaid to the Corporation at the end of 90 days from the date on which such moneys were to have been so applied.

			(v)	Each dividend on Series C Preferred
Stock shall be paid on the Dividend Payment Date therefor to the Holders of Series C Preferred Stock as their names appear on the stock ledger or stock records of the Corporation on the Business Day immediately preceding such Dividend Payment Date; provided, however, that if dividends are in arrears, they may be declared and paid at any time to Holders as their names appear on the stock ledger or stock records of the Corporation on such date not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors.
No interest will be payable in respect of any dividend payment or payments which may be in arrears.

		(c)	(i)  For each Dividend Period after the
initial Dividend Period for the Outstanding shares of Series C Preferred Stock, the dividend rate shall be equal to the rate (stated as a rate per annum) that results from an Auction (but the rate set at the Auction will not exceed the Maximum Rate); provided, however, that if an Auction for any subsequent Dividend Period is not held for any reason (other than as provided in the immediately following sentence) or if Sufficient
Clearing Bids have not been made in an Auction (other than as a result of all shares of Series C Preferred
Stock being the subject of Submitted Hold Orders), then the dividend rate on each Outstanding share of Series C
Preferred Stock for any such Dividend Period shall be the Maximum Rate, except as provided in 2(c)(ii) below.
If an Auction is not held because an unforeseen event or unforeseen events cause a day that otherwise would have been an Auction Date not to be a Business Day, then the length of the then-current Dividend Period shall be extended by seven days (or a multiple thereof if necessary because of such unforeseen event or events), the Applicable Rate for such period shall be the Applicable Rate for the Dividend Period so extended and the Dividend Payment Date for such Dividend Period shall be the first Business Day immediately succeeding the end of such period.

			(ii)	Subject to the cure provisions in
paragraph 2(c)(iii) below, a Default Period with respect to the Outstanding shares of Series C Preferred Stock will commence if the Corporation fails to deposit irrevocably in trust in same-day funds, with the Paying
Agent by 12:00 noon, New York City time on the Business
Day immediately preceding the relevant Dividend Payment
Date, the full amount of any declared dividend on the Outstanding shares of Series C Preferred Stock then payable on that Dividend Payment Date (a "Dividend
Default").

		Subject to the cure provisions of paragraph
2(c)(iii) below, a Default Period with respect to a Dividend Default or a Redemption Default shall end on the Business Day on which, by 12:00 noon, New York City time, all unpaid dividends and any unpaid Redemption
Price in respect of such shares of Series C Preferred
Stock shall have been deposited irrevocably in trust in same-day funds with the Paying Agent. In the case of a Default Period, the following shall apply:

A.	Each Dividend Period that commences
during a Default Period will be a
Standard Dividend Period.

B.	The dividend rate for each Dividend
Period that commences and concludes
during a Default Period will be equal to the Default Rate.

C.	In the event a Holder sells Series C
Preferred Stock at an Auction that takes place on the day a Dividend Default occurs and the Default is not cured in accordance with paragraph 2(c)(iii) below, such former Holder shall be entitled to receive the Default Rate with respect to the shares of Series C
Preferred Stock such Holder sold at the
Auction for the Dividend Period with
respect to which the Default occurred.

D.	In the event a Dividend Period commences
during a Default Period and such Dividend
Period continues after such Default
Period has ended (a) the dividend rate
for the portion of such Dividend Period
that occurs during the Default Period
will be the Default Rate and (b) the
dividend rate for the portion of such
Dividend Period that falls outside the
Default Period will be (i) the Applicable
Rate, in the case of the first Dividend
Period following a Default, or (ii) the
Maximum Rate, in the case of any other
Dividend Period commencing during a
Default Period.

E.	The commencement of a Default Period will
not by itself cause the commencement of a new Dividend Period.

F.	No Auction will be held during an
applicable Default Period; provided,
however, that if a Default Period shall
end prior to the end of a Standard
Dividend Period that had commenced during such Default Period, an Auction will be held on the last day of such Standard
Dividend Period.

			(iii)	No Default Period with respect
to a Dividend Default or Redemption Default shall be deemed to have commenced, unless such default is due solely to the willful failure of the Corporation, if the amount of any dividend or any Redemption Price due is deposited irrevocably in trust in same-day funds with the Paying Agent by 12:00 noon, New York City time within three Business Days after the applicable Dividend Payment Date or Redemption Date, together with an amount in respect of such shares of Series C Preferred Stock equal to the Default Rate applied to the amount of such non-payment based on the actual number of days that would otherwise have comprised the Default Period divided by 360. The "Default Rate" shall be equal to the Reference Rate multiplied by three (3).

			(iv)	The amount of dividends per share of
Series C Preferred Stock payable (if declared) on each
Dividend Payment Date of each Dividend Period of less than one year (or in respect of dividends on another date in connection with a redemption during such Dividend Period) shall be computed by multiplying the relevant Applicable Rate, Default Rate or Maximum Rate, as the case may be, for such Dividend Period (or a portion thereof) by a fraction, the numerator of which will be the number of days in such Dividend Period (or portion thereof) that such share of Series C Preferred
Stock was Outstanding and for which the Applicable Rate, Maximum Rate or the Default Rate was applicable (but in no event shall the numerator exceed 360) and the denominator of which will be 360, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent. During any Dividend
Period of one year or more, the amount of dividends per share of Series C Preferred Stock payable on any Dividend Payment Date (or in respect of dividends on another date in connection with a redemption during such Dividend Period) will be computed as described in the preceding sentence except that the numerator, with respect to any full twelve month period, will be 360.

		(d)	Any dividend payment made on shares of
Series C Preferred Stock shall first be credited against the earliest accumulated but unpaid dividends due with respect to such shares.

		(e)	For so long as shares of the Series C
Preferred Stock are Outstanding, except as otherwise contemplated by Article I of these Articles
Supplementary, the Corporation shall not pay any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Stock or other stock, if any, ranking junior to the Series C
Preferred Stock as to dividends and upon liquidation) with respect to Common Stock or any other capital stock of the Corporation ranking junior to the Series C
Preferred Stock as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Stock or other capital stock ranking junior to the Series C Preferred
Stock (except by conversion into or exchange for shares of the Corporation ranking junior to the Series C
Preferred Stock as to dividends and upon liquidation), unless, in each case, (i) immediately after such transaction, the Corporation would have Eligible Assets with an aggregate Discounted Value at least equal to the Basic Maintenance Amount and Asset Coverage would be achieved, (ii) all cumulative and unpaid dividends due on or prior to the date of the transaction have been declared and paid in full with respect to the Corporation's Preferred Stock, including the Series C Preferred Stock (or shall have been declared and sufficient funds for the payment thereof deposited with the applicable Paying Agent) and (iii) the Corporation has redeemed the full number of shares of Preferred
Stock to be redeemed mandatorily pursuant to any provision for mandatory redemption contained herein, including, without limitation, any such provision contained in paragraph 3(a)(ii).

		(f)	No full dividends shall be declared or
paid on the Series C Preferred Stock for any Dividend
Period or part thereof, unless full cumulative dividends due through the most recent Dividend Payment Dates therefor for all Outstanding series of Preferred Stock of the Corporation ranking on a parity with the Series C Preferred Stock as to the payment of dividends have been or contemporaneously are declared and paid through the most recent Dividend Payment Dates therefor. If full cumulative dividends due have not been paid on all Outstanding shares of such Preferred Stock, any dividends being paid on such shares of Preferred Stock (including the Series C Preferred Stock) will be paid as nearly pro rata as possible in proportion to the respective amounts of dividends accumulated but unpaid on each such series of Preferred Stock then Outstanding on the relevant Dividend Payment Date.

3.	Redemption.

		(a)	(i)  Optional Redemption.  After the
initial Dividend Period, subject to any Non-Call Period and the provisions of this paragraph 3 and to the extent permitted under the 1940 Act and Maryland law, the Corporation may, at its option, redeem in whole or in part out of funds legally available therefor, shares of Series C Preferred Stock by delivering a notice of redemption not less than 7 calendar days and not more than 40 calendar days prior to the Redemption Date, in the case of shares herein designated as (A) having a Dividend Period of one year or less, on the next
Business Day after the last day of such Dividend Period, at a redemption price per share equal to $25,000, plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to the Redemption Date ("Redemption Price"), or (B) having a Dividend Period of more than one year, on any Business
Day prior to the end of the relevant Dividend Period, at the Redemption Price subject to any applicable Specific Redemption Provisions. Notwithstanding the foregoing, the Corporation shall not give a notice of any redemption pursuant to this paragraph 3(a)(i) unless, on the date on which the Corporation gives such notice (x) the Corporation reasonably believes that, assuming the fulfillment of any conditions precedent specified in such notice, it will be able to deposit with the Paying Agent when due Deposit Assets with maturity or tender dates not later than the day preceding the applicable Redemption Date and having a value not less than the amount (including any applicable premium) due to Holders of the Series C Preferred Stock to be redeemed on the Redemption Date and (y) the Corporation would have Eligible Assets with an aggregate Discounted Value at least equal to the Basic Maintenance Amount and Asset Coverage immediately subsequent to such redemption, if such redemption were to occur on such date, it being understood that the provisions of paragraph 3(d) shall be applicable in such circumstances in the event the Corporation makes the deposit and takes the other action required thereby.

			(ii)	Mandatory Redemption.  So long as
shares of Series C Preferred Stock are Outstanding, if the Corporation fails (A) as of any Valuation Date to meet the Basic Maintenance Test and such failure is not cured by the Basic Maintenance Amount Cure Date or (B) as of any Quarterly Valuation Date to meet Asset
Coverage and such failure is not cured by the Series C
Asset Coverage Cure Date or (C) as of any valuation or measuring date applicable to any other series of Preferred Stock to meet any applicable maintenance amount test and such failure is not cured by the relevant cure date (any such cure date, together with any Basic Maintenance Amount Cure Date or Series C Asset
Coverage Cure Date, a "Cure Date"), Preferred Stock, which at the Corporation's determination may include
Series C Preferred Stock, will be subject to mandatory redemption out of funds legally available therefor. The series and number of shares of Preferred Stock to be redeemed in such circumstances will be determined by the Corporation, subject to the limitations of the 1940 Act and Maryland law, from among all series of Preferred
Stock then Outstanding and may include any proportion of Series C Preferred Stock or any other series of Preferred Stock. The amount of Preferred Stock to be mandatorily redeemed under such circumstances shall, in the aggregate, equal the lesser of (1) the minimum amount of Preferred Stock (including the Series C
Preferred Stock if so determined by the Corporation) the redemption of which, if deemed to have occurred immediately prior to the opening of business on the relevant Cure Date, would result in the Corporation meeting, as the case may be, the Basic Maintenance Test, Asset Coverage and any other then applicable maintenance amount test, in each case as of the relevant Cure Date
(provided that, if there is no such minimum amount of Preferred Stock the redemption of which would have such result, all Series C Preferred Stock then Outstanding will be redeemed), and (2) the maximum amount of Preferred Stock that can be redeemed out of funds expected to be available therefor on the Mandatory
Redemption Date at the Mandatory Redemption Price;
provided, that in the event that Preferred Stock is redeemed mandatorily pursuant to this paragraph 3, the Corporation may, but is not required to, redeem a sufficient amount of additional shares of Series C
Preferred Stock, which when aggregated with other shares of Preferred Stock redeemed by the Corporation, permits the Corporation to have (x) Eligible Assets with Adjusted Value with respect to the Preferred Stock remaining Outstanding of as great as 110% of the Basic
Maintenance Amount and (y) Asset Coverage with respect to the Preferred Stock remaining Outstanding of as much as 220%.

			(iii)	Subject to the Articles
Supplementary establishing each series of Preferred
Stock and the 1940 Act, the Corporation may determine the shares and series of Preferred Stock to be redeemed in accordance with the paragraph 3(a)(ii) above, subject to the further provisions of this paragraph 3(a)(iii).
Subject to the immediately preceding sentence, the Corporation shall effect any mandatory redemption of Series C Preferred Stock relating to: (A) a failure to meet the Basic Maintenance Test or a failure to meet
Asset Coverage, no later than eight days following such Cure Date, provided, that if such eighth day is not a Business Day, such redemption will occur not later than the close of business on the next Business Day or (B) a failure to meet any other then applicable maintenance amount test in accordance with the requirements of such test (in each case the date specified for such redemption being, the "Mandatory Redemption Date"), except that if the Corporation does not have funds legally available for the redemption of, or is not otherwise legally permitted to redeem, the amount of Preferred Stock which would be mandatorily redeemed by the Corporation under subparagraph 3(a)(ii) if sufficient funds were available, or the Corporation otherwise is unable to effect such redemption on or prior to the applicable Mandatory Redemption Date, the Corporation shall redeem on such redemption date the number of shares of Series C Preferred Stock and other
Preferred Stock with respect to which it has given notice of redemption as it shall have legally available funds, or is otherwise able, to redeem ratably on the basis of Redemption Price from each holder whose shares are to be redeemed and the remainder of the Series C
Preferred Stock and other Preferred Stock which it was unable to redeem on the earliest practicable date on which the Corporation will have such funds available upon notice, in the case of Series C Preferred Stock pursuant to paragraph 3(b) to Holders of shares of Series C Preferred Stock to be redeemed. The
Corporation will deposit with the Paying Agent funds sufficient to redeem the specified number of shares of Series C Preferred Stock subject to a redemption under this paragraph 3(a) by 12:00 noon, New York City time, of the Business Day immediately preceding the redemption date. If fewer than all of the Outstanding shares of Series C Preferred Stock are to be redeemed, the number of shares of Series C Preferred Stock to be redeemed shall be redeemed pro rata from the Holders of such shares in proportion to the number of shares of Series C
Preferred Stock held by such Holders, by lot or by such other method as the Corporation shall deem fair and equitable, subject, however, to the terms of any applicable Specific Redemption Provisions.

		(b)	In the event of a redemption of Series C
Preferred Stock pursuant to paragraph 3(a) above, the Corporation will have filed or will file a notice of its intention to redeem with the Commission, in either case so as to provide at least the minimum notice required under Rule 23c-2 under the 1940 Act or any successor provision. In addition, the Corporation shall deliver a notice of redemption to the Auction Agent (the "Notice of Redemption") containing the information set forth below (i) in the case of an optional redemption pursuant to paragraph 3(a)(i) above, one Business Day prior to the giving of notice to the Holders and (ii) in the case of a mandatory redemption pursuant to paragraph 3(a)(ii) above, on or prior to the 7th day preceding the Mandatory Redemption Date. The Auction Agent will use its reasonable efforts to provide telephonic, electronic or written notice to each Holder of any shares of Series
C Preferred Stock called for redemption not later than the close of business on the Business Day immediately following the day on which the Corporation determines the shares to be redeemed (or, during a Default Period with respect to such shares, not later than the close of business on the Business Day immediately following the day on which the Auction Agent receives Notice of Redemption from the Corporation). The Auction Agent shall confirm a telephonic notice in writing not later than the close of business on the third Business Day preceding the date fixed for redemption by providing the Notice of Redemption to each Holder of shares called for redemption, the Paying Agent (if different from the Auction Agent) and the Securities Depository. Notice of
Redemption will be addressed to the Holders of Series C
Preferred Stock at their addresses appearing on the share records of the Corporation. Such Notice of Redemption will set forth (s) the date fixed for redemption, (t) the number or percentage of shares of Series C Preferred Stock to be redeemed, (u) the CUSIP number(s) of such shares, (v) the Redemption Price
(specifying the amount of accumulated dividends to be included therein), (w) the place or places where such shares are to be redeemed, (x) that dividends on the shares to be redeemed will cease to accumulate on such date fixed for redemption, (y) the provision of these Articles Supplementary under which redemption shall be made, and (z) in the case of a redemption pursuant to paragraph 3(a)(i), any conditions precedent to such redemption. If fewer than all the Outstanding shares of Series C Preferred Stock held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number or percentage of shares of Series C Preferred Stock to be redeemed from such Holder. No defect in the Notice of Redemption or in the transmittal or mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law.

		(c)	Notwithstanding the provisions of
paragraph 3(a), the Corporation shall not redeem shares of Preferred Stock unless all accumulated and unpaid dividends on all Outstanding shares of Series C
Preferred Stock and other Preferred Stock ranking on a parity with the Series C Preferred Stock with respect to dividends for all applicable past Dividend Periods
(whether or not earned or declared by the Corporation) have been or are contemporaneously paid or declared and Deposit Assets for the payment of such dividends have been deposited with the Paying Agent; provided, however, that the foregoing shall not prevent the purchase or acquisition of outstanding shares of Preferred Stock pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to holders of all Outstanding shares of Series C
Preferred Stock.

		(d)	Upon the deposit of funds sufficient to
redeem shares of Series C Preferred Stock with the Paying Agent and the giving of the Notice of Redemption to the Auction Agent under paragraph 3(b) above, such shares shall no longer be deemed to be Outstanding for any purpose (including, without limitation, for purposes of calculating whether the Corporation has met the Basic
Maintenance Test or Asset Coverage), and all rights of the Holders of the shares of Series C Preferred Stock so called for redemption shall cease and terminate, except the right of such Holder to receive the Redemption Price specified herein, but without any interest or other additional amount. Such Redemption Price shall be paid by the Paying Agent to the nominee of the Securities
Depository. The Corporation shall be entitled to receive from the Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Paying
Agent in excess of (i) the aggregate Redemption Price of the shares of Series C Preferred Stock called for redemption on such date and (ii) such other amounts, if any, to which Holders of the Series C Preferred Stock called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be paid to the Corporation, after which time the Holders of shares of Series C Preferred Stock so called for redemption may look only to the Corporation for payment of the Redemption Price and all other amounts, if any, to which they may be entitled; provided, however, that the Paying Agent shall notify all Holders whose funds are unclaimed by placing a notice in The
Wall Street Journal concerning the availability of such funds for three consecutive weeks. The Corporation shall be entitled to receive, from time to time after the date fixed for redemption, any interest earned on the funds so deposited.

		(e)	A Default Period with respect to the
Outstanding shares of Series C Preferred Stock will commence if the Corporation fails to deposit irrevocably in trust in same-day funds, with the Paying Agent by 12:00 noon, New York City time on the Business Day preceding the redemption date specified in the Notice of Redemption (the "Redemption Date") the full amount of any Redemption Price payable on such Redemption Date (a "Redemption Default"); provided, that no Redemption
Default shall be deemed to have occurred in respect of Series C Preferred Stock when the related redemption notice provides that the redemption of such Series C Preferred Stock is subject to one or more conditions precedent and each such condition precedent shall not have been satisfied at the time or times or in the manner specified in such Notice of Redemption. To the extent a Redemption Default occurs with respect to Series C Preferred Stock or that any redemption for which Notice of Redemption has been given is otherwise prohibited, such redemption shall be made as soon as practicable to the extent such funds become legally available or such redemption is no longer otherwise prohibited. Notwithstanding the fact that a Redemption Default has occurred and is continuing or that the Corporation has otherwise failed to redeem shares of Series C Preferred Stock for which a Notice of
Redemption has been given, dividends may be declared and if so declared will be paid on Series C Preferred Stock, which shall include those shares of Series C Preferred
Stock for which Notice of Redemption has been given but for which deposit of funds has not been made.

		(f)	All moneys paid to the Paying Agent for
payment of the Redemption Price of shares of Series C
Preferred Stock called for redemption shall be held in trust by the Paying Agent for the benefit of Holders of the Series C Preferred Stock so to be redeemed. A
Redemption Default will occur on account of the Corporation's failure to timely deposit any required
Redemption Price with the Paying Agent and any resulting
Default Period will end in accordance with paragraph
2(c)(ii).

		(g)	So long as the Series C Preferred Stock
is held of record by the nominee of the Securities
Depository, the Redemption Price for such shares will be paid on the date fixed for redemption to the nominee of the Securities Depository for distribution to agent members for distribution to the Persons for whom they are acting as agent.

		(h)	Except for the provisions described
above, nothing contained in these Articles Supplementary limits any right of the Corporation to purchase or otherwise acquire Series C Preferred Stock outside of an Auction at any price, whether higher or lower than the price that would be paid in connection with an optional or mandatory redemption, so long as, at the time of any such purchase, there is no arrearage in the payment of dividends on, or the mandatory or optional Redemption
Price with respect to, any shares of Series C Preferred
Stock for which Notice of Redemption has been given and the Corporation meets Asset Coverage and the Basic
Maintenance Test after giving effect to such purchase or acquisition on the date thereof. Any shares of Series C
Preferred Stock which are purchased, redeemed or otherwise acquired by the Corporation shall have no voting rights. If fewer than all the Outstanding shares of Series C Preferred Stock are redeemed or otherwise acquired by the Corporation, the Corporation shall give notice of such transaction to the Auction Agent.

		(i)	In the case of any redemption pursuant to
this paragraph 3, only whole shares of Series C
Preferred Stock shall be redeemed, and in the event that any provision of the Charter would require redemption of a fractional share, the Auction Agent shall be authorized to round up so that only whole shares are redeemed.

		(j)	Notwithstanding anything herein to the
contrary, the Board of Directors may authorize, create or issue other series of Preferred Stock ranking on a parity with the Series C Preferred Stock with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation, to the extent permitted by the 1940 Act, if upon issuance of any such series, either (i) the net proceeds from the sale of such stock
(or such portion thereof needed to redeem or repurchase the Outstanding shares of Series C Preferred Stock) are deposited with the Auction Agent, Notice of Redemption as contemplated by paragraph 3(b) has been delivered prior thereto or is sent promptly thereafter, and such proceeds are used to redeem all Outstanding shares of Series C Preferred Stock or (ii) the Corporation would meet Asset Coverage, the Basic Maintenance Test and the requirements of paragraph 9 immediately following any redemption of Preferred Stock (which may include a portion of the Series C Preferred Stock) to be effected with the proceeds of such issuance.

4.	Designation of Dividend Period.

		(a)	The initial Dividend Period for the
Series C Preferred Stock shall be as determined in the manner under "Designation" above. The Corporation shall designate the duration of subsequent Dividend Periods of the Series C Preferred Stock; provided, however, that no such designation shall be necessary for a Standard
Dividend Period and, provided further, that any designation of a Special Dividend Period for the Series
C Preferred shall be effective only if (i) notice thereof shall have been given as provided herein, (ii) any failure to pay in a timely manner to the Auction
Agent the full amount of any dividend on, or the Redemption Price of, the Series C Preferred Stock shall have been cured as provided for herein, (iii) Sufficient
Clearing Orders shall have existed in an Auction held for the Series C Preferred Stock on the Auction Date immediately preceding the first day of such proposed
Special Dividend Period, (iv) if the Corporation shall have mailed a Notice of Redemption with respect to any shares of Series C Preferred Stock, the Redemption Price with respect to such shares shall have been deposited with the Paying Agent and (v) the Corporation has confirmed that as of the Auction Date next preceding the first day of such Special Dividend Period, it has Eligible Assets with an aggregate Discounted Value at least equal to the Basic Maintenance Amount, and the Corporation has consulted with the Broker-Dealers and has provided notice of such designation and a Basic
Maintenance Report to each Rating Agency.

		(b)	If the Corporation proposes to designate
any Special Dividend Period, not fewer than seven
Business Days (or two Business Days in the event the duration of the Dividend Period prior to such Special
Dividend Period is fewer than eight days) nor more than 30 Business Days prior to the first day of such Special
Dividend Period, notice shall be (i) made by press release and (ii) communicated by the Corporation by telephonic or other means to the Auction Agent and confirmed in writing promptly thereafter. Each such notice shall state (x) that the Corporation proposes to exercise its option to designate a succeeding Special
Dividend Period, specifying the first and last days thereof and (y) that the Corporation will by 3:00 P.M., New York City time, on the second Business Day next preceding the first day of such Special Dividend Period, notify the Auction Agent, who will promptly notify the Broker-Dealers, of either (A) its determination, subject to certain conditions, to proceed with such Special
Dividend Period, subject to the terms of any Specific
Redemption Provisions, or (B) its determination not to proceed with such Special Dividend Period, in which latter event the succeeding Dividend Period shall be a Standard Dividend Period. No later than 3:00 P.M., New
York City time, on the second Business Day next preceding the first day of any proposed Special Dividend
Period, the Corporation shall deliver to the Auction
Agent, who will promptly deliver to the Broker-Dealers and Existing Holders, either:

				(1)	a notice stating (a) that the
Corporation has determined to designate the next succeeding Dividend Period as a Special Dividend Period,
(b) the first and last days thereof and (c) the terms of any Specific Redemption Provisions; or

				(2)	a notice stating that the
Corporation has determined not to exercise its option to designate a Special Dividend Period.

	If the Corporation fails to deliver either such notice with respect to the designation of any proposed
Special Dividend Period to the Auction Agent or is unable to make the confirmation provided in paragraph
4(a)(v) by 3:00 P.M., New York City time, on the second
Business Day next preceding the first day of such proposed Special Dividend Period, the Corporation shall be deemed to have delivered a notice to the Auction
Agent with respect to such Dividend Period to the effect set forth in clause (2) above, thereby resulting in a Standard Dividend Period.

5.	Restrictions on Transfer.

	Series C Preferred Stock may be transferred only
(a) pursuant to an Order placed in an Auction, (b) to or through a Broker-Dealer or (c) to the Corporation or any Affiliate. Notwithstanding the foregoing, a transfer other than pursuant to an Auction will not be effective unless the selling Existing Holder or the Agent Member of such Existing Holder (in the case of an Existing
Holder whose shares are listed in its own name on the books of the Auction Agent), or the Broker-Dealer or Agent Member of such Broker-Dealer (in the case of a transfer between persons holding shares of any Series C
Preferred Stock through different Broker-Dealers), advises the Auction Agent of such transfer. Any certificates representing Series C Preferred Stock issued to the Securities Depository will bear legends with respect to the restrictions described above and stop-transfer instructions will be issued to the Transfer Agent and/or Registrar.

6.	Voting Rights.

		(a)	General.

		Except as otherwise provided by law or as specified in the Charter, each Holder of Series C
Preferred Stock and any other Preferred Stock shall be entitled to one vote for each share held on each matter submitted to a vote of stockholders of the Corporation, and the Holders of Outstanding shares of Preferred Stock and Common Stock shall vote together as a single class;
provided, however, that at any meeting of the stockholders of the Corporation held for the election of directors, the Holders of Outstanding shares of Preferred Stock, including the Series C Preferred Stock, shall be entitled, as a class, to the exclusion of the Holders of all other securities and classes of capital stock of the Corporation, to elect a number of Corporation's directors, such that following the election of directors at the meeting of the stockholders, the Corporation's Board of Directors shall contain two directors elected by the Holders of the Outstanding shares of Preferred Stock as a class.
Subject to paragraph 6(b), the Holders of outstanding shares of capital stock of the Corporation, including the Holders of Outstanding shares of Preferred Stock, including Series C Preferred Stock, voting as a single class, shall elect the balance of the directors.

		(b)	Right to Elect Majority of Board of
Directors.

		During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number of directors constituting the Board of Directors shall be automatically increased by the smallest number of additional directors that, when added to the two directors elected exclusively by the Holders of shares of Preferred Stock pursuant to paragraph 6(a) above, would constitute a majority of the Board of Directors as so increased by such smallest number; and the Holders of shares of Preferred Stock shall be entitled, voting separately as one class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), to elect such smallest number of additional directors, together with the two directors that such Holders are in any event entitled to elect pursuant to paragraph 6(a) above. The Corporation and the Board of Directors shall take all necessary action, including amending the Corporation's bylaws, to effect an increase in the number of directors as described in the preceding sentence. A Voting Period shall commence:

			(i)	if at any time accumulated dividends
(whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the Outstanding Series C Preferred Stock equal to at least two full years' dividends shall have become due and unpaid and sufficient cash or specified securities shall not have been deposited with the Paying
Agent for the payment in full of such accumulated dividends; or

			(ii)	if at any time holders of any other
shares of Preferred Stock are entitled to elect a majority of the directors of the Corporation under the 1940 Act or the Articles Supplementary creating such shares.

	Upon the termination of a Voting Period, the voting rights described in this paragraph 6(b) shall cease, subject always, however, to the reverting of such voting rights in the holders of Preferred Stock upon the further occurrence of any of the events described in this paragraph 6(b).

		(c)	Right to Vote with Respect to Certain
Other Matters.

		So long as the Series C Preferred Stock is
Outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the shares of Preferred Stock Outstanding at the time, voting separately as one class, amend, alter or repeal the provisions of the Charter, whether by merger, consolidation or otherwise, so as to materially adversely affect any of the contract rights expressly set forth in the Charter of Holders of Series C
Preferred Stock or any other Preferred Stock. To the extent permitted under the 1940 Act, in the event shares of more than one series of Preferred Stock are Outstanding, the Corporation shall not effect any of the actions set forth in the preceding sentence which materially adversely affects the contract rights expressly set forth in the Charter of a Holder of shares of a series of Preferred Stock differently than those of a Holder of shares of any other series of Preferred
Stock without the affirmative vote of the Holders of at least a majority of the shares of Preferred Stock of each series materially adversely affected and Outstanding at such time (each such materially adversely affected series voting separately as a class to the extent its rights are affected differently). The
Corporation shall notify each Rating Agency ten Business
Days prior to any such vote described above. Unless a higher percentage is provided for under the Charter or applicable provisions of the Maryland General
Corporation Law, the affirmative vote of the Holders of a majority of the Outstanding shares of Preferred Stock, including the Series C Preferred Stock, voting together as a single class, will be required to approve any plan of reorganization adversely affecting such shares or any action requiring a vote of security holders under
Section 13(a) of the 1940 Act. For purposes of this paragraph 6(c), the phrase "vote of the Holders of a majority of the Outstanding shares of Preferred Stock"
(or any like phrase) shall mean, in accordance with
Section 2(a)(42) of the 1940 Act, the vote, at the annual or a special meeting of the stockholders of the Corporation duly called (A) of 67 percent or more of the shares of Preferred Stock present at such meeting, if the Holders of more than 50 percent of the Outstanding shares of Preferred Stock are present or represented by proxy; or (B) of more than 50 percent of the Outstanding shares of Preferred Stock, whichever is less. The class vote of Holders of shares of Preferred Stock described above will in each case be in addition to a separate vote of the requisite percentage of shares of Common
Stock and shares of Preferred Stock, including the Series C Preferred Stock, voting together as a single class, necessary to authorize the action in question.
An increase in the number of authorized shares of Preferred Stock pursuant to the Charter or the issuance of additional shares of any series of Preferred Stock
(including the Series C Preferred Stock) pursuant to the
Charter shall not in and of itself be considered to adversely affect the contract rights of the Holders of Preferred Stock. The provisions of this paragraph 6(c) are subject to the provisions of paragraph 10.

		(d)	Voting Procedures.

			(i)	As soon as practicable after the
accrual of any right of the Holders of shares of Preferred Stock, including the Series C Preferred Stock, to elect additional directors as described in paragraph
6(b), the Corporation shall call a special meeting of such Holders and instruct the Auction Agent to mail a notice of such special meeting to the Holders of Series
C Preferred Stock, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Corporation fails to send such notice to the Auction Agent or if the Corporation does not call such a special meeting, it may be called by any such Holder on like notice. The record date for determining the Holders entitled to notice of and to vote at such special meeting shall be the close of business on the day on which such notice is mailed or such other day as the Board of Directors shall determine. At any such special meeting and at each meeting held during a Voting Period, such Holders of Preferred Stock, voting together as a class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), shall be entitled to elect the number of directors prescribed in paragraph 6(b) on a one-vote-per-share basis. At any such meeting or adjournment thereof in the absence of a quorum, a majority of the Holders of shares of Preferred
Stock, including the Series C Preferred Stock, present in person or by proxy shall have the power to adjourn the meeting without notice, other than an announcement at the meeting, until a date not more than 120 days after the original record date.

		(ii)	For purposes of determining any rights of
the Holders of the shares of Preferred Stock, including the Series C Preferred Stock, to vote on any matter, whether such right is created by these Articles
Supplementary, by the other provisions of the Charter, by statute or otherwise, a share of Series C Preferred
Stock which is not Outstanding shall not be counted.

		(iii)	The terms of office of all persons
who are directors of the Corporation at the time of a special meeting of Holders of Preferred Stock, including the Series C Preferred Stock, to elect directors shall continue, notwithstanding the election at such meeting by such Holders of the number of directors that they are entitled to elect, and the persons so elected by such Holders, together with the two incumbent directors elected by the Holders of Preferred Stock, including the Series C Preferred Stock, and the remaining incumbent directors elected by the holders of the Common Stock and Preferred Stock, shall constitute the duly elected directors of the Corporation.

		(iv)	Upon the expiration of a Voting Period,
the terms of office of the additional directors elected by the Holders of Preferred Stock pursuant to paragraph
6(b) above shall expire, and the remaining directors shall constitute the directors of the Corporation and the voting rights of such Holders of Preferred Stock, including Series C Preferred Stock, to elect additional directors pursuant to paragraph 6(b) above shall cease, subject to the provisions of the last sentence of paragraph 6(b). Upon the expiration of the terms of the directors elected by the holders of Preferred Stock pursuant to paragraph 6(b) above, the number of directors shall be automatically reduced to the number and composition of directors on the Board immediately preceding such Voting Period.

		(e)	Exclusive Remedy.

		Unless otherwise required by law, the Holders of Series C Preferred Stock shall not have any rights or preferences other than those specifically set forth herein. The Holders of Series C Preferred Stock shall have no preemptive rights or rights to cumulative voting. In the event that the Corporation fails to pay any dividends on the Series C Preferred Stock, the exclusive remedy of the Holders shall be the right to vote for directors pursuant to the provisions of this paragraph 6.

		(f)	Notification to Rating Agency.

		In the event a vote of Holders of Preferred
Stock is required pursuant to the provisions of Section
13(a) of the 1940 Act, as long as the Series C Preferred
Stock is rated by a Rating Agency at the request of the Corporation, the Corporation shall, not later than ten
Business Days prior to the date on which such vote is to be taken, notify each Rating Agency that such vote is to be taken and the nature of the action with respect to which such vote is to be taken and, not later than ten
Business Days after the date on which such vote is taken, notify each Rating Agency of the result of such vote.

7.	Liquidation Rights.

		(a)	In the event of any liquidation,
dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Holders of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, after claims of creditors but before any distribution or payment shall be made in respect of the Common Stock or any other stock of the Corporation ranking junior to the Series C
Preferred Stock as to liquidation payments, a liquidation distribution in the amount of $25,000.00 per share (the "Liquidation Preference"), plus an amount equal to all unpaid dividends accumulated to and including the date fixed for such distribution or payment (whether or not earned or declared by the Corporation, but excluding interest thereon), and such Holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.

		(b)	If, upon any liquidation, dissolution or
winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution among the Holders of all Outstanding shares of Series C Preferred Stock, and any other Outstanding class or series of Preferred Stock ranking on a parity with the Series C Preferred Stock as to payment upon liquidation, shall be insufficient to permit the payment in full to such Holders of Series C
Preferred Stock of the Liquidation Preference plus accumulated and unpaid dividends and the amounts due upon liquidation with respect to such other Preferred
Stock, then such available assets shall be distributed among the Holders of Series C Preferred Stock and such other Preferred Stock ratably in proportion to the respective preferential amounts to which they are entitled. Unless and until the Liquidation Preference plus accumulated and unpaid dividends has been paid in full to the Holders of shares of Series C Preferred
Stock, no dividends or distributions will be made to holders of shares of the Common Stock or any other stock of the Corporation ranking junior to the Series C
Preferred Stock as to liquidation.

8.	Auction Agent.

	For so long as shares of the Series C Preferred
Stock are Outstanding, the Auction Agent, duly appointed by the Corporation to so act, shall be in each case a commercial bank, trust company or other financial institution independent of the Corporation and its Affiliates (which, however, may engage or have engaged in business transactions with the Corporation or its Affiliates) and at no time shall the Corporation or any of its Affiliates act as the Auction Agent in connection with the Auction Procedures. If the Auction Agent resigns or for any reason its appointment is terminated during any period that any shares of Series C Preferred
Stock are Outstanding, the Corporation shall use its best efforts promptly thereafter to appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent.

9.	Coverage Tests.

		(a)	Determination of Compliance.

		For so long as shares of the Series C
Preferred Stock are Outstanding, the Corporation shall make the following determinations:

			(i)	Asset Coverage as follows:

			(A)	As of each Quarterly Valuation Date,
the Corporation shall determine whether Asset Coverage is met as of that date. In the event the Corporation determines that it has failed to meet Asset Coverage as of such Quarterly Valuation date, the Corporation will notify each Rating Agency of such failure in writing
(which notification may be by facsimile or other electronic means) on or before 5:00 P.M., New York City time, on the fifth Business Day following the date of such determination.

			(B)	The Corporation shall deliver to
each Rating Agency an "Asset Coverage Certificate" which sets forth the determination of paragraph 9(a)(i)(A) above (1) as of the Date of Original Issue and, thereafter, (2) as of (x) each Quarterly Valuation Date and (y) a Business Day on or before any Series C Asset
Coverage Cure Date following a failure to meet Asset
Coverage. Such Asset Coverage Certificate shall be delivered in the case of clause (1) on the Date of Original Issue and in the case of clause (2) on or before the seventh Business Day following such Quarterly
Valuation Date or the relevant Cure Date, as the case may be.

			(ii)	Basic Maintenance Amount as follows:

			(A)	For so long as the Series C
Preferred Stock is rated by Moody's and/or Fitch at the Corporation's request, the Corporation shall maintain, on each Valuation Date, Eligible Assets having an Adjusted Value at least equal to the Basic Maintenance
Amount, as of such Valuation Date. Upon any failure to maintain Eligible Assets having an Adjusted Value at least equal to the Basic Maintenance Amount, the Corporation shall use all commercially reasonable efforts to re-attain Eligible Assets having an Adjusted
Value at least equal to the Basic Maintenance Amount on or prior to the Basic Maintenance Amount Cure Date, by altering the composition of its portfolio or otherwise.

			(B)	On or before 5:00 P.M., New York
City time, on the fifth Business Day after a Valuation
Date on which the Corporation fails to satisfy the Basic
Maintenance Amount, and on the fifth Business Day after the Basic Maintenance Amount Cure Date with respect to such Valuation Date, the Corporation shall complete and deliver to each Rating Agency a Basic Maintenance Report as of the date of such failure or such Basic Maintenance
Amount Cure Date, as the case may be, which will be deemed to have been delivered to such Rating Agency if such Rating Agency receives a copy or facsimile or other electronic transcription or transmission thereof and on the same day the Corporation mails or sends to such Rating Agency for delivery on the next Business Day the full Basic Maintenance Report. The Corporation shall also deliver a Basic Maintenance Report to each Rating
Agency as of any Annual Valuation Date, in each case on or before the fifth Business Day after such day. A failure by the Corporation to deliver a Basic
Maintenance Report pursuant to the preceding sentence shall be deemed to be delivery of a Basic Maintenance
Report indicating the Discounted Value for all assets of the Corporation is less than the Basic Maintenance
Amount, as of the relevant Valuation Date.

			(C)	Within ten Business Days after the
date of delivery of a Basic Maintenance Report in accordance with paragraph 9(a)(ii)(B) relating to any Annual Valuation Date, the Corporation shall cause the Independent Accountant to send an Accountant's
Confirmation to each Rating Agency with respect to such Basic Maintenance Report.

			(D)	Within ten Business Days after the
date of delivery of a Basic Maintenance Report in accordance with paragraph 9(a)(ii)(B) relating to each, if any, Valuation Date on which the Corporation failed to satisfy the Basic Maintenance Amount and the Basic
Maintenance Amount Cure Date with respect to such failure to satisfy the Basic Maintenance Amount, the Corporation shall cause the Independent Accountant to provide to each Rating Agency an Accountant's
Confirmation as to such Basic Maintenance Report.

			(E)	If any Accountant's Confirmation
delivered pursuant to paragraph (C) or (D) of this paragraph 9(a)(ii) does not agree with the Corporation's calculation of the Basic Maintenance Report for a particular Valuation Date for which such Accountant's
Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate
Eligible Assets in respect of any Rating Agency than was determined by the Corporation, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Corporation, and the Corporation shall accordingly amend and deliver the Basic Maintenance Report to the relevant
Rating Agency promptly following receipt by the Corporation of such Accountant's Confirmation.

			(F)	On or before 5:00 p.m., New York
City time, on the fifth Business Day after the Date of Original Issue of Series C Preferred Stock, the
Corporation shall complete and deliver to each Rating
Agency a Basic Maintenance Report as of the close of business on such Date of Original Issue.

			(G)	On or before 5:00 p.m., New York
City time, on the fifth Business Day after either (1) the Corporation shall have redeemed Series C Preferred
Stock or (2) the ratio of the Discounted Value of Eligible Assets in respect of any Rating Agency to the Basic Maintenance Amount is less than or equal to 110%, the Corporation shall complete and deliver to, in the case of clause (1), each Rating Agency, or, in the case of clause (2), any relevant Rating Agency, a Basic
Maintenance Report as of the date of either such event.

		(b)	Failure to Meet Asset Coverage
Requirements.

		If the Corporation fails to have Asset
Coverage as provided in paragraph 9(a)(i)(A) or to have Eligible Assets having an Adjusted Value at least equal to the Basic Maintenance Amount as provided in paragraph
9(a)(ii)(A) and such failure is not cured by the applicable Cure Date, Preferred Stock, which at the Corporation's determination (to the extent permitted by the 1940 Act and Maryland law) may include any proportion of Series C Preferred Stock, will be subject to mandatory redemption as set forth in paragraph 3.

		(c)	Status of Series C Preferred Stock Called
for redemption.

		For purposes of determining whether the
requirements of paragraphs 9(a)(i)(A) and 9(a)(ii)(A) hereof are satisfied, (i) no share of the Series C
Preferred Stock or other Preferred Stock shall be deemed to be Outstanding for purposes of any computation if, prior to or concurrently with such determination, sufficient Deposit Assets to pay the full Redemption
Price for such share shall have been deposited in trust with the Paying Agent (or applicable dividend-disbursing agent) and the requisite Notice of Redemption shall have been given, and (ii) such Deposit Assets deposited with the Paying Agent (or dividend-disbursing agent) shall not be included.

		(d)	Certain Notifications Relating to Market
Value.

		In the event the Market Value of an Eligible
Asset is determined pursuant to clause (a)(ii) of the definition of Market Value set forth in paragraph 13, the Corporation shall promptly inform each Rating Agency in writing (which notice may be by facsimile or other electronic means) of the basis upon which the Market
Value of such Eligible Asset was determined.

10.	Certain Other Restrictions.

		(a)	For so long as the shares of Series C
Preferred are rated by a Rating Agency at the Corporation's request, the Corporation will not, and will cause the Adviser not to, (i) knowingly and willfully purchase or sell any asset for the specific purpose of causing, and with the actual knowledge that the effect of such purchase or sale will be to cause, the Corporation to have Eligible Assets having an Adjusted Value as of the date of such purchase or sale to be less than the Basic Maintenance Amount as of such date, (ii) in the event that, as of the immediately preceding Valuation Date, the Adjusted Value of the Corporation's Eligible Assets exceeded the Basic
Maintenance Amount by 5% or less, alter the composition of the Corporation's assets in a manner reasonably expected to reduce the Adjusted Value of the Corporation's Eligible Assets, unless the Corporation shall have confirmed that, after giving effect to such alteration, the Adjusted Value of the Corporation's
Eligible Assets exceeded the Basic Maintenance Amount or
(iii) declare or pay any dividend or other distribution on any Common Stock or repurchase any Common Stock, unless the Corporation shall have confirmed that, after giving effect to such declaration, other distribution or repurchase, the Corporation continued to satisfy the requirements of paragraph 9(a)(ii).

		(b)	For so long as the shares of Series C
Preferred Stock are rated by any Rating Agency at the Corporation's request, unless the Corporation shall have received written confirmation from each such Rating
Agency, the Corporation may engage in the lending of its portfolio securities only in an amount of up to 5% of the Corporation's total assets, provided that the Corporation receives cash collateral for such loaned securities that is maintained at all times in an amount equal to at least 100% of the then current market value of the loaned securities and, if invested, is invested only in Short-Term Money Market Instruments or in money market mutual funds meeting the requirements of Rule 2a-
7 under the 1940 Act that maintain a constant $1.00 per share net asset value and treat the loaned securities rather than the collateral as the assets of the Corporation for purposes of determining compliance with paragraph 9.

		(c)	For so long as the shares of Series C
Preferred Stock are rated by Rating Agency at the Corporation's request, the Corporation shall not consolidate with, merge into, sell or otherwise transfer all or substantially all of its assets to another Person or adopt a plan of liquidation of the Corporation, in each case without providing prior written notification to each Rating Agency.

11.	Limitation on Incurrence of Additional
Indebtedness, Certain Transactions and Issuance of
Additional Preferred Stock

		(a)	So long as the shares of Series C
Preferred Stock are Outstanding, the Corporation may issue and sell one or more series of a class of senior securities of the Corporation representing indebtedness under Section 18 of the 1940 Act and/or otherwise create or incur indebtedness, provided that immediately after giving effect to the incurrence of such indebtedness and to its receipt and application of the proceeds thereof, the Corporation shall have an "asset coverage" for all senior securities representing indebtedness, as defined in Section 18(h) of the1940 Act, of at least 300% of the amount of all indebtedness of the Corporation then
Outstanding and no such additional indebtedness shall have any preference or priority over any other indebtedness of the Corporation upon the distribution of the assets of the Corporation upon the distribution of the assets of the Corporation or in respect of the payment of interest. Any possible liability resulting from lending and/or borrowing portfolio securities, entering into reverse repurchase agreements, entering into futures contracts and writing options, to the extent such transactions are made in accordance with the investment restrictions of the Corporation then in effect, shall not be considered to be indebtedness limited by this paragraph 11(a).

		(b)	So long as the shares Series C Preferred
Stock are Outstanding, the Corporation may issue and sell shares of one or more other series of Preferred
Stock constituting a series of a class of senior securities of the Corporation representing stock under
Section 18 of the 1940 Act in addition to the Series C
Preferred Stock and other Preferred Stock then
Outstanding, provided that (i) the Corporation shall, immediately after giving effect to the issuance of such additional shares of Preferred Stock and to its receipt and application of the proceeds thereof (including, without limitation, to the Redemption of Preferred Stock for which a Notice of Redemption has been mailed prior to such issuance), have an "asset coverage" for all senior securities which are stock, as defined in Section
18(h) of the 1940 Act, of at least 200% of the Series C
Preferred Stock and all other Preferred Stock of the Corporation then Outstanding, and (ii) no such additional Preferred Stock (including any additional
Series C Preferred Stock) shall have any preference or priority over any other Preferred Stock of the Corporation upon the distribution of the assets of the Corporation or in respect of the payment of dividends.

12.	Termination.

	In the event that no shares of Series C Preferred
Stock are Outstanding, all rights and preferences of such shares established and designated hereunder shall cease and terminate, and all obligations of the Corporation under these Articles Supplementary shall terminate.

13.	Definitions.

	Unless the context or use indicates another or different meaning or intent, each of the following terms when used in these Articles Supplementary shall have the meaning ascribed to it below, whether such term is used in the singular or plural and regardless of tense:

	"'AA' Financial Composite Commercial Paper Rate" on any date means

	(i)  the interest equivalent of the 7-day
rate, in the case of a Dividend Period of seven days or shorter; for Dividend Periods greater than 7 days but fewer than or equal to 31 days, the 30-day rate; for Dividend Periods greater than 31 days but fewer than or equal to 61 days, the 60-day rate; for Dividend
Periods greater than 61 days but fewer than or equal to 91 days, the 90 day rate; for Dividend Periods greater than 91 days but fewer than or equal to 270 days, the rate described in (ii) below; for Dividend Periods greater than 270 days, the Treasury Index
Rate; on commercial paper on behalf of issuers whose corporate bonds are rated "AA" by S&P, or the equivalent of such rating by another nationally recognized rating agency, as announced by the Federal Reserve Bank of New
York for the close of business on the Business
Day immediately preceding such date; or (ii) if the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of such rates on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial
Paper Dealers to the Auction Agent for the close of business on the Business Day immediately preceding such date (rounded to the next highest .001 of 1%). If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Financial
Composite Commercial Paper Rate, such rate shall be determined on the basis of the quotations (or quotation) furnished by the remaining Commercial Paper Dealers (or
Dealer), if any, or, if there are no such Commercial Paper Dealers, by the Auction Agent pursuant to instructions from the Corporation.
For purposes of this definition, (A)
"Commercial Paper Dealers" shall mean (1)
Salomon Smith Barney Inc., Lehman Brothers
Inc., Merrill Lynch, Pierce, Fenner & Smith
Incorporated and Goldman Sachs & Co.; (2) in lieu of any thereof, its respective Affiliate or successor; and (3) in the event that any of the foregoing shall cease to quote rates for commercial paper of issuers of the sort described above, in substitution therefor, a nationally recognized dealer in commercial paper of such issuers then making such quotations selected by the Corporation, and
(B) "interest equivalent" of a rate stated on a discount basis for commercial paper of a given number of days' maturity shall mean a number equal to the quotient (rounded upward to the next higher one-thousandth of 1%) of
(1) such rate expressed as a decimal, divided by (2) the difference between (x) 1.00 and (y) a fraction, the numerator of which shall be the product of such rate expressed as a decimal, multiplied by the number of days in which such commercial paper shall mature and the denominator of which shall be 360.

	"Accountant's Confirmation" means a letter from an Independent Accountant delivered to each Rating Agency with respect to certain Basic Maintenance Reports substantially to the effect that:

(a)	the Independent Accountant has read the Basic
Maintenance Report or Reports prepared by the Administrator during the referenced calendar year that are referred to in such letter;

(b)	with respect to the issue size compliance,
issuer diversification and industry diversification calculations, such calculations and the resulting Market
Value of the relevant Eligible Assets included in the Reports and the Adjusted Value of the such Eligible
Assets included in the Reports are numerically correct;

(c)	with respect to the excess or deficiency of the
Adjusted Value of the relevant Eligible Assets included in the Reports when compared to the Basic Maintenance
Amount calculated for such Rating Agency the results of the calculation set forth in the Reports have been recalculated and are numerically correct;

(d)	with respect to the Rating Agency ratings on
corporate evidences of indebtedness, convertible corporate evidences of indebtedness and preferred stock listed in the Reports, that information has been traced and agrees with the information provided directly or indirectly by the respective Rating Agencies (in the event such information does not agree or such information is not listed in the accounting records of the Corporation, the Independent Accountants will inquire of the Rating Agencies what such information is and provide a listing in their letter of such differences, if any);

(e)	with respect to issuer name and coupon or
dividend rate listed in the Reports, that information has been traced and agrees with information listed in the accounting records of the Corporation;

(f)	with respect to issue size listed in the
Reports, that information has been traced and agrees with information provided by a Pricing Service or such other services as the relevant Rating Agency may authorize from time to time;

(g)	with respect to the prices (or alternative
permissible factors used in calculating the Market Value as provided by these Articles Supplementary) provided by the Administrator of the Corporation's assets for purposes of valuing securities in the portfolio, the Independent Accountant has traced the price used in the Reports to the price provided by such Administrator (in accordance with the procedures provided in these Articles Supplementary) and verified that such information agrees (in the event such information does not agree, the Independent Accountants will provide a listing in their letter of such differences); and

(h)	with respect to the description of each security
included in the Reports, the description of the relevant
Eligible Assets has been compared to the definition of such Rating Agency's Eligible Assets contained in these Articles Supplementary, and the description as appearing in the Reports agrees with the definition of such Rating
Agency's Eligible Assets as described in these Articles
Supplementary.

	Each such letter may state that: (i) such Independent Accountant has made no independent verification of the accuracy of the description of the investment securities listed in the Reports or the Market Value of those securities nor has it performed any procedures other than those specifically outlined above for the purposes of issuing such letter; (ii) unless otherwise stated in the letter, the procedures specified therein were limited to a comparison of numbers or a verification of specified computations applicable to numbers appearing in the Reports and the schedule(s) thereto; (iii) the foregoing procedures do not constitute an examination in accordance with generally accepted auditing standards and the Reports contained in the letter do not extend to any of the Corporation's financial statements taken as a whole;
(iv) such Independent Accountant does not express an opinion as to whether such procedures would enable such Independent Accountant to determine that the methods followed in the preparation of the Reports would correctly determine the Market Value or Discounted Value of the investment portfolio; and (v) accordingly, such Independent Accountant expresses no opinion as to the information set forth in the Reports or in the schedule(s) thereto and makes no representation as to the sufficiency of the procedures performed for the purposes of these Articles Supplementary; and such other statements as are acceptable to the Rating Agencies.

		Such letter shall also state that the
Independent Accountant is an "independent accountant" with respect to the Corporation within the meaning of the 1933 Act and the related published rules and regulations thereunder.

	"Adjusted Value" of each Eligible Asset shall be computed as follows:

		(a) cash shall be valued at 100% of the face value thereof; and

		(b) all other Eligible Assets shall be valued at the applicable Discounted Value thereof; and

		(c) each asset that is not an Eligible Asset shall be valued at zero.

	"Administrator" means the other party to the Administration Agreement with the Corporation which shall initially be Gabelli Funds, LLC.

	"ADRs" means U.S. dollar-denominated American
Depository Receipts.

	"Adviser" means Gabelli Funds, LLC, a New York limited liability company, or such other Person that is then serving as the investment adviser of the Corporation.

	"Affiliate" means, with respect to the Auction
Agent, any person known to the Auction Agent to be controlled by, in control of or under common control with the Corporation; provided, however, that no Broker-
Dealer controlled by, in control of or under common control with the Corporation shall be deemed to be an Affiliate nor shall any corporation or any Person controlled by, in control of or under common control with such corporation, one of the directors or executive officers of which is a director of the Corporation be deemed to be an Affiliate solely because such director or executive officer is also a director of the Corporation.

	"All Hold Rate" means 80% of the "AA" Financial
Composite Commercial Paper Rate.

	"Annual Valuation Date" means the Valuation Date each calendar year so designated by the Corporation, commencing in the calendar year 2003.

	"Applicable Rate" means, with respect to the Series
C Preferred Stock, for each Dividend Period (i) if
Sufficient Clearing Bids exist for the Auction in respect thereof, the Winning Bid Rate, (ii) if Sufficient Clearing Orders do not exist for the Auction in respect thereof, or an Auction does not take place with respect to such Dividend Period because of the commencement of a Default Period, the Maximum Rate and
(iii) if all shares of Series C Preferred Stock are the subject of Submitted Hold Orders for the Auction in respect thereof, the All Hold Rate.

	"Asset Coverage" means asset coverage, as determined in accordance with Section 18(h) of the 1940
Act, of at least 200% with respect to all outstanding senior securities of the Corporation which are stock, including all Outstanding shares of Series C Preferred
Stock (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common stock), determined on the basis of values calculated as of a time within 48 hours (not including Saturdays, Sundays or holidays) next preceding the time of such determination.

	"Asset Coverage Certificate" means the certificate required to be delivered by the Corporation pursuant to paragraph 9(a)(i)(B) of Article I of these Articles
Supplementary.

	"Auction" means each periodic operation of the Auction Procedures.

	"Auction Agent" means The Bank of New York unless and until another commercial bank, trust company, or other financial institution appointed by a resolution of the Board of Directors enters into an agreement with the Corporation to follow the Auction Procedures for the purpose of determining the Applicable Rate.

	"Auction Date" means the last day of the initial
Dividend Period and each seventh day after the
immediately preceding Auction Date; provided, however,
that if any such seventh day is not a Business Day, such
Auction Date shall be the first preceding day that is a
Business Day and the next Auction Date, if for a
Standard Dividend Period, shall (subject to the same
advancement procedure) be the seventh day after the date
that the preceding Auction Date would have been if not
for the advancement procedure; provided further,
however, that the Auction Date for the Auction at the
conclusion of any Special Dividend Period shall be the
last Business Day in such Special Dividend Period and
that no more than one Auction shall be held during any
Dividend Period; provided further, however, that the
Auction Date following a Default Period shall be the
last Business Day in the Standard Dividend Period that
commenced during such Default Period.   Notwithstanding
the foregoing, in the event an auction is not held because an unforeseen event or unforeseen events cause a day that otherwise would have been an Auction Date not to be a Business Day, then the length of the then current dividend period will be extended by seven days
(or a multiple thereof if necessary because of such unforeseen event or events).

	"Auction Procedures" means the procedures for conducting Auctions as set forth in Article II of these Articles Supplementary.

	"Basic Maintenance Amount" means, with respect to the Series C Preferred Stock, as of any Valuation Date, the dollar amount equal to (a) the sum of (i) the product of the number of shares of each class or series of Preferred Stock Outstanding on such Valuation Date multiplied, in the case of each such series or class, by the per share Liquidation Preference applicable to each such series or class; (ii) to the extent not included in
(i) the aggregate amount of cash dividends (whether or not earned or declared) that will have accumulated for each Outstanding share of Preferred Stock from the most recent applicable dividend payment date to which dividends have been paid or duly provided for (or, in the event the Basic Maintenance Amount is calculated on a date prior to the initial Dividend Payment Date with respect to a class or series of the Preferred Stock, then from the Date of Original Issue of such shares) through the Valuation Date plus all dividends to accumulate on the Preferred Stock then Outstanding during the 70 days following such Valuation Date or, if less, during the number of days following such Valuation
Date that shares of Preferred Stock called for redemption are scheduled to remain Outstanding at the applicable rate or default rate then in effect with respect to such shares; (iii) the Corporation's other liabilities due and payable as of such Valuation Date
(except that dividends and other distributions payable by the Corporation on Common Stock shall not be included as a liability) and such liabilities projected to become due and payable by the Corporation during the 90 days following such Valuation Date (excluding liabilities for investments to be purchased and for dividends and other distributions not declared as of such Valuation Date);
and (iv) any current liabilities of the Corporation as of such Valuation Date to the extent not reflected in (or specifically excluded by) any of (a)(i) through
(a)(iii) (including, without limitation, and immediately upon determination, any amounts due and payable by the Corporation pursuant to reverse repurchase agreements and any payables for assets purchased as of such Valuation Date) less (b) (i) the Adjusted Value of any of the Corporation's assets or (ii) the face value of any of the Corporation's assets if, in the case of both
(b)(i) and (b)(ii), such assets are either cash or evidences of indebtedness which mature prior to or on the date of redemption or repurchase of shares of Preferred Stock or payment of another liability and are either U.S. Government Obligations or evidences of indebtedness which have a rating assigned by Moody's of at least Aaa, P-1, VMIG-1 or MIG-1 or by S&P of at least
AAA, SP-1+ or A-1+, and are irrevocably held by the Corporation's custodian bank in a segregated account or deposited by the Corporation with the dividend-disbursing agent or Paying Agent, as the case may be, for the payment of the amounts needed to redeem or repurchase Preferred Stock subject to redemption or repurchase or any of (a)(ii) through (a)(iv); and provided that in the event the Corporation has repurchased Preferred Stock and irrevocably segregated or deposited assets as described above with its custodian bank, the dividend-disbursing agent or Paying
Agent for the payment of the repurchase price the Corporation may deduct 100% of the Liquidation
Preference of such Preferred Stock to be repurchased from (a) above. Basic Maintenance Amount shall, for the purposes of these Articles Supplementary, have a correlative meaning with respect to any other class or series of Preferred Stock.

	"Basic Maintenance Amount Cure Date" means, with respect to the Series C Preferred Stock, 10 Business
Days following a Valuation Date, such date being the last day upon which the Corporation's failure to comply with paragraph 9(a)(ii)(A) of Article I of these Articles Supplementary could be cured, and shall, for the purposes of these Articles Supplementary, have a correlative meaning with respect to any other class or series of Preferred Stock.

 	"Basic Maintenance Test" means, with respect to the Series C Preferred Stock, a test which is met if the lower of the aggregate Discounted Values of the Moody's
Eligible Assets or the Fitch Eligible Assets if both
Moody's and Fitch are then rating the Series C Preferred
Stock at the request of the Corporation, or the Eligible
Assets of whichever of Moody's or Fitch is then doing so if only one of Moody's or Fitch is then rating the Series C Preferred Stock at the request of the Corporation, meets or exceeds the Basic Maintenance
Amount.

	"Basic Maintenance Report" or "Report" means, with respect to the Series C Preferred Stock, a report prepared by the Administrator which sets forth, as of the related Valuation Date, Moody's Eligible Assets and
Fitch Eligible Assets sufficient to meet or exceed the Basic Maintenance Amount, the Market Value and
Discounted Value thereof (seriatim and in the aggregate), and the Basic Maintenance Amount, and shall, for the purposes of these Articles Supplementary, have a correlative meaning with respect to any other class or series of Preferred Stock.

	"Beneficial Owner," with respect to the shares of Series C Preferred Stock, means a customer of a Broker-
Dealer who is listed on the records of that Broker-
Dealer (or, if applicable, the Auction Agent) as a holder of Series C Preferred Stock.

	"Bid" has the meaning set forth in paragraph 2(a) of Article II of these Articles Supplementary.

	"Bidder" has the meaning set forth in paragraph
2(a) of Article II of these Articles Supplementary, provided however that neither the Corporation nor any Affiliate shall be permitted to be Bidder in an Auction.

	"Board of Directors" or "Board" means the Board of Directors of the Corporation or any duly authorized committee thereof as permitted by applicable law.

	"Broker-Dealer" means any broker-dealer or broker-dealers, or other entity permitted by law to perform the functions required of a Broker-Dealer by the Auction
Procedures, that has been selected by the Corporation and has entered into a Broker-Dealer Agreement that remains effective.

	"Broker-Dealer Agreement" means an agreement between the Auction Agent and a Broker-Dealer, pursuant to which such Broker-Dealer agrees to follow the Auction
Procedures.

	"Business Day" means a day on which the New York
Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in The City of New York, New York are authorized or obligated by law to close.

	"Charter" means the Articles of Amendment and Restatement of the Corporation, as amended or supplemented (including these Articles Supplementary), as filed with the State Department of Assessments and Taxation of the State of Maryland.

	"Commission" means the Securities and Exchange
Commission.

	"Common Stock" means the shares of the
Corporation's common stock, par value $.001 per share.

	"Corporation" means The Gabelli Global Multimedia
Trust Inc., a Maryland corporation.

	"Cure Date" has the meaning set forth in paragraph
3(a)(ii) of Article I of these Articles Supplementary.

	"Date of Original Issue" means April 1, 2003, and, for the purposes of these Articles Supplementary, shall have a correlative meaning with respect to any other class or series of Preferred Stock.

	"Default" means a Dividend Default or a Redemption
Default.

	"Default Period" means a Dividend Default or a Redemption Default.

	"Default Rate" has the meaning set forth in paragraph 2(c)(iii) of Article I of these Articles
Supplementary.

	"Deposit Assets" means cash, Short-Term Money
Market Instruments and U.S. Government Obligations.
Except for determining whether the Corporation has Eligible Assets with an Adjusted Value equal to or greater than the Basic Maintenance Amount, each Deposit
Asset shall be deemed to have a value equal to its principal or face amount payable at maturity plus any interest payable thereon after delivery of such Deposit
Asset but only if payable on or prior to the applicable payment date in advance of which the relevant deposit is made.

	"Discount Factor" means (a) so long as Moody's is rating the Series C Preferred Stock at the Corporation's request, the Moody's Discount Factor, (b) so long as Fitch is rating the Series C Preferred Stock at the Corporation's request, the Fitch Discount Factor, and/or
(c) any applicable discount factor established by any Other Rating Agency, whichever is applicable.

	"Discounted Value" means, as applicable, (a) the quotient of the Market Value of an Eligible Asset divided by the applicable Discount Factor or (b) such other formula for determining the discounted value of an Eligible Asset as may be established by an applicable
Rating Agency, provided, in either case that with respect to an Eligible Asset that is currently callable, Discounted Value will be equal to the applicable quotient or product as calculated above or the call price, whichever is lower, and that with respect to an Eligible Asset that is prepayable, Discounted Value will be equal to the applicable quotient or product as calculated above or the par value, whichever is lower.

	"Dividend Default" has the meaning set forth in paragraph 2(c)(ii) of Article I of these Articles
Supplementary.

	"Dividend Payment Date" means with respect to the Series C Preferred Stock, any date on which dividends declared by the Board of Directors thereon are payable pursuant to the provisions of paragraph 2(b) of Article
I of these Articles Supplementary and shall for the purposes of these Articles Supplementary have a correlative meaning with respect to any other class or series of Preferred Stock.

	"Dividend Period" means, with respect to Series C
Preferred Stock, the initial period determined in the manner set forth under "Designation" above, and thereafter, the period commencing on the Business Day following each Auction Date and ending on the next
Auction Date or, if such next Auction Date is not immediately followed by a Business Day, on the latest day prior to the next succeeding Business Day, and shall, for the purposes of these Articles Supplementary, have a correlative meaning with respect to any other class or series of Preferred Stock.

	"Eligible Assets" means Moody's Eligible Assets (if
Moody's is then rating the Series C Preferred Stock at the request of the Corporation), Fitch Eligible Assets
(if Fitch is then rating the Series C Preferred Stock at the request of the Corporation), and/or Other Rating
Agency Eligible Assets, whichever is applicable.

	"Fitch" means Fitch Ratings.

	"Fitch Discount Factor" means, for the purposes of determining the Discounted Value of any Fitch Eligible
Asset, the percentage determined as follows. The Fitch
Discount Factor for any Fitch Eligible Asset other than the securities set forth below will be the percentage provided in writing by Fitch.

	The Fitch Discount Factors for Fitch Eligible
Assets are as follows, provided however, that for unhedged foreign investments a discount factor of 105% shall be applied to the Market Value thereof otherwise determined in accordance with the procedures below, provided further that, if the foreign issuer of such unhedged foreign investment is from a country whose sovereign debt rating in a non-local currency is not assigned a rating of 'AA' or better by Fitch (or an equivalent rating by either Moody's or S&P if rated by only one of them, or by the lower of Moody's or S&P if rated by both of them), a discount factor of 117% shall be applied to the Market Value thereof otherwise determined in accordance with the procedures below.

(i)  Equity:   Equity and Illiquid Debt - Discounted at
300.00%

(ii) Corporate debt securities: The percentage determined by reference to the rating of a corporate debt security in accordance with the table set forth below.

Term to Maturity
of Corporate Debt
Security
Unrated(1)
AAA
AA
A
BBB
BB
Not Rated or Below BB
3 years or less (but longer than 1 year)
106.38%
108.11%
109.89%
111.73%
129.87%
151.52%
5 years or less (but longer than 3 years)
111.11
112.99
114.94
116.96
134.24
151.52
7 years or less (but longer than 5 years)
113.64
115.61
117.65
119.76
135.66
151.52
10 years or less (but longer than 7 years)
115.61
117.65
119.76
121.95
136.74
151.52
15 years or less (but longer than 10 years)
119.76
121.95
124.22
126.58
139.05
151.52
More than 15 years
124.22
126.58
129.03
131.58
144.55
151.52

(1) If a security is not rated by Fitch but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A- and the Moody's rating is Baa1, a Fitch rating of BBB+ will be used). If a security is not rated by Fitch but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba3, a Fitch rating of BB- will be used). If a security is not rated by any Rating Agency, the Corporation will use the percentage set forth under "Unrated" in this table.

(iii)  Convertible debt securities.  The Fitch Discount
Factor applied to convertible debt securities is (A)
200% for investment grade convertibles and (B) 222% for below investment grade convertibles so long as such convertible debt securities have neither (x) conversion premium greater than 100% nor (y) have a yield to maturity or yield to worst of > 15.00% above the relevant Treasury curve.

	The Fitch Discount Factor applied to convertible debt securities which have conversion premiums of greater than 100% is (A) 152% for investment grade convertibles and (B) 179% for below investment grade convertibles so long as such convertible debt securities do not have a yield to maturity or yield to worst of >
15.00% above the relevant Treasury curve.

	The Fitch Discount Factor applied to convertible debt securities which have a yield to maturity or yield to worst of > 15.00% above the relevant Treasury curve is 370%.

	If a security is not rated by Fitch but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A- and the Moody's rating is Baa1, a Fitch rating of BBB+ will be used). If a security is not rated by Fitch but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba3, a Fitch rating of BB- will be used). If a security is not rated by any Rating Agency, the Corporation will treat the security as if it were below investment grade.

(iv) Preferred securities: The percentage determined by reference to the rating of a preferred security in accordance with the table set forth below.

Preferred
Security(1)
AAA
AA
A
BBB
BB
Not Rated or Below BB
Taxable Preferred
130.58%
133.19%
135.91%
138.73%
153.23%
161.08%
Dividend-Received Deduction (DRD) Preferred
163.40%
163.40%
163.40%
163.40%
201.21%
201.21%

(1)	If a security is not rated by Fitch but is rated by
two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A- and the Moody's rating is Baa1, a Fitch rating of BBB+ will be used). If a security is not rated by Fitch but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba3, a Fitch rating of BB- will be used). If a security is not rated by any Rating Agency, the Corporation will use the percentage set forth under "Unrated" in this table.

(v)  U.S. Government Obligations and U.S. Treasury
Strips:

Time Remaining to Maturity
Discount
Factor
1 year or less
101.5%
2 years or less (but
longer than 1 year)
103%
3 years or less (but
longer than 2 year)
105%
4 years or less (but
longer than 3 year)
107%
5 years or less (but
longer than 4 year)
109%
7 years or less (but
longer than 5 year)
112%
10 years or less (but
longer than 7 year)
114%
Greater than 10 years
122%

	"Fitch Diversification Limitations" means, with respect to qualifying for inclusion in Fitch Eligible
Assets, the following diversification and issue size requirements:

Security
Rated
At Least
Maximum
Single
Issuer(1)
Maximum
Single
Industry(1),
(2)
Minimum Issue
Size ($ in
million)(3)




AAA
100%
100%
$100
AA-
20
75
100
A-
10
50
100
BBB-
6
25
100
BB-
4
16
50
B-
3
12
50
CCC
2
8
50

(1)	Percentages represent a portion of the aggregate
market value of corporate debt securities.
(2)	Industries are determined according to Fitch's
Industry Classifications, as defined herein.
(3)	Preferred stock has a minimum issue size of $50
million.

	"Fitch Eligible Assets" means, subject to Fitch
Diversification Limitations:

	(i) cash (including interest and dividends due on assets rated (A) BBB or higher by Fitch or the equivalent by another Rating Agency if the payment date is within five Business Days of the Valuation Date, (B)
A or higher by Fitch or the equivalent by another Rating
Agency if the payment date is within thirty days of the Valuation Date, and (C) A+ or higher by Fitch or the equivalent by another Rating Agency if the payment date is within the Fitch Exposure Period) and receivables for Fitch Eligible Assets sold if the receivable is due within five Business Days of the Valuation Date, and if the trades which generated such receivables are settled within five business days;

	(ii)  Short Term Money Market Instruments so long as
(A) such securities are rated at least F1+ by Fitch or the equivalent by another Rating Agency, (B) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A by Fitch or the equivalent by another Rating Agency, or (C) in all other cases, the supporting entity (1) is rated at least
A by Fitch or the equivalent by another Rating Agency and the security matures within one month, (2) is rated at least A by Fitch or the equivalent by another Rating Agency and the security matures within three months or
(3) is rated at least AA by Fitch or the equivalent by another Rating Agency and the security matures within six months;

	(iii)  U.S. Government Obligations and U.S. Treasury
Strips;

	(iv) debt securities if such securities have been registered under the Securities Act or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities
Act as determined by the Corporation's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Directors of the Corporation; and (C) such securities are issued by (1) a U.S. corporation, limited liability company or limited partnership, (2) a corporation, limited liability company or limited partnership domiciled in Argentina, Australia, Brazil, Chile, France, Germany, Hong Kong,
Italy, Japan, Korea, Mexico, New Zealand, Singapore,
Spain, the United Kingdom and European Union countries whose currencies are denominated in euros (collectively along with any other countries agreed upon by Fitch and the Corporation, the "Approved Foreign Nations"), (3) the government of any Approved Foreign Nation or any of its agencies, instrumentalities or political subdivisions (the debt securities of Approved Foreign
Nation issuers being referred to collectively as "Foreign Bonds"), (4) a corporation, limited liability company or limited partnership domiciled in Canada or
(5) the Canadian government or any of its agencies, instrumentalities or political subdivisions (the debt securities of Canadian issuers being referred to collectively as "Canadian Bonds"). Foreign Bonds held by the Corporation will qualify as Fitch Eligible Assets only up to a maximum of 20% of the aggregate Market
Value of all assets constituting Fitch Eligible Assets.
Similarly, Canadian Bonds held by the Corporation will qualify as Fitch Eligible Assets only up to a maximum of 20% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. Notwithstanding the limitations in the two preceding sentences, Foreign
Bonds and Canadian Bonds held by the Corporation will qualify as Fitch Eligible Assets only up to a maximum of 30% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. In addition, bonds which are issued in connection with a reorganization under U.S. federal bankruptcy law ("Reorganization
Bonds") will be considered debt securities constituting
Fitch Eligible Assets if (a) they provide for periodic payment of interest in cash in U.S. dollars or euros;
(b) they do not provide for conversion or exchange into equity capital at any time over their lives; (c) they have been registered under the Securities Act or are restricted as to resale under federal securities laws but are eligible for trading under Rule 144A promulgated pursuant to the Securities Act as determined by the Corporation's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Directors of the Corporation; (d) they were issued by a U.S. corporation, limited liability company or limited partnership; and (e) at the time of purchase at least one year had elapsed since the issuer's reorganization.
Reorganization Bonds may also be considered debt securities constituting Fitch Eligible Assets if they have been approved by Fitch, which approval shall not be unreasonably withheld. All debt securities satisfying the foregoing requirements and restrictions of this paragraph (iv) are herein referred to as "Debt
Securities";

	(v) common stocks (i) (A) which are traded on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market, (B) which, if cash dividend paying, pay cash dividends in U.S. dollars, and (C) which may be sold without restriction by the Corporation; provided, however, that (1) common stock which, while a Fitch Eligible Asset owned by the Corporation, ceases paying any regular cash dividend will no longer be considered a Fitch Eligible Asset until 60 calendar days after the date of the announcement of such cessation, unless the issuer of the common stock has senior debt securities rated at least
A- by Fitch (or rated at an equivalent level by either
Moody's or S&P, if rated by only one of them, or by the lower of Moody's or S&P if rated by both) and (2) the aggregate Market Value of the Corporation's holdings of the common stock of any single U.S. issuer in excess of 5% of aggregate Market Value of the Corporation's assets shall not be a Fitch Eligible Asset; (ii) denominated in any currency other than the U.S. dollar and of issuers formed under the laws of jurisdictions other than the United States, its states and the District of Columbia for which there are dollar-denominated ADRs which are traded in the United States on exchanges or over-the-counter and are issued by banks formed under the laws of the United States, its states or the District of Columbia; provided, however, that the aggregate Market
Value of the Corporation's holdings of (A) securities of any single issuer formed under the laws of an Approved
Foreign Nation or Canada denominated in currencies other than the U.S. dollar and ADRs of any single issuer in excess of 3% of the aggregate Market Value of the Corporation's assets, or (B) securities in excess of 10% of the aggregate Market Value of the Corporation's Fitch Eligible Assets with respect to issuers formed under the laws of non-U.S. jurisdictions other than Approved
Foreign Nations or Canada, shall not be Fitch Eligible
Assets;

	(vi) Preferred stocks if (A) dividends on such preferred stock are cumulative, (B) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars or euros and do not provide for conversion or exchange into, or have warrants attached entitling the holder to receive equity capital at any time over the respective lives of such securities, (C) the issuer of such a preferred stock has common stock listed on either the New York Stock Exchange or the American Stock Exchange, (D) the issuer of such a preferred stock has a senior debt rating or preferred stock rating from Fitch of BBB- or higher or the equivalent rating by another Rating Agency. In addition, the preferred stocks issue must be at least $50 million;

	(vii)  Asset-backed and mortgage-backed securities;

	(viii)  Rule 144A Securities;

	(ix)  Bank Loans;

	(x) Municipal debt obligation that (A) pays interest in cash (B) is part of an issue of municipal debt obligations of at least $5 million, except for municipal debt obligations rated below A by Fitch or the equivalent rating by another Rating Agency, in which case the minimum issue size is $10 million;

	(xi)  Tradable credit baskets (e.g., Traded Custody
Receipts or TRACERS and Targeted Return Index Securities
Trust or TRAINS); and

	(xii) Convertible debt and convertible preferred stocks.

	Financial contracts, as such term is defined in
Section 3(c)(2)(B)(ii) of the Investment Company Act, not otherwise provided for in this definition may be included in Fitch Eligible Assets, but, with respect to any financial contract, only upon receipt by the Corporation of a writing from Fitch specifying any conditions on including such financial contract in Fitch
Eligible Assets and assuring the Corporation that including such financial contract in the manner so specified would not affect the credit rating assigned by Fitch to the Series C Preferred Stock.

	Where the Corporation sells an asset and agrees to repurchase such asset in the future, the Discounted
Value of such asset will constitute a Fitch Eligible
Asset and the amount the Corporation is required to pay upon repurchase of such asset will count as a liability for the purposes of the Basic Maintenance Amount. Where the Corporation purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Corporation thereby will constitute a Fitch Eligible
Asset if the long-term debt of such other party is rated at least A- by Fitch or the equivalent by another Rating
Agency and such agreement has a term of 30 days or less;
otherwise the Discounted Value of such purchased asset will constitute a Fitch Eligible Asset.

	Notwithstanding the foregoing, an asset will not be considered a Fitch Eligible Asset to the extent that it has been irrevocably deposited for the payment of (a)(i) through (a)(iv) of the definition of "Basic Maintenance
Amount" or is subject to any liens, except for (A) liens which are being contested in good faith by appropriate proceedings and which Fitch has indicated to the Corporation will not affect the status of such asset as a Fitch Eligible Asset, (B) liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) liens to secure payment for services rendered or cash advanced to the Corporation by its investment manager or portfolio manager, the Corporation's custodian, transfer agent or registrar or the Auction Agent and (D) liens arising by virtue of any repurchase agreement.

	"Fitch Exposure Period" means the period commencing on (and including) a given Valuation Date and ending 25 days thereafter.

	"Fitch Hedging Transactions" means purchases or sales of exchange-traded financial futures contracts based on any index approved by Fitch or Treasury Bonds, and purchases, writings or sales of exchange-traded put options on such futures contracts, any index approved by Fitch or Treasury Bonds and purchases, writings or sales of exchange-traded call options on such financial futures contracts, any index approved by Fitch or Treasury bonds ("Fitch Hedging Transactions"), subject to the following limitations:

		(a) The Corporation may not engage in any Fitch
Hedging Transaction based on any index approved by Fitch
(other than transactions that terminate a futures contract or option held by the Corporation by the Corporation's taking the opposite position thereto
("closing transactions")) that would cause the Corporation at the time of such transaction to own or have sold outstanding financial futures contracts based on such index exceeding in number 10% of the average number of daily traded financial futures contracts based on such index in the 30 days preceding the time of effecting such transaction as reported by The Wall
Street Journal.

		(b) The Corporation will not engage in any Fitch
Hedging Transaction based on Treasury Bonds (other than closing transactions) that would cause the Corporation at the time of such transaction to own or have sold:

	(i) Outstanding financial futures contracts based on Treasury Bonds with such contracts having an aggregate market value exceeding 20% of the aggregate market value of Fitch Eligible Assets owned by the Corporation and rated AA by Fitch (or, if not rated by Fitch Ratings, rated Aa by Moody's;
or, if not rated by Moody's, rated AAA by S&P) or

	(ii) Outstanding financial futures contracts based on Treasury Bonds with such contracts having an aggregate market value exceeding 40% of the aggregate market value of all Fitch Eligible Assets owned by the Corporation (other than Fitch Eligible
Assets already subject to a Fitch Hedging
Transaction) and rated A or BBB by Fitch (or, if not rated by Fitch Ratings, rated Baa by Moody's;
or, if not rated by Moody's, rated A or AA by S&P)
(for purposes of the foregoing clauses (i) and (ii), the Corporation shall be deemed to own futures contracts that underlie any outstanding options written by the Corporation);

		(c) The Corporation may engage in closing transactions to close out any outstanding financial futures contract based on any index approved by Fitch if the amount of open interest in such index as reported by The Wall Street Journal is less than an amount to be mutually determined by Fitch and the Corporation.

		(d) The Corporation may not enter into an option or futures transaction unless, after giving effect thereto, the Corporation would continue to have Fitch Eligible
Assets with an aggregate Discounted Value equal to or greater than the Basic Maintenance Amount.

	"Fitch Industry Classifications" means, for the purposes of determining Fitch Eligible Assets, each of the following industry classifications:

	Fitch Industry Classifications		SIC Code (Major
Groups)
1.	Aerospace and Defense			37, 45
2.	Automobiles				37, 55
3.	Banking, Finance and Real Estate	60, 65, 67
4.	Broadcasting and Media			27, 48
5.	Building and Materials			15-17, 32, 52
6.	Cable					48
7.	Chemicals				28, 30
8.	Computers and Electronics		35, 36
9.	Consumer Products			23, 51
10.	Energy					13, 29, 49
11.	Environmental Services			87
12.	Farming and Agriculture		1-3, 7-9
13.	Food, Beverage and Tobacco		20, 21, 54
14.	Gaming, Lodging and Restaurants	70, 58
15.	Health Care and Pharmaceuticals	38, 28, 80
16.	Industrial/Manufacturing		35
17.	Insurance				63, 64
18.	Leisure and Entertainment		78, 79
19.	Metals and Mining			10, 12, 14, 33,
34
20.	Miscellaneous				50, 72-76, 99
21.	Paper and Forest Products		8, 24, 26
22.	Retail					53, 56, 59
23.	Sovereign				NA
24.	Supermarkets and Drug Stores		54
25.	Telecommunications			48
26.	Textiles and Furniture			22, 25, 31,
57
27.	Transportation				40, 42-47
28.	Utilities					49
29.	Structured Finance Obligations		NA
30.	Packaging and Containers		26, 32, 34
31.	Business Services			73, 87

	"Holder" means, with respect to the Preferred
Stock, including the Series C Preferred Stock, the registered holder of such shares as the same appears on the stock ledger or stock records of the Corporation or records of the Auction Agent, as the case may be.

	"Independent Accountant" means a nationally recognized accountant, or firm of accountants, that is with respect to the Corporation an independent public accountant or firm of independent public accountants under the 1933 Act.

	"Industry Classification" means a six-digit industry classification in the Standard Industry
Classification system published by the United States.

	"Liquidation Preference" shall, with respect to each share of Series C Preferred Stock, have the meaning set forth in paragraph 7(a) of Article I of these Articles Supplementary and shall, for the purposes of these Articles Supplementary, have a correlative meaning with respect to any other class or series of Preferred
Stock.

	"Mandatory Redemption Date" has the meaning set forth in paragraph 3(a)(iii) of Article I of these Articles Supplementary.

	"Mandatory Redemption Price" means the Redemption
Price plus (in the case of a Dividend Period of one year or more only) a redemption premium, if any, determined by the Board of Directors after consultation with the Broker-Dealers and set forth in the notice describing any applicable Specific Redemption Provisions.

	"Market Value" means the amount determined by the Corporation with respect to specific Eligible Assets in accordance with valuation policies adopted from time to time by the Board of Directors as being in compliance with the requirements of the 1940 Act.

		Notwithstanding the foregoing, "Market Value" may, at the option of the Corporation with respect to any of its assets, mean the amount determined with respect to specific Eligible Assets of the Corporation in the manner set forth below:

		(a) as to any common or preferred stock which is an Eligible Asset, (i) if the stock is traded on a national securities exchange or quoted on the Nasdaq
System, the last sales price reported on the Valuation
Date or (ii) if there was no reported sales price on the Valuation Date, the lower of two bid prices for such stock provided to the Administrator by two recognized securities dealers with minimum capitalizations of $25,000,000 (or otherwise approved for such purpose by Moody's and Fitch) or by one such securities dealer and any other source (provided that the utilization of such source would not adversely affect Moody's and Fitch's then-current rating of the Series C Preferred Stock), at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by such Administrator, or, if two bid prices cannot be obtained, such Eligible Asset shall have a Market Value of zero;

		(b)  as to any U.S. Government Obligation,
Short-Term Money Market Instrument (other than demand deposits, federal funds, bankers' acceptances and next
Business Day repurchase agreements) and commercial paper, with a maturity of greater than 60 days, the product of (i) the principal amount (accreted principal to the extent such instrument accretes interest) of such instrument, and (ii) the lower of the bid prices for the same kind of instruments having, as nearly as practicable, comparable interest rates and maturities provided by two recognized securities dealers having minimum capitalization of $25,000,000 (or otherwise approved for such purpose by Moody's and Fitch) or by one such dealer and any other source (provided that the utilization of such source would not adversely affect
Moody's and Fitch's then-current rating of the Series C
Preferred Stock) to the Administrator, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by such Administrator, or, if two bid prices cannot be obtained, such Eligible Asset will have a Market Value of zero;

		(c)  as to cash, demand deposits, federal
funds, bankers' acceptances and next Business Day repurchase agreements included in Short-Term Money
Market Instruments, the face value thereof;

		(d)  as to any U.S. Government Obligation,
Short-Term Money Market Instrument or commercial paper with a maturity of 60 days or fewer, amortized cost unless the Board of Directors determines that such value does not constitute fair value;

		(e) as to any other evidence of indebtedness which is an Eligible Asset, (i) the product of (A) the unpaid principal balance of such indebtedness as of the Valuation Date and (B)(1) if such indebtedness is traded on a national securities exchange or quoted on the Nasdaq System, the last sales price reported on the Valuation Date or (2) if there was no reported sales price on the Valuation Date or if such indebtedness is not traded on a national securities exchange or quoted on the Nasdaq System, the lower of two bid prices for such indebtedness provided by two recognized dealers with a minimum capitalization of $25,000,000 (or otherwise approved for such purpose by Moody's and Fitch) or by one such dealer and any other source
(provided that the utilization of such source would not adversely affect Moody's and Fitch's then-current rating of the Series C Preferred Stock) to the Administrator, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Corporation by any such means by such Administrator, plus (ii) accrued interest on such indebtedness.

	"Maximum Rate" means, on any date on which the Applicable Rate is determined, the applicable percentage of (i) in the case of a dividend period of 184 days or less, the "AA" Financial Composite Commercial Paper Rate on the date of such Auction determined as set forth below based on the lower of the credit ratings assigned to the Series C Preferred by Moody's and Fitch subject to upward but not downward adjustment in the discretion of the Board of Directors after consultation with the Broker-Dealers; provided that immediately following any such increase the Corporation would be in compliance with the Basic Maintenance Amount or (ii) in the case of a dividend period of longer than 184 days, the Treasury
Index Rate.

Moody's Credit
Rating

Fitch Credit
Rating

Applicable
Percentage
Aa3 or higher

AA- or
higher

150%
A3 to A1

A- to A+

175%
Baa3 to Baa1

BBB- to
BBB+

250%
Below Baa3

Below BBB-

275%

	"Moody's" means Moody's Investors Service, Inc. and its successors at law.

	"Moody's Discount Factor" means, with respect to a Moody's Eligible Asset specified below, the following applicable number:

Type of Moody's Eligible Asset:
Moody's
Discount Factor:
Short Term Money Market Instruments
(other than U.S. Government
Obligations set forth below) and
other commercial paper:

U.S. Treasury Securities with
final maturities that are less
than or equal to 60 days
1.00
Demand or time deposits,
certificates of deposit and
bankers' acceptances includible
in Moody's Short Term Money
Market Instruments
1.00
Commercial paper rated P-1 by
Moody's maturing in 30 days or
less
1.00
Commercial paper rated P-1 by
Moody's maturing in more than 30
days but in 270 days or less
1.15
Commercial paper rated A-1+ by
S&P maturing in 270 days or less
1.25
Repurchase obligations includible
in Moody's Short Term Money
Market Instruments if term is
less than 30 days and
counterparty is rated at least A2
1.00
Other repurchase obligations
Discount Factor
applicable to
the underlying
assets
U.S. Common Stocks and Common Stocks
of foreign issuers for which ADRs are
traded
3.00
Common Stocks of foreign issuers (in
existence for at least five years)
for which no ADRs are traded
4.00
Convertible Preferred Stocks
3.00
Preferred stocks:

Auction rate preferred stocks
3.50
Other preferred stocks issued by
issuers in the financial and
industrial industries
1.62
Other preferred stocks issued by
issuers in the utilities industry
1.40
U.S. Government Obligations (other
than U.S. Treasury Securities Strips
set forth below) with remaining terms
to maturity of:

1 year or less
1.04
2 years or less
1.09
3 years or less
1.12
4 years or less
1.15
5 years or less
1.18
7 years of less
1.21
10 years or less
1.24
15 years or less
1.25
20 years or less
1.26
30 years or less
1.26
U.S. Treasury Securities Strips with
remaining terms to maturity of:

       1 year or less
1.04
       2 years or less
1.10
       3 years or less
1.14
       4 years or less
1.18
       5 years or less
1.21
       7 years or less
1.27
       10 years or less
1.34
       15 years or less
1.45
       20 years or less
1.54
       30 years or less
1.66
Corporate Debt:

Non-convertible corporate debt
rated at least Aaa3 with
remaining terms to maturity of:

1 year or less
1.10
2 years or less
1.13
3 years or less
1.18
4 years or less
1.21
5 years or less
1.23
7 years or less
1.27
10 years or less
1.30
15 years or less
1.31
20 years or less
1.32
30 years or less
1.33
Non-convertible corporate debt
rated at least Aa3 with remaining
terms to maturity of:

1 year or less
1.15
2 years of less
1.20
3 years or less
1.23
4 years or less
1.27
5 years or less
1.29
7 years or less
1.33
10 years or less
1.36
15 years or less
1.37
20 years or less
1.38
30 years or less
1.39
Non-convertible corporate debt
rated at least A3 with remaining
terms to maturity of:

1 year or less
1.20
2 years or less
1.26
3 years or less
1.29
4 years or less
1.33
5 years or less
1.35
7 years or less
1.39
10 years or less
1.42
15 years or less
1.43
20 years or less
1.45
30 years or less
1.45
Non-convertible corporate debt
rated at least Baa3 with
remaining terms of maturity of:

1 year or less
1.25
2 years or less
1.31
3 years or less
1.35
4 years or less
1.38
5 years or less
1.41
7 years or less
1.45
10 years or less
1.48
15 years or less
1.50
20 years or less
1.51
30 years or less
1.52
Non-convertible corporate debt
rated at least Ba3 with remaining
terms of maturity of:

1 year or less
1.36
2 years or less
1.42
3 years or less
1.46
4 years or less
1.50
5 years or less
1.53
7 years or less
1.57
10 years or less
1.61
15 years or less
1.62
20 years or less
1.64
30 years or less
1.64
Non-convertible corporate debt
rated at least B1 and B2 with
remaining terms of maturity of:

1 year or less
1.46
2 years or less
1.53
3 years or less
1.57
4 years or less
1.61
5 years or less
1.65
7 years or less
1.70
10 years or less
1.73
15 years or less
1.75
20 years or less
1.76
30 years or less
1.77
Convertible corporate debt securities
rated at least Aa3 issued by the
following type of issuers:

Utility
1.62-1.67
Industrial
2.56-2.61
Financial
2.33-2.38
Transportation
3.32-3.37
Convertible corporate debt securities
rated at least A3 issued by the
following type of issuers:

Utility
1.72
Industrial
2.66
Financial
2.43
Transportation
3.42
Convertible corporate debt securities
rated at least Baa3 issued by the
following type of issuers:

Utility
1.88
Industrial
2.82
Financial
2.59
Transportation
3.58
Convertible corporate debt securities
rated at least Ba3 issued by the
following type of issuers:

Utility
1.95
Industrial
2.90
Financial
2.65
Transportation
3.65
Convertible corporate debt securities
rated at least B2 issued by the
following type of issuers:

Utility
1.99
Industrial
2.93
Financial
2.70
Transportation
3.69

	"Moody's Eligible Assets" means:

		(a) cash (including, for this purpose, receivables for investments sold to a counterparty whose senior debt securities are rated at least Baa3 by Moody's or a counterparty approved by Moody's and payable within five
Business Days following such Valuation Date and dividends and interest receivable within 70 days on investments);

		(b)  Short-Term Money Market Instruments;

		(c) commercial paper that is not includible as a Short-Term Money Market Instrument having on the
Valuation Date a rating from Moody's of at least P-1 and maturing within 270 days;

		(d) preferred stocks (i) which either (A) are issued by issuers whose senior debt securities are rated at least Baa1 by Moody's or (B) are rated at least Baa3 by Moody's or (C) in the event an issuer's senior debt securities or preferred stock is not rated by Moody's, which either (1) are issued by an issuer whose senior debt securities are rated at least A- by S&P or (2) are rated at least A- by S&P and for this purpose have been assigned a Moody's equivalent rating of at least Baa3,
(ii) of issuers which have (or, in the case of issuers which are special purpose corporations, whose parent companies have) common stock listed on the New York
Stock Exchange, the American Stock Exchange or the
Nasdaq National Market System, (iii) which have a minimum issue size (when taken together with other of the issuer's issues of similar tenor) of $50,000,000,
(iv) which have paid cash dividends consistently during the preceding three-year period (or, in the case of new issues without a dividend history, are rated at least A1 by Moody's or, if not rated by Moody's, are rated at least AA- by S&P), (v) which pay cumulative cash dividends in U.S. dollars, (vi) which are not convertible into any other class of stock and do not have warrants attached, (vii) which are not issued by issuers in the transportation industry and (viii) in the case of auction rate preferred stocks, which are rated at least Aa3 by Moody's, or if not rated by Moody's, AAA by S&P or are otherwise approved in writing by Moody's and have never had a failed auction; provided, however, that for this purpose the aggregate Market Value of the Company's holdings of any single issue of auction rate preferred stock shall not be more than 1% of the Corporation's total assets.

		(e) common stocks (i) (A) which are traded on a nationally recognized stock exchange or in the over-the-counter market, (B) if cash dividend paying, pay cash dividends in U.S. dollars and (C) which may be sold without restriction by the Corporation; provided, however, that (y) common stock which, while a Moody's
Eligible Asset owned by the Corporation, ceases paying any regular cash dividend will no longer be considered a Moody's Eligible Asset until 71 days after the date of the announcement of such cessation, unless the issuer of the common stock has senior debt securities rated at least A3 by Moody's and (z) the aggregate Market Value of the Corporation's holdings of the common stock of any issuer in excess of 4% in the case of utility common stock and 6% in the case of non-utility common stock of the aggregate Market Value of the Corporation's holdings shall not be Moody's Eligible Assets, (ii) which are securities denominated in any currency other than the U.S. dollar or securities of issuers formed under the laws of jurisdictions other than the United States, its states and the District of Columbia for which there are ADRs or their equivalents which are traded in the United
States on exchanges or over-the-counter and are issued by banks formed under the laws of the United States, its states or the District of Columbia or (iii) which are securities of issuers formed under the laws of jurisdictions other than the United States (and in existence for at least five years) for which no ADRs are traded; provided, however, that the aggregate Market
Value of the Corporation's holdings of securities denominated in currencies other than the U.S. dollar and ADRs in excess of (A) 6% of the aggregate Market Value of the Outstanding shares of common stock of such issuer thereof or (B) in excess of 10% of the Market Value of the Corporation's Moody's Eligible Assets with respect to issuers formed under the laws of any single such non-
U.S. jurisdiction other than Australia, Belgium, Canada,
Denmark, Finland, France, Germany, Ireland, Italy,
Japan, the Netherlands, New Zealand, Norway, Spain,
Sweden, Switzerland and the United Kingdom, shall not be a Moody's Eligible Asset;

		(f)   ADR securities, based on the following
guidelines: (i) Sponsored ADR program or (ii) Level II or Level III ADRs. Private placement Rule 144A ADRs are not eligible for collateral consideration. Global GDR programs will be evaluated on a case by case basis;

		(g)  U.S. Government Obligations;

		(h) corporate evidences of indebtedness (i) which may be sold without restriction by the Corporation which are rated at least B3 (Caa subordinate) by Moody's (or, in the event the security is not rated by Moody's, the security is rated at least BB- by S&P and which for this purpose is assigned a Moody's equivalent rating of one full rating category lower), with such rating confirmed on each Valuation Date, (ii) which have a minimum issue size of at least (A) $100,000,000 if rated at least Baa3 or (B) $50,000,000 if rated B or Ba3, (iii) which are not convertible or exchangeable into equity of the issuing corporation and have a maturity of not more than 30 years and (iv) for which, if rated below Baa3 or not rated, the aggregate Market Value of the Company's holdings do not exceed 10% of the aggregate Market Value of any individual issue of corporate evidences of indebtedness calculated at the time of original issuance; and

		(i)  convertible corporate evidences of
indebtedness (i) which are issued by issuers whose senior debt securities are rated at least B2 by Moody's
(or, in the event an issuer's senior debt securities are not rated by Moody's, which are issued by issuers whose senior debt securities are rated at least BB by S&P and which for this purpose is assigned a Moody's equivalent rating of one full rating category lower), (ii) which are convertible into common stocks which are traded on the New York Stock Exchange or the American Stock
Exchange or are quoted on the Nasdaq National Market
System and (iii) which, if cash dividend paying, pay cash dividends in U.S. dollars; provided, however, that once convertible corporate evidences of indebtedness have been converted into common stock, the common stock issued upon conversion must satisfy the criteria set forth in clause (e) above and other relevant criteria set forth in this definition in order to be a Moody's
Eligible Asset; provided, however, that the Corporation's investments in auction rate preferred stocks described in clause (d) above shall be included in Moody's Eligible Assets only to the extent that the aggregate Market Value of such stocks does not exceed
10% of the aggregate Market Value of all of the Corporation's investments meeting the criteria set forth in clauses (a) through (g) above less the aggregate
Market Value of those investments excluded from Moody's
Eligible Assets pursuant to the paragraph appearing after clause (i) below; and

		(j) no assets which are subject to any lien or irrevocably deposited by the Corporation for the payment of amounts needed to meet the obligations described in clauses (a)(i) through (a)(iv) of the definition of "Basic Maintenance Amount" may be includible in Moody's
Eligible Assets.

	Notwithstanding anything to the contrary in the preceding clauses (a)-(j), the Corporation's investment in preferred stock, common stock, corporate evidences of indebtedness and convertible corporate evidences of indebtedness shall not be treated as Moody's Eligible
Assets except to the extent they satisfy the following diversification requirements (utilizing Moody's Industry and Sub-industry Categories) with respect to the Market
Value of the Corporation's holdings:

Issuer:

Moody's Rating(1)(2)
Non-Utility
Maximum Single
 Issuer(3)(4)
Utility
Maximum Single
 Issuer(3)(4)
Aaa
100%
100%
Aa
20%
20%
A
10%
10%
CS/CB, Baa(5)
6%
4%
Ba
4%
4%
B1/B2
3%
3%
B3 (Caa subordinate)
2%
2%


Industry and State:

Moody's
Rating(1)
Non-Utility
Maximum
Single

Industry(3)
Utility
Maximum
Single Sub-
Industry(3)(
6)
Utility
Maximum
Single
  State(3)
Aaa
100%
100%
100%
Aa
60%
60%
20%
A
40%
50%
10%(7)
CS/CB, Baa(5)
20%
50%
7%(7)
Ba
12%
12%
0%
B1/B2
8%
8%
0%
B3 (Caa
subordinate)
5%
5%
0%

______________

(1)	The equivalent Moody's rating must be lowered one
full rating category for preferred stocks, corporate evidences of indebtedness and convertible corporate evidences of indebtedness rated by S&P but not by Moody's.

(2)	Corporate evidences of indebtedness from issues
ranging $50,000,000 to $100,000,000 are limited to 20%
of Moody's Eligible Assets.

(3)	The referenced percentages represent maximum
cumulative totals only for the related Moody's rating category and each lower Moody's rating category.

(4)	Issuers subject to common ownership of 25% or more
are considered as one name.

(5)	CS/CB refers to common stock and convertible
corporate evidences of indebtedness, which are diversified independently from the rating level.

(6)	In the case of utility common stock, utility
preferred stock, utility evidences of indebtedness and utility convertible evidences of indebtedness, the definition of industry refers to sub-industries
(electric, water, hydro power, gas, diversified).
Investments in other sub-industries are eligible only to the extent that the combined sum represents a percentage position of the Moody's Eligible Assets less than or equal to the percentage limits in the diversification tables above.

(7)	Such percentage shall be 15% in the case of
utilities regulated by California, New York and Texas.

	"Moody's Hedging Transactions" means purchases or sales of exchange-traded financial futures contracts based on any index approved by Moody's or Treasury
Bonds, and purchases, writings or sales of exchange-traded put options on such financial futures contracts, any index approved by Moody's or Treasury Bonds, and purchases, writings or sales of exchange-traded call options on such financial futures contracts, any index approved by Moody's or Treasury Bonds, subject to the following limitations:

		(a) the Corporation will not engage in any Moody's Hedging Transaction based on any index approved by Moody's (other than Closing Transactions) that would cause the Corporation at the time of such transaction to own or have sold:

	(i) Outstanding financial futures contracts based on such index exceeding in number 10% of the average number of daily traded financial futures contracts based on such index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal; or

	(ii) Outstanding financial futures contracts based on any index approved by Moody's having a Market Value exceeding 50% of the Market Value of all portfolio securities of the Corporation constituting Moody's Eligible Assets owned by the Corporation;

		(b) The Corporation will not engage in any Moody's Hedging Transaction based on Treasury Bonds (other than
Closing Transactions) that would cause the Corporation at the time of such transaction to own or have sold:

	(i) Outstanding financial futures contracts based on Treasury Bonds with such contracts having an aggregate Market Value exceeding 20% of the aggregate Market Value of Moody's Eligible Assets owned by the Corporation and rated Aa by Moody's
(or, if not rated by Moody's but rated by S&P, rated AAA by S&P); or

	(ii) Outstanding financial futures contracts based on Treasury Bonds with such contracts having an aggregate Market Value exceeding 50% of the aggregate Market Value of all portfolio securities of the Corporation constituting Moody's Eligible
Assets owned by the Corporation (other than Moody's
Eligible Assets already subject to a Moody's
Hedging Transaction) and rated Baa or A by Moody's
(or, if not rated by Moody's but rated by S&P, rated A or AA by S&P);

		(c) The Corporation will engage in Closing
Transactions to close out any outstanding financial futures contract based on any index approved by Moody's if the amount of open interest in such index as reported by The Wall Street Journal is less than an amount to be mutually determined by Moody's and the Corporation;

		(d) The Corporation will engage in a Closing
Transaction to close out any outstanding financial futures contract by no later than the fifth Business Day of the month in which such contract expires and will engage in a Closing Transaction to close out any outstanding option on a financial futures contract by no later than the first Business Day of the month in which such option expires;

		(e) The Corporation will engage in Moody's Hedging Transactions only with respect to financial futures contracts or options thereon having the next settlement date or the settlement date immediately thereafter;

		(f) The Corporation (i) will not engage in options and futures transactions for leveraging or speculative purposes, except that an option or futures transaction shall not for these purposes be considered a leveraged position or speculative and (ii) will not write any call options or sell any financial futures contracts for the purpose of hedging the anticipated purchase of an asset prior to completion of such purchase; and

		(g) The Corporation will not enter into an option or futures transaction unless, after giving effect thereto, the Corporation would continue to have Moody's
Eligible Assets with an aggregate Discounted Value equal to or greater than the Basic Maintenance Amount.

	"Moody's Industry Classifications" means, for the purposes of determining Moody's Eligible Assets, each of the following industry classifications (or such other classifications as Moody's may from time to time approve for application to the Series C Preferred Stock).

	1.	Aerospace and Defense: Major Contractor,
Subsystems, Research, Aircraft Manufacturing,
Arms, Ammunition.

	2.	Automobile: Automobile Equipment, Auto-
Manufacturing, Auto Parts Manufacturing,
Personal Use Trailers, Motor Homes, Dealers.

	3.	Banking: Bank Holding, Savings and Loans,
Consumer Credit, Small Loan, Agency,
Factoring, Receivables.

	4.	Beverage, Food and Tobacco: Beer and Ale,
Distillers, Wines and Liquors, Distributors,
Soft Drink Syrup, Bottlers, Bakery, Mill
Sugar, Canned Foods, Corn Refiners, Dairy
Products, Meat Products, Poultry Products,
Snacks, Packaged Foods, Distributors, Candy,
Gum, Seafood, Frozen Food, Cigarettes, Cigars,
Leaf/Snuff, Vegetable Oil.

	5.	Buildings and Real Estate: Brick, Cement,
Climate Controls, Contracting, Engineering,
Construction, Hardware, Forest Products
(building-related only), Plumbing, Roofing,
Wallboard, Real Estate, Real Estate
Development, REITs, Land Development.

	6.	Chemicals, Plastics and Rubber: Chemicals
(non-agricultural), Industrial Gases, Sulphur,
Plastics, Plastic Products, Abrasives,
Coatings, Paints, Varnish, Fabricating
Containers.

	7.	Packaging and Glass: Glass, Fiberglass,
Containers made of: Glass, Metal, Paper,
Plastic, Wood or Fiberglass.

	8.	Personal and Non-Durable Consumer Products
(Manufacturing Only): Soaps, Perfumes,
Cosmetics, Toiletries, Cleaning Supplies,
School Supplies.

	9.	Diversified/Conglomerate Manufacturing.

	10.	Diversified/Conglomerate Service.

	11.	Diversified Natural Resources, Precious Metals
and Minerals: Fabricating, Distribution.

	12.	Ecological: Pollution Control, Waste Removal,
Waste Treatment and Waste Disposal.

	13.	Electronics: Computer Hardware, Electric
Equipment, Components, Controllers, Motors,
Household Appliances, Information Service
Communication Systems, Radios, TVs, Tape
Machines, Speakers, Printers, Drivers,
Technology.

	14.	Finance: Investment Brokerage, Leasing,
Syndication, Securities.

	15.	Farming and Agriculture: Livestock, Grains,
Produce, Agriculture Chemicals, Agricultural
Equipment, Fertilizers.

	16.	Grocery: Grocery Stores, Convenience Food
Stores.

	17.	Healthcare, Education and Childcare: Ethical
Drugs, Proprietary Drugs, Research, Health
Care Centers, Nursing Homes, HMOs, Hospitals,
Hospital Supplies, Medical Equipment.

	18.	Home and Office Furnishings, Housewares, and
Durable Consumer Products: Carpets, Floor
Coverings, Furniture, Cooking, Ranges.

	19.	Hotels, Motels, Inns and Gaming.

	20.	Insurance: Life, Property and Casualty,
Broker, Agent, Surety.

	21.	Leisure, Amusement, Motion Pictures,
Entertainment: Boating, Bowling, Billiards,
Musical Instruments, Fishing, Photo Equipment,
Records, Tapes, Sports, Outdoor Equipment
(Camping), Tourism, Resorts, Games, Toy
Manufacturing, Motion Picture Production
Theaters, Motion Picture Distribution.

	22.	Machinery (Non-Agricultural, Non-Construction,
Non-Electronic): Industrial, Machine Tools,
Steam Generators.

	23.	Mining, Steel, Iron and Non-Precious Metals:
Coal, Copper, Lead, Uranium, Zinc, Aluminum,
Stainless Steel, Integrated Steel, Ore
Production, Refractories, Steel Mill
Machinery, Mini-Mills, Fabricating,
Distribution and Sales of the foregoing.

	24.	Oil and Gas: Crude Producer, Retailer, Well
Supply, Service and Drilling.

	25.	Printing, Publishing, and Broadcasting:
Graphic Arts, Paper, Paper Products, Business
Forms, Magazines, Books, Periodicals,
Newspapers, Textbooks, Radio, T.V., Cable
Broadcasting Equipment.

	26.	Cargo Transport: Rail, Shipping, Railroads,
Rail-car Builders, Ship Builders, Containers,
Container Builders, Parts, Overnight Mail,
Trucking, Truck Manufacturing, Trailer
Manufacturing, Air Cargo, Transport.

	27.	Retail Stores: Apparel, Toy, Variety, Drugs,
Department, Mail Order Catalog, Showroom.

	28.	Telecommunications: Local, Long Distance,
Independent, Telephone, Telegraph, Satellite,
Equipment, Research, Cellular.

	29.	Textiles and Leather: Producer, Synthetic
Fiber, Apparel Manufacturer, Leather Shoes.

	30.	Personal Transportation: Air, Bus, Rail, Car
Rental.

	31.	Utilities: Electric, Water, Hydro Power, Gas.

	32.	Diversified Sovereigns: Semi-sovereigns,
Canadian Provinces, Supra-national Agencies.

		The Corporation will use SIC codes in determining which industry classification is applicable to a particular investment in consultation with the Independent Accountant and Moody's, to the extent the Corporation considers necessary.

	"1933 Act" means the Securities Act of 1933, as amended, or any successor statute.

	"1940 Act" means the Investment Company Act of 1940, as amended, or any successor statute.

	"Non-Call Period" means a period determined by the Board of Directors after consultation with the Broker-
Dealers, during which the Series C Preferred Stock subject to such Special Dividend Period is not subject to redemption at the option of the Corporation but only to mandatory redemption.

	"Notice of Redemption" means any notice with respect to the redemption of Series C Preferred Stock pursuant to paragraph 3 of Article I of these Articles
Supplementary.

	"Other Rating Agency" means any rating agency other than Moody's or Fitch then providing a rating for the Series C Preferred Stock at the request of the Corporation.

	"Other Rating Agency Eligible Assets" means assets of the Corporation designated by any Other Rating Agency as eligible for inclusion in calculating the discounted value of the Corporation's assets in connection with such Other Rating Agency's rating of the Series C
Preferred Stock.

	"Outstanding" means, as of any date, shares of Preferred Stock theretofore issued by the Corporation except:

	(a)  any such share of Preferred Stock
theretofore cancelled by the Corporation or delivered to the Corporation for cancellation;

	(b)  any such share of Preferred Stock other
than auction rate Preferred Stock as to which a notice of redemption shall have been given and for whose payment at the redemption thereof Deposit
Assets in the necessary amount are held by the Corporation in trust for or were paid by the Corporation to the holder of such share pursuant to the Articles Supplementary with respect thereto;

	(c)  in the case of shares auction rate
Preferred Stock, including the Series C Preferred
Stock, any such shares theretofore delivered to the applicable auction agent for cancellation or with respect to which the Corporation has given notice of redemption and irrevocably deposited with the applicable paying agent sufficient funds to redeem such shares; and

(d) any such share in exchange for or in lieu of which other shares have been issued and delivered.

		Notwithstanding the foregoing, (i) for purposes of voting rights (including the determination of the number of shares required to constitute a quorum), any Preferred Stock as to which any subsidiary of the Corporation is the holder or Existing Holder, as applicable, will be disregarded and deemed not Outstanding and (ii) in connection with any auction, any auction rate Preferred Stock as to which any Person known to the auction agent to be a subsidiary of the Corporation is the holder or Existing Holder, as applicable, will be disregarded and not deemed
Outstanding.

	"Paying Agent" means The Bank of New York unless and until another entity appointed by a resolution of the Board of Directors enters into an agreement with the Corporation to serve as paying agent, which paying agent may be the same as the Auction Agent and, with respect to any other class or series of Preferred Stock, the Person appointed by the Corporation as dividend-disbursing or paying agent with respect to such class or series.

	"Person" means and includes an individual, a partnership, the Corporation, a trust, a corporation, a limited liability company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

	"Preferred Stock" means the preferred stock, par value
$.001 per share, of the Corporation, and includes the shares of Series C Preferred Stock.

	"Premium Call Period" means a period consisting of a number of whole years as determined by the Board of Directors after consultation with the Broker-Dealers, during each year of which the shares subject to such Special Dividend Period will be redeemable at the Corporation's option at a price per share equal to the Liquidation Preference plus accumulated but unpaid dividends (whether or not earned or declared) plus a premium expressed as a percentage or percentages of the Liquidation Preference or expressed as a formula using specified variables as determined by the Board of Directors after consultation with the Broker-Dealers.

	"Pricing Service" means any of the following:
Bloomberg Financial Service, Bridge Information
Services, Data Resources Inc., FT Interactive,
International Securities Market Association, Merrill
Lynch Securities Pricing Service, Muller Data Corp.,
Reuters, S&P/J.J. Kenny, Telerate, Trepp Pricing and
Wood Gundy.

	"Quarterly Valuation Date" means the last Business Day of each March, June, September and December of each year.

	"Rating Agency" means Moody's and Fitch as long as such rating agency is then rating the Series C Preferred
Stock at the Corporation's request or any other rating agency then rating the Series C Preferred Stock at the Corporation's request; provided that with respect to the definitions of "Fitch Discount Factor" and "Fitch
Eligible Assets" the term Rating Agency shall mean
Moody's and S&P.

	"Redemption Date" has the meaning set forth in paragraph 3(e) of Article I of these Articles
Supplementary.

	"Redemption Default" has the meaning set forth in paragraph 3(e) of Article I of these Articles
Supplementary.

	"Redemption Price" has the meaning set forth in paragraph 3(a)(i) of Article I of these Articles
Supplementary, and shall, for the purposes of these Articles Supplementary, have a correlative meaning with respect to any other class or series of Preferred Stock.

	"Reference Rate" means, with respect to the determination of the Default Rate, the applicable "AA"
Financial Composite Commercial Paper Rate for a Dividend
Period of 184 days or fewer or the applicable Treasury
Index Rate for a Dividend Period of longer than 184 days and, with respect to the determination of the Maximum
Rate, the "AA" Financial Composite Commercial Paper Rate or the Treasury Index Rate, as appropriate.

	"Registrar" means The Bank of New York, unless and until another entity appointed by a resolution of the Board of Directors enters into an agreement with the Corporation to serve as registrar.

	"S&P" means Standard & Poor's Ratings Services, or its successors at law.

	"Securities Depository" means The Depository Trust
Company and its successors and assigns or any successor securities depository selected by the Corporation that agrees to follow the procedures required to be followed by such securities depository in connection with the Series C Preferred Stock.

	"Series C Asset Coverage Cure Date" means, with respect to the failure by the Corporation to maintain
Asset Coverage (as required by paragraph 9(a)(i)(A) of Article I of these Articles Supplementary) as of an applicable Quarterly Valuation Date, 10 Business Days following such Quarterly Valuation Date, and shall, for the purposes of these Articles Supplementary, have a correlative meaning with respect to any other class or series of Preferred Stock.

	"Series C Preferred Stock" means shares of the Corporation's Series C Auction Rate Cumulative Preferred
Stock, par value $.001 per share, liquidation preference
$25,000 per share.

	"Short-Term Money Market Instrument" means the following types of instruments if, on the date of purchase or other acquisition thereof by the Corporation, the remaining term to maturity thereof is not in excess of 180 days:

(i)	commercial paper rated A-1
if such commercial paper matures in 30 days or A-1+ if such commercial paper matures in over 30 days;

(ii)	demand or time deposits
in, and banker's acceptances and certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United
States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);

(iii)	overnight funds; and

(iv)	U.S. Government
Obligations.

	"Special Dividend Period" means a Dividend Period that is not a Standard Dividend Period.

	"Specific Redemption Provisions" means, with respect to any Special Dividend Period of more than one year, either, or any combination of (i) a Non-Call Period and
(ii) a Premium Call Period.

	"Standard Dividend Period" means a Dividend Period of seven days, subject to increase or decrease to the extent necessary for the next Auction Date and Dividend
Payment Date to each be Business Days.

	"Submission Deadline" means 1:00 p.m., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

	"Transfer Agent" means The Bank of New York, unless and until another entity appointed by a resolution of the Board of Directors enters into an agreement with the Corporation to serve as transfer agent.

	"Treasury Index Rate" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities having the same number of 30-day periods to maturity as the length of the applicable Dividend Period, determined, to the extent necessary, by linear interpolation based upon the yield for such securities having the next shorter and next longer number of 30-day periods to maturity treating all Dividend Periods with a length greater than the longest maturity for such securities as having a length equal to such longest maturity, in all cases based upon data set forth in the most recent weekly statistical release published by the Board of Governors of the Federal
Reserve System (currently in H.15 (519)); provided, however, if the most recent such statistical release shall not have been published during the 15 days preceding the date of computation, the foregoing computations shall be based upon the average of comparable data as quoted to the Corporation by at least three recognized dealers in U.S. Government Obligations selected by the Corporation.

	"U.S. Government Obligations" means direct obligations of the United States or by its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

	"Valuation Date" means the last Business Day of each month, or such other date as the Corporation and Rating
Agencies may agree to for purposes of determining the Basic Maintenance Amount.

	"Voting Period" has the meaning set forth in paragraph
6(b) of Article I of these Articles Supplementary.

		14.	Interpretation.  References to sections,
subsections, clauses, sub-clauses, paragraphs and subparagraphs that do not reference a specific Article of these Articles Supplementary or another document shall refer to the Article of these Articles
Supplementary in which the reference occurs, unless the context otherwise requires.

Article II: Auction Procedures

1.	Certain Definitions.  Unless the context or
use indicates another or different meaning or intent, each of the following terms when used in these Articles
Supplementary shall have the meaning ascribed to it below, whether such term is used in the singular or plural and regardless of tense:

	"Agent Member" means a member of or participant in the Securities Depository that will act on behalf of a Bidder.

	"Available Preferred Shares" has the meaning set forth in paragraph 4(a)(i) of Article II of these Articles
Supplementary.

	"Existing Holder" means (a) a Person who beneficially owns those shares of Preferred Stock, including Series C
Preferred Stock, listed in that Person's name in the records of the Corporation or Auction Agent, as the case may be, or (b) the beneficial owner of those shares of Series C Preferred Stock which are listed under such person's Broker-Dealer's name in the records of the Auction Agent, which Broker-Dealer shall have signed a Master Purchaser's Letter.

	"Hold Order" has the meaning set forth in paragraph
2(a) of Article II of these Articles Supplementary.

	"Master Purchaser's Letter" means the letter which is required to be executed by each prospective purchaser of Series C Preferred Stock or by the Broker-Dealer through whom the shares will be held.

	"Order" has the meaning set forth in paragraph 2(a) of
Article II of these Articles Supplementary.

	"Potential Holder" means (a) any Existing Holder who may be interested in acquiring additional Series C
Preferred Stock or (b) any other Person who may be interested in acquiring Series C Preferred Stock and who has signed a Master Purchaser's Letter or whose shares will be listed under such person's Broker-Dealer's name on the records of the Auction Agent which Broker-Dealer shall have executed a Master Purchaser's Letter.

	"Sell Order" has the meaning set forth in paragraph
2(a) of Article II of these Articles Supplementary.

	"Submitted Bid" has the meaning set forth in paragraph
4(a) of Article II of these Articles Supplementary.

	"Submitted Hold Order" has the meaning set forth in paragraph 4(a) of Article II of these Articles
Supplementary.

	"Submitted Order" has the meaning set forth in paragraph 4(a) of Article II of these Articles
Supplementary.

	"Submitted Sell Order" has the meaning set forth in paragraph 4(a) of Article II of these Articles
Supplementary.

	"Sufficient Clearing Bids" has the meaning set forth in paragraph 4(a)(ii) of Article II of these Articles
Supplementary.

	"Sufficient Clearing Orders" means that all shares of Series C Preferred Stock are the subject of Submitted
Hold Orders or that the number of shares of Series C
Preferred Stock that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or less than the Maximum Rate exceeds or equals the sum of (a) the number of shares of Series C Preferred
Stock that are subject of Submitted Bids by Existing
Holders specifying one or more rates higher than the Maximum Rate and (b) the number of shares of Series C
Preferred Stock that are subject to Submitted Sell
Orders.

	"Winning Bid Rate" means the lowest rate specified in the Submitted Bids which if:

	(a)	(i)	each such Submitted Bid of Existing
Holders specifying such lowest rate and

		(ii)	all other such Submitted Bids of Existing
Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of such series that are subject to such Submitted Bids; and

	(b)	(i)	each such Submitted Bid of Potential
Holders specifying such lowest rate and

		(ii)	all other such Submitted Bids of Potential
Holders specifying lower rates were accepted;

would result in such Existing Holders described in subclause (a) above continuing to hold an aggregate number of Outstanding shares of Series C Preferred Stock which, when added to the number of Outstanding shares of Series C Preferred Stock to be purchased by such Potential Holders described in subclause (b) above, would equal not less than the Available Preferred
Shares.

2.	Orders.

(a)	On or prior to the Submission Deadline
on each Auction Date for Series C Preferred Stock:

(i)	each Beneficial Owner of
Series C Preferred Stock may submit to its Broker-
Dealer by telephone or otherwise information as to:

(A)	the number of
Outstanding shares of Series C Preferred
Stock, if any, held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for the next succeeding
Dividend Period;

(B)	the number of
Outstanding shares of Series C Preferred
Stock, if any, held by such Beneficial Owner which such Beneficial Owner offers to sell if the Applicable Rate for the next succeeding
Dividend Period shall be less than the rate per annum specified by such Beneficial Owner;
and/or

(C)	the number of
Outstanding shares of Series C Preferred
Stock, if any, held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

(ii)	each Broker-Dealer, using
lists of potential Beneficial Owners, shall in good faith for the purpose of conducting a competitive
Auction in a commercially reasonable manner, contact potential Beneficial Owners (by telephone or otherwise), including Persons that are not Beneficial Owners, on such lists to determine the number of shares of Series C Preferred Stock, if any, that each such potential Beneficial Owner offers to purchase if the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such potential
Beneficial Owner.

For the purposes hereof, the communication by a Beneficial Owner or potential Beneficial Owner to a Broker-Dealer, or by a Broker-Dealer to the Auction
Agent, of information referred to in clauses (a)(i) or
(a)(ii) of this paragraph (2) is hereinafter referred to as an "Order" and collectively as "Orders" and each Beneficial Owner and each potential Beneficial Owner placing an Order with a Broker-Dealer, and such Broker-
Dealer placing an Order with the Auction Agent, is hereinafter referred to as a "Bidder" and collectively as "Bidders;" an Order containing the information referred to in clause (a)(i)(A) of this paragraph (2) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders;" an Order containing the information referred to in clauses (a)(i)(B) or (a)(ii) of this paragraph (2) is hereinafter referred to as a "Bid" and collectively as "Bids;" and an Order containing the information referred to in clause
(a)(i)(C) of this paragraph (2) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

(b)	(i)  A Bid by a Beneficial Owner or an
Existing Holder of Series C Preferred Stock subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell if:

(A)	the number of
Outstanding shares of Series C Preferred Stock specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate specified therein;

(B)	such number or a lesser
number of Outstanding shares of Series C
Preferred Stock to be determined as set forth in paragraph 5(a)(iv) if the Applicable Rate for Series C Preferred Stock determined on such Auction Date shall be equal to the rate specified therein; or

(C)	the number of
Outstanding shares of Series C Preferred Stock specified in such Bid if the rate specified therein shall be higher than the Maximum Rate, or such number or a lesser number of Outstanding shares of Series C Preferred Stock to be determined as set forth in paragraph
5(b)(iii) if the rate specified therein shall be higher than the Maximum Rate and Sufficient
Clearing Bids do not exist.

(ii)	A Sell Order by a
Beneficial Owner or an Existing Holder of Series C
Preferred Stock subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

(A)	the number of
Outstanding shares of Series C Preferred Stock specified in such Sell Order; or

(B)	such number or a lesser
number of Outstanding shares of Series C
Preferred Stock as set forth in paragraph
5(b)(iii) if Sufficient Clearing Bids do not exist; provided, however, that a Broker-Dealer that is an Existing Holder with respect to Series C Preferred Stock shall not be liable to any Person for failing to sell such shares pursuant to a Sell Order described in the proviso to paragraph 3(c) if (1) such shares were transferred by the Beneficial Owner thereof without compliance by such Beneficial
Owner or its transferee Broker-Dealer (or other transferee Person, if permitted by the Corporation) with the provisions of paragraph
6 or (2) such Broker-Dealer has informed the Auction Agent pursuant to the terms of its Broker-Dealer Agreement that, according to such Broker-Dealer's records, such Broker-
Dealer believes it is not the Existing Holder of such shares.

(iii)	A Bid by a Potential
Holder of Series C Preferred Stock subject to an
Auction on any Auction Date shall constitute an irrevocable offer to purchase if:

(A)	the number of
Outstanding shares of Series C Preferred Stock specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate specified therein; or

(B)	such number or a lesser
number of Outstanding shares of Series C
Preferred Stock as set forth in paragraph
5(a)(v) if the Applicable Rate determined on such Auction Date shall be equal to the rate specified therein.

(c)	No Order for any number of shares of
Series C Preferred Stock other than whole shares shall be valid.

3.	Submission of Orders by Broker-Dealers to
Auction Agent.

(a)	Each Broker-Dealer shall submit in
writing to the Auction Agent prior to the Submission
Deadline on each Auction Date all Orders for Series C
Preferred Stock subject to an Auction on such Auction
Date obtained by such Broker-Dealer, designating itself
(unless otherwise permitted by the Corporation) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to Orders submitted to it by potential Beneficial
Owners, and shall specify with respect to each Order for such shares:

(i)	the name of the Bidder
placing such Order (which shall be the Broker-
Dealer unless otherwise permitted by the Corporation);

(ii)	the aggregate number of
shares of Series C Preferred Stock that are the subject of such Order;

(iii)	to the extent that such
Bidder is an Existing Holder of Series C Preferred
Stock:

(A)	the number of shares of
Series C Preferred Stock, if any, subject to any Hold Order of such Existing Holder;

(B)	the number of shares of
Series C Preferred Stock, if any, subject to any Bid of such Existing Holder and the rate specified in such Bid; and

(C)	the number of shares of
Series C Preferred Stock, if any, subject to any Sell Order of such Existing Holder; and

(iv)	to the extent such Bidder
is a Potential Holder of Series C Preferred Stock, the rate and number of shares of Series C Preferred
Stock specified in such Potential Holder's Bid.

(b)	If any rate specified in any Bid
contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

(c)	If an Order or Orders covering all of
the Outstanding shares of Series C Preferred Stock held by any Existing Holder is not submitted to the Auction
Agent prior to the Submission Deadline, the Auction
Agent shall deem a Hold Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding shares of Series C Preferred Stock held by such Existing Holder and not subject to Orders submitted to the Auction Agent; provided, however, that if an Order or Orders covering all of the Outstanding
Series C Preferred Stock held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline for an Auction relating to a Special
Dividend Period consisting of more than 28 calendar days, the Auction Agent shall deem a Sell Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding shares of Series C
Preferred Stock held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

(d)	If one or more Orders of an Existing
Holder is submitted to the Auction Agent covering in the aggregate more than the number of Outstanding shares of Series C Preferred Stock subject to an Auction held by such Existing Holder, such Orders shall be considered valid in the following order of priority:

(i)	all Hold Orders shall be
considered valid, but only up to and including in the aggregate the number of Outstanding shares of Series C Preferred Stock held by such Existing
Holder, and if the number of shares subject to such Hold Orders exceeds the number of Outstanding shares of Series C Preferred Stock held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding shares of Series C
Preferred Stock held by such Existing Holder;

(ii)	(A)  any Bid for Series C
Preferred Stock shall be considered valid up to and including the excess of the number of Outstanding shares of Series C Preferred Stock held by such Existing Holder over the number of shares of Series
C Preferred Stock subject to any Hold Orders referred to in clause (d)(i) above;

(B)	subject to subclause
(d)(ii)(A), if more than one Bid of an
Existing Holder for Series C Preferred Stock is submitted to the Auction Agent with the same rate and the number of Outstanding shares of Series C Preferred Stock subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the number of shares of Series C Preferred Stock subject to each Bid with the same rate shall be reduced pro rata to cover the number of shares equal to such excess;

(C)	subject to subclauses
(d)(ii)(A) and (B), if more than one Bid of an Existing Holder for Series C Preferred Stock is submitted to the Auction Agent with different rates, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and

(D)	in any such event, the
number, if any, of such Outstanding shares of Series C Preferred Stock subject to any portion of Bids considered not valid in whole or in part under this paragraph 3(d)(ii) shall be treated as the subject of a Bid by or on behalf of a Potential Holder at the rate specified therein; and

(iii)	all Sell Orders for Series
C Preferred Stock shall be considered valid up to and including the excess of the number of Outstanding shares of Series C Preferred Stock held by such Existing Holder over the sum of Outstanding shares of Series C Preferred Stock subject to valid
Hold Orders referred to in paragraph 3(d)(i) above and valid Bids referred to in paragraph 3(d)(ii) above.

(e)	If more than one Bid for Series C
Preferred Stock is submitted to the Auction Agent by or on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid with the rate and number of shares therein specified.

(f)	Any Order submitted by a Beneficial
Owner or a potential Beneficial Owner to its Broker-
Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date, shall be irrevocable.

4.	Determination of Sufficient Clearing Bids,
Winning Bid Rate and Applicable Rate.

(a)	Not earlier than the Submission
Deadline on each Auction Date for Series C Preferred
Stock, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-
Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted
Sell Orders," as the case may be, or as "Submitted
Orders") and shall determine:

(i)	the excess of the number
of Outstanding shares of Series C Preferred Stock over the number of Outstanding shares of Series C
Preferred Stock subject to Submitted Hold Orders
(such excess being hereinafter referred to as the "Available Preferred Shares");

(ii)	from the Submitted Orders
for Series C Preferred Stock whether:

(A)	the number of
Outstanding shares of Series C Preferred Stock subject to Submitted Bids of Potential Holders specifying one or more rates equal to or lower than the Maximum Rate exceeds or is equal to the sum of

(B)	the number of
Outstanding shares of Series C Preferred Stock subject to Submitted Bids of Existing Holders specifying one or more rates higher than the Maximum Rate; and

(C)	the number of
Outstanding shares of Series C Preferred Stock subject to Submitted Sell Orders (in the event such excess or such equality exists (other than because the number of shares of Series C
Preferred Stock in clauses (a)(ii)(A) and (B) above is zero because all of the Outstanding shares of Series C Preferred Stock are subject to Submitted Hold Orders), such Submitted Bids in clause (a)(ii)(A) above being hereinafter referred to collectively as "Sufficient
Clearing Bids"); and

(iii)	if Sufficient Clearing
Bids exist, the Winning Bid Rate.

(b)	Not later than 9:30 A.M., New York
City time, on each Auction Date, the Auction Agent shall advise the Corporation of the Maximum Rate for the Series C Preferred Stock for which an Auction is being held on the Auction Date and, based on such determination, promptly after the Auction Agent has made the determinations pursuant to paragraph 4(a), the Auction Agent shall advise the Corporation of the Applicable Rate for the next succeeding Dividend Period thereof as follows:

(i)	if Sufficient Clearing
Bids exist, that the Applicable Rate for the next succeeding Dividend Period thereof shall be equal to the Winning Bid Rate so determined;

(ii)	if Sufficient Clearing
Bids do not exist (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period thereof shall be equal to the Maximum Rate; or

(iii)	if all of the Outstanding
shares of Series C Preferred Stock are subject to Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period thereof shall be the All Hold Rate.

5.	Acceptance and Rejection of Submitted Bids
and Submitted Sell Orders and Allocation.

	Existing Holders shall continue to hold the shares of Series C Preferred Stock that are subject to Submitted
Hold Orders, and, based on the determinations made pursuant to paragraph 4(a), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected by the Auction Agent and the Auction Agent shall take such other action as set forth below:

(a)	If Sufficient Clearing Bids for shares
of Series C Preferred Stock have been made, all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs 5(d) and 5(e), Submitted
Bids shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

(i)	Existing Holders'
Submitted Bids for Series C Preferred Stock specifying any rate that is higher than the Winning
Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Series C Preferred
Stock subject to such Submitted Bids;

(ii)	Existing Holders'
Submitted Bids for shares Series C Preferred Stock specifying any rate that is lower than the Winning
Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Series
C Preferred Stock subject to such Submitted Bids;

(iii)	Potential Holders'
Submitted Bids for shares of Series C Preferred
Stock specifying any rate that is lower than the Winning Bid Rate shall be accepted;

(iv)	each Existing Holder's
Submitted Bid for shares of Series C Preferred
Stock specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Series
C Preferred Stock subject to such Submitted Bid, unless the number of Outstanding shares of Series C
Preferred Stock subject to all such Submitted Bids shall be greater than the number of shares of Series C Preferred Stock ("remaining shares") in the excess of the Available Preferred Shares over the number of shares of Series C Preferred Stock subject to Submitted Bids described in paragraphs
5(a)(ii) and 5(a)(iii), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold Series C Preferred
Stock subject to such Submitted Bid, but only in an amount equal to the shares of Series C Preferred
Stock obtained by multiplying the number of remaining shares by a fraction, the numerator of which shall be the number of Outstanding shares of Series C Preferred Stock held by such Existing
Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding shares of Series C Preferred Stock subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

(v)	each Potential Holder's
Submitted Bid for Series C Preferred Stock specifying a rate that is equal to the Winning Bid
Rate shall be accepted but only in an amount equal to the number of shares obtained by multiplying the number of shares of Series C Preferred Stock in the excess of the Available Preferred Shares over the number of shares of Series C Preferred Stock subject to Submitted Bids described in paragraph
5(a)(ii) through (iv) by a fraction, the numerator of which shall be the number of Outstanding shares of Series C Preferred Stock subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding shares of Series C Preferred Stock subject to such Submitted
Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

(b)	If Sufficient Clearing Bids for Series
C Preferred Stock have not been made (other than because all of the Outstanding shares are subject to Submitted
Hold Orders), subject to the provisions of paragraph
5(d), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other
Submitted Bids for Series C Preferred Stock shall be rejected:

(i)	Existing Holders'
Submitted Bids for Series C Preferred Stock specifying any rate that is equal to or lower than the Maximum Rate shall be rejected, thus entitling such Existing Holders to continue to hold the Series C Preferred Stock subject to such Submitted
Bids;

(ii)	Potential Holders'
Submitted Bids for Series C Preferred Stock specifying any rate that is equal to or lower than the Maximum Rate shall be accepted; and

(iii)	Each Existing Holder's
Submitted Bid for Series C Preferred Stock specifying any rate that is higher than the Maximum
Rate and the Submitted Sell Orders of each Existing
Holder shall be accepted, thus entitling each Existing Holder that submitted or on whose behalf was submitted any such Submitted Bid or Submitted
Sell Order to sell Series C Preferred Stock subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the number of shares of Series C Preferred Stock obtained by multiplying the number of shares of Series C
Preferred Stock subject to Submitted Bids described in paragraph 5(b)(ii) by a fraction, the numerator of which shall be the number of Outstanding shares of Series C Preferred Stock held by such Existing
Holder subject to such Submitted Bid or Submitted
Sell Order and the denominator of which shall be the aggregate number of Outstanding shares of Series C Preferred Stock subject to all such Submitted Bids and Submitted Sell Orders.

(c)	If all of the Outstanding shares of
Series C Preferred Stock are subject to Submitted Hold
Orders, all Submitted Bids for such shares shall be rejected.

(d)	If, as a result of the procedures
described in paragraph 5(a)(iv) or (v) or paragraph
5(b)(iii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of Series C Preferred Stock on any Auction Date, the
Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of shares of Series C Preferred Stock to be purchased or sold by any Existing Holder or Potential
Holder on such Auction Date as a result of such procedures so that the number of shares so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares.

(e)	If, as a result of the procedures
described in paragraph 5(a)(v) any Potential Holder would be entitled or required to purchase less than a whole share of Series C Preferred Stock on any Auction
Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate Series
C Preferred Shares for purchase among Potential Holders so that only whole shares are purchased on such Auction
Date as a result of such procedures by any Potential
Holder, even if such allocation results in one or more
Potential Holders not purchasing Series C Preferred
Stock on such Auction Date.

(f)	Based on the results of each Auction
for Series C Preferred Stock, the Auction Agent shall determine the aggregate number of such shares to be purchased and the aggregate number of such shares to be sold by Potential Holders and Existing Holders and, with respect to each Potential Holder and Existing Holder, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Potential Holder(s) or Existing Holder(s) they shall deliver, or from which other Potential Holder(s) or Existing Holder(s) they shall receive, as the case may be, Series C Preferred
Stock. Notwithstanding any provision of the Auction
Procedures to the contrary, in the event an Existing
Holder or Beneficial Owner of Series C Preferred Stock with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefor, partial deliveries of shares of Series C Preferred Stock that have been made in respect of Potential Holders' or Potential Beneficial Owners' Submitted Bids for Series C
Preferred Stock that have been accepted in whole or in part shall constitute good delivery to such Potential
Holders and Potential Beneficial Owners.

(g)	Neither the Corporation nor the
Auction Agent nor any affiliate of either shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder, a Beneficial
Owner, a Potential Beneficial Owner or its respective
Agent Member to deliver shares of Series C Preferred
Stock or to pay for Series C Preferred Stock sold or purchased pursuant to the Auction Procedures or otherwise.

6.	Transfer of Series C Preferred Stock.

	Unless otherwise permitted by the Corporation, a Beneficial Owner or an Existing Holder may sell, transfer or otherwise dispose of Series C Preferred
Stock only in whole shares and only pursuant to a Bid or Sell Order placed with the Auction Agent in accordance with the procedures described in this Article II or to a Broker-Dealer; provided, however, that (a) a sale, transfer or other disposition of Series C Preferred
Stock from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the Holder of such shares to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this paragraph 6 if such Broker-Dealer remains the Existing
Holder of the shares so sold, transferred or disposed of immediately after such sale, transfer or disposition and
(b) in the case of all transfers other than pursuant to Auctions, the Broker-Dealer (or other Person, if permitted by the Corporation) to whom such transfer is made shall advise the Auction Agent of such transfer.


ARTICLE III

ABILITY OF BOARD OF DIRECTORS TO MODIFY THE ARTICLES
SUPPLEMENTARY

	The calculation of Adjusted Value, Basic Maintenance Amount and the elements of each of them and the definitions of such terms and elements may be modified by action of the Board of Directors without further action by the stockholders if the Board of Directors determines that such modification is necessary to prevent a reduction in rating of the shares of Preferred Stock by the Rating Agencies rating such shares at the request of the Corporation or is in the best interests of the holders of Common Stock and is not adverse to the Holders of Preferred Stock in view of advice to the Corporation by the relevant Rating Agencies that such modification would not adversely affect the then-current rating of the Series C Preferred Stock. To the extent the Corporation is unable to obtain an opinion of counsel to the effect that operation of the foregoing sentence is enforceable in the circumstances then obtaining, the calculation of Adjusted Value, Basic Maintenance Amount and the elements of each of them and the definitions of such terms and the elements thereof shall be adjusted from time to time without further action by the Board of Directors and the stockholders only to reflect changes made thereto independently by a Rating Agency then rating Preferred Stock at the request of the Corporation if such Rating Agency has advised the Corporation in writing separately (a) of such adjustments and (b) that the revised calculation definition would not cause such Rating Agency to reduce or withdraw its then-current rating of the shares of Preferred Stock or any other Rating Agency then rating Preferred Stock at the request of the Corporation to reduce or withdraw its then-current rating. The adjustments contemplated by the preceding sentence shall be made effective upon the time the Corporation receives the notice from such Rating Agency to the effect specified in clause (b) of the preceding sentence. Any such modification may be rescinded or further modified by action of the Board of Directors and stockholders.

	In addition, subject to compliance with applicable law, the Board of Directors may amend the definition of Maximum Rate to increase the applicable percentage by which the Reference Rate is multiplied to determine the Maximum Rate shown therein without the vote or consent of the Holders of shares of Preferred Stock, including the Series C Preferred Stock, or any other stockholder of the Corporation, after consultation with the Broker-
Dealers, and with confirmation from each Rating Agency that immediately following any such increase the Corporation would meet the Basic Maintenance Test.

	Notwithstanding the provisions of the preceding paragraph, to the extent permitted by law, the Board of Directors, without the vote of the Holders of the Series
C Preferred Stock or any other capital stock of the Corporation, may amend the provisions of these Articles
Supplementary to resolve any inconsistency or ambiguity or to remedy any formal defect so long as the amendment does not materially adversely affect any of the contract rights of holders of shares of the Series C Preferred
Stock or any other capital stock of the Corporation or adversely affect the then current rating on the Series C
Preferred Stock by any Rating Agency.

	IN WITNESS WHEREOF, The Gabelli Global Multimedia
Trust Inc. has caused these presents to be signed in its name and on its behalf by a duly authorized officer, and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Corporation further acknowledge said instrument to be the corporate act of the Corporation, and state that to the best of their knowledge, information and belief under penalty of perjury the matters and facts herein set forth with respect to approval are true in all material respects, all on March 27, 2003.



By   /s/ Bruce Alpert
  Name:  Bruce Alpert
  Title:	   President


Attest:

  /s/ James E. McKee
Name:	James E. McKee
Title:	Secretary